Exhibit 10.16

LEASE AGREEMENT

FOR

WOODLANDS TOWER II

4021 SOUTH SEVENTH EAST

THIS LEASE AGREEMENT (the “Lease”) is made and entered into between VALLEY NORTH ASSOCIATES, a joint venture organized pursuant to the laws of the state of Arizona and qualified to do business in the state of Utah, as landlord (“Landlord”), and the person or entity described below as “Tenant.”

I.	OPERATIVE FACTS

This Lease is made with respect to the following facts and definitions:

1.1. Date of Lease: October 20, 1989.

1.2. “Tenant”: CHS, INC., a Delaware corporation with its address at 4021 South 700 E., Suite 300, Salt Lake City, Utah 84107

1.3. “Premises”: Suite 200 & 300 of Woodlands Tower II, 4021 South Seventh East (the “Building”) of the Woodlands Business Park consisting of 23,000 square feet of rentable area1 __ square feet of net usable area, shown as the crosshatched area on Exhibit A, located on the real property (the “Property”) described on Exhibit B.

1.4. “Term”: Five (5) years.

1.5. “Projected Commencement Date”: March 1, 1990.

1.6. “Basic Monthly Rent”: Thirty one thousand six hundred twenty-five and no/100 Dollars ($31,625.00) per calendar month.2

1.7. “Landlord’s Share” means an amount determined after the Operating Expenses for calendar year 1990 have been calculated ($                            ). The Landlord’s share3 computed by multiplying the number of net4 square feet in the Premises by5

1.8. “Tenant’s Percentage of Operating Expenses” means twenty-three percent (23%).6

1.9. “Security Deposit” means Zero Dollars ($0.00).

II.	PREMISES; CONSTRUCTION

2.1. Description of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises, in accordance with the provisions set forth herein.

2.2. Work of improvement. Construction, if any, to be completed by Landlord will be in accordance with the plans, specifications and agreements approved by both parties, which are attached as Exhibit “C” and made a part of this Lease. Landlord will not be obligated to construct or install any improvements or facilities of any kind other than those called for on the attached specifications and agreements. Landlord agrees to commence and complete the construction of the Building (if not already completed) and the Premises with reasonable diligence. All such improvements shall be the property of Landlord.

2.3. Construction of Building; Landlord and Tenant Work. Except as set forth on Exhibit C as being work to be performed by Tenant, Landlord shall, at its own cost and expense, complete the construction of the Building, if not completed, and complete the work set forth on Exhibit C identified as the work to be performed by Landlord. Landlord shall perform its work as soon as reasonably possible, but in no event later than six (6) months after the Projected Commencement Date. In the event that Landlord’s construction obligation has not been completed upon the expiration of such period, Tenant or Landlord shall have the right to terminate this Lease if written notice thereof is given to the other party within fifteen (15) days after the expiration of such period and Landlord shall thereafter have no further obligation or liability to Tenant. Notwithstanding anything to the contrary contained in this Section 2.3, unless otherwise agreed in writing by Landlord,7 upon occupancy of the Premises by Tenant, all of the obligations of Landlord set forth in Exhibit C shall be deemed to be satisfactorily completed.

III.	TERM; COMMENCEMENT DATE

3.1. Length of Term. The initial term of this Lease shall be for the period defined as the Term, plus the partial calendar month, if any, occurring after the Actual Commencement Date (as hereinafter defined) if the Actual Commencement Date occurs other than on the first day of a calendar month.

3.2. Commencement Date; Obligation to Pay Rent. The term of this Lease and Tenant’s obligation to pay rent hereunder shall commence on the day after Landlord or Landlord’s supervising contractor notifies Tenant that Landlord’s construction obligations respecting the Premises have been fulfilled and/or that the Premises are ready for occupancy and/or performance of Tenant’s work (the “Actual Commencement Date”).

3.3. Acknowledgement of Commencement Date. Within five (5) days after Landlord’s request to do so, Landlord and Tenant shall execute a written acknowledgement of the Actual Commencement Date, which acknowledgement shall be deemed to be a part of this Lease.

NOTES TO LEASE – Page 1.

1.	subject to adjustment after final preparation of working drawings covering the Premises

2.	commencing August 1, 1991; provided that Basic Monthly Rent for August 1, 1991 shall be paid upon execution hereof. Until August 1, 1991, Basic Monthly Rent shall be zero. Aside from expansion under the Addendum to this Lease, the Basic Monthly Rent shall be subject to adjustment as a result of (a) an adjustment in the rentable square footage in the Premises under 1.3 above based upon $16.50 per sq. ft. per year (which adjustment will be applicable only from and after August 1, 1991); and (b) excess costs incurred by Landlord in improving the Premises, in accordance with Paragraph 3 of the Addendum to this Lease.

[3].	will be

[4].	rentable

5.	the per square foot amount of Operating Expenses incurred for the calendar year 1990.

6.	to be proportionately adjusted after working drawings determine the final rentable footage in the Premises.

7.	and except for punchlist items identified by Tenant after inspection of the Premises within 5 days after occupancy.

IV.	BASIC MONTHLY RENT; CONSUMER PRICE INDEX ESCALATION

4.1. Basic Monthly Rent. Tenant agrees to pay to Landlord the Basic Monthly Rent at such place as Landlord may designate, without prior demand therefor, without offset or deduction and in advance on the first day of each calendar month during the Term,8 In the event the Actual Commencement Date occurs on a day other than the first day of a calendar month, then the Basic Monthly Rent shall be paid on the Actual Commencement Date for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month) and for the first full calendar month occurring after the Actual Commencement Date.

V.	TENANT’S RESPONSIBILITY FOR OPERATING EXPENSES

5.1. Definitions. The following words and phrases shall have the meanings set forth below:

(a) “Operating Year” means each calendar year ending during the Term and the calendar year ending immediately following the last day of the Term.

(b) “Operating Expenses” means all actual costs and expenses incurred by Landlord in connection with the ownership, operation, management and maintenance of the Building and the Property and the related improvements located thereon (the “Improvements”), including, but not limited to, all expenses incurred by Landlord as a result of Landlord’s compliance with any and all of its obligations under this Lease (or under similar leases with other tenants) other than the performance by Landlord of its construction obligations under Article II hereof or similar provisions of leases with other tenants. In explanation of the foregoing, and not in limitation thereof (and without imposing upon Landlord the obligation to provide any particular service), Operating Expenses shall include (except as set forth in Section 7.5. hereof) all fees, costs and expenses incurred by Landlord relating to the following: all real and personal property taxes and assessments whether general or special and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant; snow and trash removal; utilities; supplies; insurance; licenses, permits and inspections, legal and accounting services; services of independent contractors; reasonable fees and expenses incurred in property management; compensation, including, without limitation, employment taxes and fringe benefits of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance and repair of the Building, its equipment and the adjacent walks and landscaped areas, including without limitation janitorial, scavenger, gardening, security, parking (whether underground, on the surface or in an elevated ramp), elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air-conditioning, window washing, signing and advertising, but excluding persons performing services not uniformly available to or performed for substantially all tenants of the Building; rental or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building; and a charge for Landlord’s accounting and overhead equal to fifteen percent (15%) of total Operating Expenses. All Operating Expenses shall be computed on an annual basis. As a general rule, Operating Expenses shall not include depreciation on the Building and the improvements or amounts paid toward principal of or interest on loans to Landlord. The foregoing sentence notwithstanding, if Landlord incurs any cost in making capital improvements or structural repairs to the Building or Property to effect labor savings, reduce Operating Expenses or comply with any law, ordinance, rule or regulation of a governmental or quasi-governmental authority after the Actual Commencement Date, such costs shall be amortized over the useful life of the capital improvement or structural repair as an Operating Expense.9

(c) “Estimated Operating Expenses” means the projected amount of Operating Expenses for any given Operating Year as estimated by Landlord, in its sole10 discretion.

(d) “Tenant’s Share of Operating Expanses” means the result obtained by multiplying Tenant’s Percentage of Operating Expenses (which was obtained by dividing the net usable area of the Premises by 95% of the net usable area of the Building) by the Operating Expenses actually incurred in any given Operating Year and than subtracting from the result Landlord’s Share. Tenant’s Share of Operating Expenses for any fractional calendar year shall be calculated by determining Tenant’s Share of Operating Expenses for the relevant calendar year and then prorating such amount over the fractional period of such calendar year.

(e) “Tenant’s Estimated Share of Operating Expenses” means the result obtained by multiplying Tenant’s Percentage of Operating Expenses by the Estimated Operating Expenses and then subtracting from the result Landlord’s Share. Tenant’s Estimated Share of Operating Expenses for any fractional calendar year shall be calculated by determining Tenant’s Share of Operating Expenses for the relevant calendar year and then prorating such amount over the fractional period of such calendar year.

5.2. Statement of Operating Expenses and Estimated Operating Expenses.

(a) After the expiration of any Operating Year, Landlord shall furnish Tenant with a written statement showing in reasonable detail the computation of Tenant’s Share of Operating Expenses for such year and the amount by which such amount exceeds or is less than the amounts paid by Tenant during such year pursuant to subsection 5.3.(b) hereof.

(b) Landlord shall also furnish Tenant at any time and from time to time, in its sole discretion, a written statement showing in reasonable detail the computation of Tenant’s Estimated Share of Operating Expenses.

5.3. Payment of Additional Rent. Tenant shall pay as additional rent (“Additional Rent”) the following amounts at the times indicated:

(a) Within thirty (30) days after delivery of the written statement referred to in subsection 5.2.(a) hereof, Tenant shall pay to Landlord, without offset or deduction, the amount by which Tenant’s Share of Operating Expenses, as specified in such written statement, exceeds the amount of Operating Expenses actually paid by Tenant for the year at issue. Payments by Tenant shall be made pursuant to this subsection 5.3.(a) notwithstanding that a statement pursuant to subsection 5.2.(a) is furnished to Tenant after the expiration of the Term.

(b) With each payment of Basic Monthly Rent made pursuant to Article IV hereof, Tenant shall pay to Landlord, without offset or deduction, one-twelfth (1/12th) of Tenant’s Estimated Share of Operating Expenses as specified in the last written statement delivered to Tenant pursuant to subsection 5.2.(b) hereof.

(c) If the written statement delivered pursuant to Section 5.2.(a) hereof indicates that the amount actually paid by Tenant pursuant to subsection 5.3.(b) hereof for any year exceeds Tenant’s Share of Operating Expenses for the same year, Landlord, at its election, may either (i) pay the amount of such excess to Tenant or (ii) apply such excess against any amount payable by Tenant hereunder.

(d) No failure by Landlord to require the payment of Additional Rent by Tenant for any period shall constitute a waiver of Landlord’s right to collect such Additional Rent for such period or for any subsequent period.

NOTES TO LEASE – page 2.

8.	, subject to paragraph 1.6 above and Note 2 related thereto.

9.	“Operating Expenses” shall also not include capital expenditures which do not reduce Operating Expenses, costs for tenant improvements, leasing commissions or general marketing costs for the Building.

10.	reasonable

5.4. Resolution of Disagreement. Every statement given by Landlord pursuant to Section 5.2. hereof shall be conclusive and binding upon Tenant unless within fifteen (15) days after the receipt of such statement Tenant notifies Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect. Pending the determination of such dispute by agreement between Landlord and Tenant, Tenant shall, within thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord’s statement, and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith apply the amount of Tenant’s overpayment of rents resulting from compliance with Landlord’s statement, without interest being due thereon, in accordance with subsection 5.3.(c) hereof. Landlord agrees to grant to an independent certified public accountant retained by Tenant reasonable access to Landlord’s books and records for the purpose of verifying Operating Expenses incurred by Landlord, at Tenant’s sole expense.

5.5. Limitation. Nothing contained in this Article V shall be construed so as to reduce the installments of Basic Monthly Rent payable hereunder below the amount set forth in Article I hereof.

5.6. Special Provisions for Vacancy or Separate Charges. In the event that Landlord causes certain expenses which benefit only a portion of the Building (the “Separate Portion”) to be separately metered or allocated, or in the event that portions of the Building are vacant during any calendar year (the “Vacant Portion”), Operating Expenses shall be deemed to include the total amount of the expenses attributable to the portion of the Building not constituting a Separate Portion and/or a Vacant Portion, as the case may be (the “Remaining Portion”), multiplied by a fraction, the numerator of which is 95% of the total net usable square feet in the Building and the denominator of which is the total net usable square feet in the Remaining Portion.

5.7. Building as Part of Planned Unit Development. The Building is located on one parcel of a certain Planned Unit Development known as The Woodlands Business Park. A Declaration of Covenants, Conditions and Restrictions of The Woodlands Business Park (the “Declaration”) and a plat of The Woodlands Business Park are on file with the Salt Lake County, Utah recorder. Pursuant to the Declaration, certain costs (described therein as “Common Expenses”) are allocated between the “Parcels” of the Planned Unit Development. Without limiting any other provision of this Lease, all Common Expenses so allocated to the Parcel on which the Building is located shall be deemed to be an Operating Expense.

VII.	USE

7.1. Use of Premises. Tenant shall not use or permit the Premises or any part thereof to be used for any purpose other than for general office purposes.

7.2. Prohibition of Certain Activities or Uses.

(a) Tenant shall not do or permit anything to be done in the Building or on the Property which may:

(i) Increase the existing rate or violate the provisions of any insurance carried with respect to the Building or any of the contents thereof.

(ii) Create any public or private nuisance, commit waste or disturb the quiet enjoyment of any other occupant of the Building.

(iii) Violate any present or future law, ordinance, regulation or requirement of any governmental authority or any restriction or covenant existing with respect to the Property.

(iv) Overload the floors or otherwise damage the structure of the Building.

(v) Constitute an improper, immoral or objectionable purpose.

(vi) Increase the cost of electricity, natural gas or other utility service beyond that level permitted by Section VIII below.

(vii) Subject Landlord or any other Tenant to any liability to any third party.

(b) Tenant shall not bring into or permit the placing within the Premises of any machine, personal property or fixture heavier than customarily used in connection with general office purposes.

(c) Tenant shall not place any holes in any part of the Premises or place any exterior signs or interior drapes, blinds or similar items visible from outside the Premises without the prior written consent of Landlord.

7.3. Affirmative Obligations With Respect to Use. Tenant shall, at its sole cost and expense:

(a) Comply with all present and future governmental laws, ordinances, regulations and requirements.

(b) Comply with the requirements of any board of fire underwriters or other similar body relating to the Premises, excluding structural changes not caused by the improvements or the nature of Tenant’s occupancy of the Premises.

(c) Keep the Premises in a clean and orderly condition, free of objectionable noises, odors or nuisances.

The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any governmental law, ordinance, regulation or requirement shall be conclusive of that fact as between Landlord and Tenant. The foregoing sentence shall, under no circumstances, be construed so as to create or confer upon Tenant or any other person or entity any rights whatsoever with respect to Landlord.

7.4. Suitability. Tenant acknowledges that except as expressly set forth in this Lease11, neither Landlord nor any other person has made any representation or warranty with respect to the Premises or any other portion of the Building or Improvements, nor has Landlord agreed to undertake any modification, alteration or improvement thereof. Specifically, but not in limitation of the foregoing, no representation has been made or relied upon concerning the suitability of the Premises or any other portion of the Building or Improvements for the conduct of Tenant’s business.

7.5. Taxes. Notwithstanding subsection 5.1.(b) or any other provision hereof, Tenant shall have sole responsibility for and shall pay all taxes, assessments, charges and fees which during the Term hereof may be imposed, assessed or levied by any governmental or public authority against or upon Tenant’s use of the Premises or any personal property or fixture kept or installed therein by Tenant.

VII.	UTILITIES AND SERVICE

8.1. Obligations of Landlord. During the Term, Landlord agrees to cause to be furnished to the Premises during customary business hours and during generally recognized business days, in such manner as is customary in similar buildings in the same geographical areas, as determined by Landlord, the following utilities and services (the cost of which shall be included within Operating Expenses):

(a) Electricity, water, gas and sewer service.

NOTES TO LEASE – page 3.

11.	and except for the improvements to be made to the Premises as set forth on Exhibit “C”,

(b) Telephone connection to the core space on the floor on which the Premises are located, but not including wiring from the core, telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Premises).

(c) Heat and air conditioning to such extent and to such levels as, in Landlord’s sole judgment, are reasonably required for the comfortable, use and occupancy of the Premises, subject however to any limitations imposed by any government agency. The parties hereto agree and understand that such heat and air conditioning will be provided Monday through Friday from12 a.m. to 6:00 p.m., and Saturday from12 a.m. to 12:00 noon only. No heat or air conditioning shall be provided on holidays.13 At Tenant’s request and upon Landlord’s approval, which may be withheld for any reason or for no reason, Landlord shall furnish heat and air conditioning services at other times as requested by Tenant; provided, that Tenant shall pay the entire cost thereof, as reasonably determined by Landlord, as Additional Rent, notwithstanding the fact that such services may also benefit portions of the Building other than the Premises.

(d) Snow and trash removal service.

(e) Landscaping and groundskeeping service.

(f) Elevator service.

(g) Janitorial service five (5) days per week, holidays excluded; provided, that if Tenant’s floor covering or other improvements are other than standard for the Building, Tenant shall pay the additional cleaning costs attributable thereto as Additional Rent upon presentation of a written statement relating thereto by Landlord.14

8.2. Tenant’s Obligations. Tenant shall arrange and pay for, prior to delinquency, the entire cost and expense of all wiring from the core of the floor on which the Premises are located, telephone stations, equipment and use charges and all other materials and services not expressly required to be provided and paid for by Landlord pursuant to the provisions hereof.

8.3. Additional Limitations.

(a) Tenant will not, without the prior written consent of Landlord, (i) use any apparatus or device on the Premises which will in any way or to any extent cause consumption of electricity or water greater than is customary for general office tenants or (ii) connect any apparatus or device with electrical current or water pipes, for the purpose of using electricity or water, except through existing electrical outlets or water pipes, as the case may be, in the Premises. Without limiting the generality of the foregoing, Landlord shall provide adequate heating and air conditioning based upon the following parameters within each and every walled-off area in the Premises: (i) such space will be occupied by not more than one (1) person for each 150 square feet of usable area; (ii) lighting in such space will generate not more than two (2) watts per square foot of usable area; and (iii) the electricity consumed in such space will not exceed a load of one (1) watt per square foot of usable area. Notwithstanding anything contained in the preceding sentence to the contrary, the installation and use of any programmable electronic device that can store, retrieve and process data (a “Computer”) shall be subject to the consent of Landlord and to separate metering, as set forth in subsection 8.3.(b) hereof.15

(b) If Tenant requires water or electricity in excess of that designed for the loads discussed in subsection 8.3.(a), or desires to use a Computer on the Premises, Tenant shall first procure the written consent of Landlord for the use thereof, which consent Landlord may refuse in its sole discretion, and Landlord may cause a water or electric meter, as the case may be, to be installed in the Premises in order to measure the amount of water and electricity consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid promptly by Tenant and Tenant agrees to pay Landlord promptly upon demand therefor for all such water and electricity consumed as shown by said meters at the rates charged for such services by Salt Lake City or the local public utility furnishing the same, as the case may be, plus any additional expenses incurred in keeping account of the water and electricity so consumed.

(c) If heat generating machines or devices are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install additional or supplementary air-conditioning units for the Premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly upon demand therefor by Landlord.

8.4. Limitation on Landlord’s Liability. Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease, to effectuate any abatement or reduction of rent or to collect any damages by reason of Landlord’s failure to provide or furnish any of the utilities or services set forth in Section 8.1. hereof if such failure was occasioned by any strike or labor controversy, any act or default of Tenant, the inability of Landlord to obtain services from the company supplying the same or any cause beyond the reasonable control of Landlord; provided, however, that if such delay or service interruption continues for a period in excess of thirty (30) consecutive days and such delay or interruption renders the Premises or any portion thereof untenable for Tenant’s normal business operations, the rent shall thereafter be abated in proportion to the unusable portion of the Premises. In no event shall Landlord be liable for loss or injury to persons or property, however arising, occurring in connection with or attributable to any failure to furnish such utilities or services.

IX.	MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

9.1. Maintenance and Repairs by Landlord. Landlord shall maintain in good order, condition and repair the Building and the improvements, excluding the Premises and those other portions of the Building leased, rented or otherwise occupied by persons not affiliated with Landlord. Landlord shall supply and pay for normal janitorial and cleaning services reasonably required to keep the Building and improvements in a clean, sanitary and orderly condition, the cost and expense of which shall be included in Operating Expenses.

9.2. Maintenance and Repairs by Tenant. Tenant, at Tenant’s sole cost and expense and without prior demand being made therefor, shall maintain the Premises in good order, condition and repair, reasonable wear and tear excepted, including, without limitation, the following: electric light bulbs (but not including fluorescent lights used in fixtures originally installed in the Premises); the interior surfaces of the ceilings, walls and floors; all doors; interior and exterior windows; and all equipment and fixtures16 installed by or at the expanse of Tenant.17 In the event that Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. In the event that Tenant fails to promptly commence such work and diligently prosecute it to completion, Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly upon demand therefor with interest thereon from the date of such expenditure at the greater of the prime rate then charged by First Security Bank of Utah, N.A. plus two percent (2%) or eighteen percent (18%) per annum (the “Interest Rate”). Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work. Tenant expressly and irrevocably waives the benefit or applicability of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

9.3. Alterations. Except as set forth on Exhibit C, Tenant shall not make or cause to be made any alterations, additions or improvements to the Premises without first obtaining Landlord’s written approval with respect to the work and the contractor which will perform the same, which may be withheld in Landlord’s sole discretion. Tenant shall present to Landlord written plans and specifications for such work and the proposed contract with the contractor at the time such approval is sought. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense. All such alterations, additions and improvements shall be performed (a) In a first-class and workmanlike manner and diligently prosecuted to completion so that, except as absolutely necessary during the course of such work, the Premises shall at all times be a complete operating unit; (b) strictly in accordance with all laws and ordinances relating thereto; and (c) In a manner that will not obstruct access to any portion of the Building. If Landlord authorizes persons requested by Tenant to perform such work, prior to the commencement of any such work, Tenant shall on request deliver to Landlord copies of all building permits and approvals required by law and certificates issued by applicable insurance companies evidencing that workmen’s compensation, public liability and property damage insurance are in force and effect and are maintained by all contractors and subcontractors engaged by Tenant to perform such work; provided, that such insurance shall be in amounts, with companies and on forms which are satisfactory to Landlord, in its sole discretion. Each certificate representing such insurance shall provide that such insurance may not be cancelled without fifteen (15) days’ prior written notice to Landlord. Upon completion of the work, a supplemental certificate of occupancy will be delivered to Landlord evidencing that all required governmental approvals with respect to the work have been granted. Any alterations, additions or improvements to the Premises, including, but not limited to, wallcovering, paneling and built-in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the Property and shall be surrendered with the Premises unless Landlord otherwise elects at the end of the term hereof.

NOTES TO LEASE – page 4.

12.	7:00

13.	Holidays shall include only the business day with respect to which Christmas, Thanksgiving, New Years, Memorial Day, Independence Day, and Labor Day are observed.

14.	The janitorial specifications are attached hereto as Exhibit “E”

15.	Subject to the capacity time and metering provisions hereof, Landlord consents to the installation of a computer in the Premises as contemplated by the space plan attached as Exhibit “C”.

16.	, including plumbing and electrical fixtures,

17.	Tenant shall not misuse any improvements or fixtures installed by Landlord.

9.4. Landlord’s Access to Leased Premises. Landlord shall have the right to place, maintain and repair all utility equipment of any kind in, upon and under the Premises as may be necessary for the servicing of the Premises and any other portion of the Building. Landlord also shall have the right to enter the Premises at all times in order to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, mortgagees, tenants and lessees, and to make such repairs, additions, alterations or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon the Premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part and the rents and other monetary obligations reserved herein shall in no wise abate while such work is in progress by reason of loss or interruption of Tenant’s business or otherwise. Tenant hereby expressly waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant’s vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof. During the three (3) months prior to the expiration of this Lease or of any renewal term hereof. Landlord may place upon the Premises “To Let,” “For Sale” or other similar signs which Tenant shall not obstruct in any way and shall permit to remain thereon.

X.	LIENS

Tenant shall keep the Building and the Property free from any liens arising out of work performed on or materials furnished to the Premises or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that within ten (10) days following the imposition of any such lien or encumbrance Tenant shall not cause such lien or encumbrance to be released of record by payment or posting of a proper bond. Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien or encumbrance. All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith including attorneys’ fees and costs shall be payable to Landlord by Tenant upon demand with interest thereon at the Interest Rate. Landlord shall have the right at all times to pose and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises and any other party having an interest therein from mechanics’ and materialmen’s liens, and Tenant shall give to Landlord at least ten (10) business days’ prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

XI.	ASSIGNMENT

11.1. Assignment Prohibited. Tenant shall not transfer, assign, mortgage or hypothecate this Lease, in whole or in part, permit the use of the Premises by any person or persons other than Tenant, its employees, customers and others having lawful business with Tenant or sublet the Premises or any part thereof, without the prior written consent of Landlord in each and every instance, which18 withheld by Landlord, Such prohibition against assigning or subletting shall include any assignment or subletting by operation of law. Any transfer of this Lease from Tenant by merger, consolidation, transfer of assets or liquidation shall constitute an assignment for purposes of this Lease. In the event that Tenant is a corporation, an unincorporated association or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Section 11.1.

11.2. Consent Required. Any assignment or subletting without Landlord’s consent shall be void and shall constitute a default hereunder which, at the option of Landlord, shall result in the termination of this Lease or the exercise of Landlord’s other remedies hereunder. Consent to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting and the terms of such consent shall be binding upon any person holding by, under or through Tenant.

11.3. Termination Upon Proposed Assignment. If Tenant requests Landlord’s consent to an assignment of this Lease or to a subletting of the whole or any part of the Premises, Tenant shall submit to Landlord the terms thereof, the name of the proposed assignee or subtenant, such information relating to the nature of its business and finances as Landlord may reasonably require, and the proposed effective date (the “Effective Date”) of the proposed assignment or subletting (which Effective Date shall be neither less than sixty (60) days nor more than one hundred twenty (120) days following the date of Tenant’s submission of such information). Upon receipt of such request and all such information from Tenant, Landlord shall have the right, exercisable by notice in writing within fourteen (14) days after such receipt, to terminate this Lease if the request is to assign this Lease or to sublet all of the Premises or, if the request is to sublet a portion of the Premises only, to terminate this Lease with respect to such portion, in each case as of the Effective Date. Such right to terminate shall be for any reason whatsoever in the sole discretion of Landlord, including but not limited to the right to retain any and all profits of such assignment or sublease. If Landlord shall exercise such termination right, Tenant shall surrender possession of the entire Premises or the portion which is the subject of the right, as the case may be, on the Effective Date in accordance with the provisions of Article XX hereof. If this Lease shall be terminated as to a portion of the Premises only, the rent payable by Tenant hereunder shall be abated proportionately, commencing as of the Effective Date, based upon the percentage of the Premises as to which this Lease has been terminated.

11.4. Landlord’s Right in Event of Assignment. If this Lease is assigned or if the Premises or any portion thereof are sublet or occupied by any person other than Tenant, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved hereunder, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment, subletting or other transfer, nor shall such collection constitute the recognition of such assignee, subtenant or other party as Tenant hereunder or a release of Tenant from the further performance of all of the covenants and obligations of Tenant herein contained. No consent by Landlord to any assignment, subletting or other transfer by Tenant shall relieve Tenant of any obligation to be performed by Tenant hereunder, whether occurring before or after such consent, assignment, subletting or other transfer. In the event that Landlord shall consent to any assignment, subletting or other transfer hereunder, Tenant shall pay to Landlord reasonable fees, not to exceed Five Hundred Dollars ($500.00), incurred in connection with the processing of documents necessary to the giving of such consent.

XII.	INDEMNITY

12.1. Indemnification by Tenant.19 Tenant shall indemnify Landlord and save it harmless from and against any liability and expense (a) arising from any occurrence upon the Property or in the Building or from the occupancy or use by Tenant of the Property or the Building; (b) occasioned wholly or in part by any act or omission of Tenant, or any of its agents, contractors, employees, invitees or licensees; or (c) arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, including all attorneys’ fees, expenses and liabilities incurred in the defense of any claim or proceeding brought thereon.19 In case any proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.

12.2. Release of Landlord.19 Landlord shall not be liable at any time for any loss or damage suffered by Tenant which is caused by the acts or omissions of persons occupying or using the Building.19 Tenant, as a material part of the consideration hereof to Landlord, hereby expressly assumes all risk of damage to the Property and the Building, and releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in any loss or damage, and waives all claims in respect thereof against Landlord.19 Landlord shall not be liable for any loss incurred by Tenant, its employees, invitees or licensees, or any other person in or about the Property or the Building caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Property or the Building, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, retention or detention ponds, reservoirs or tanks, wires, appliances, plumbing, air-conditioning or lighting fixtures of the same, whether the loss results from conditions arising upon the Property or in the Building, or from other sources.

12.3. Notice. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Building or of defects therein or in any fixtures or equipment located thereon.

12.4. Litigation. In case Landlord, without fault on its part, shall be made a party to any litigation commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses, and reasonable attorneys’ fees incurred therein.20

NOTES TO LEASE – page 5.

18.	shall not be unreasonably

19.	Except for Landlord’s gross negligence,

20.	The foregoing provision 12.4 shall be deemed reciprocal between Landlord and Tenant.

XIII.	INSURANCE

13.1. Coverage. Tenant shall, at all times during the term of this lease, and at its own cost and expense, procure and continue in force the following insurance coverage:

(a) Bodily Injury and Property Damage Liability Insurance with a combined single limit for bodily injury and property damage of not less than $1,000,000.

(b) Fire and Extended Coverage Insurance, including vandalism and malicious mischief coverage, in an amount equal to the full replacement value of all fixtures, furniture and improvements installed by or at the expense of Tenant.

13.2. Insurance Policies. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder. The aforesaid insurance shall name Landlord as an additional insured. Said insurance shall be with companies having a rating of not less than A X in “Best’s Insurance Guide.” Tenant shall furnish from the insurance companies or cause the Insurance companies to furnish to Landlord certificates of coverage. No such policy shall be cancellable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord by insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such Insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such Insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

13.3. Subrogation. Tenant waives its right of subrogation against Landlord for any reason whatsoever, and any insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the Insurer against Landlord.

13.4. Lender. Any mortgage lender interested in any part of the Property, Building or improvements may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee’s endorsement to the policy concerned.

XIV.	DAMAGE OR DESTRUCTION

14.1. Landlord’s Obligations. If the Premises shall be partially damaged by any casualty insured against under any insurance policy maintained by Landlord, Landlord shall, upon receipt of the insurance proceeds, repair the Premises. Until such repair is complete, the Basic Monthly Rent and Additional Rent shall be abated proportionately as to that portion of the Premises rendered untenable, if any. Notwithstanding the foregoing, if (a) by reason of such occurrence the Premises are rendered wholly untenable; (b) the Premises are damaged as a result of a risk which is not covered by insurance; (c) the Premises are damaged in whole or in part during the last six (6) months of the term hereof or of any renewal hereof; or (d) the Premises or the Building (whether the Premises are damaged or not) is damaged to the extent of fifty percent (50%) or more of the then-monetary value thereof, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within sixty (60) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Premises to Landlord. Tenant’s liability for rent upon the termination of this Lease shall cease as of the date of the occurrence of such casualty. In the event Landlord elects to repair any such damage, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Premises have been repaired. If the damage is caused by the negligence of Tenant or its employees, agents, invitees or concessionaires, there shall be no abatement of rent. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises or the Building, except as expressly provided herein. The proceeds of all insurance carried by Tenant on its property and fixtures shall be held in trust by Tenant for the purpose of said repair and replacement.

14.2. Tenant’s Obligation. Landlord shall not be required to repair any injury or damage caused by fire or any other cause, or to make any restoration or replacement of any paneling, decoration, partition, railing, floor covering, office fixture or any other improvement or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Unless this Lease is terminated by Landlord pursuant to Section 14.1. hereof, Tenant shall be required to restore or replace such improvements and property in the event of injury or damage in at least a condition equal to that existing prior to the destruction or casualty.

XV.	CONDEMNATION

15.1. Total Condemnation. If the whole of the Premises shall be acquired or taken by condemnation proceeding, this Lease shall cease and terminate as of the date of title vesting in such proceeding.

15.2. Partial Condemnation. If any part of the Premises shall be acquired or taken by condemnation proceeding, and such partial taking shall render that portion not so taken unsuitable for the business of Tenant, than this Lease shall cease and terminate as of the date of title vesting in such proceeding. If such partial taking does not render the Premises unsuitable for the business of Tenant, this Lease shall continue in effect except that the Basic Monthly Rent and Additional Rent shall be reduced in the same proportion that the portion of the Premises (including basement, if any) taken bears to the total rented area of the Premises immediately prior to the taking. Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Premises are located; provided, however, that Landlord shall not be required to expand for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. “Amount received by Landlord” shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished fee.

15.3. Landlord’s Option to Terminate. If more than twenty percent (20%) of the Building shall be acquired or taken by condemnation proceeding, Landlord may, by written notice to Tenant, terminate this Lease. If this Lease is terminated as provided in this Section 15.3., rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

15.4. Award. Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or to the fee, and assigns to Landlord all rights of Tenant, if any, to receive such award, although Tenant shall have the right, to the extent that the same shall not reduce Landlord’s award, to claim from the condemnor, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for damages to Tenant’s business and fixtures.

15.5. Definition. As used in this Article XV the term “condemnation proceeding” means any action or proceeding in which any interest in the Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof.

XVI.	LANDLORD’S RIGHT TO CURE

In the event of any noncompliance hereunder by Landlord, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of such noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Article XVII hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by registered mail, transmit a copy thereof to such lender. For the thirty (30) days following the giving of the notlce(s) required by the foregoing portion of this Article XVI (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days), Landlord shall have the right to cure the noncompliance involved. If Landlord has failed to effect such cure within such period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary, if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender. Landlord shall not be liable to Tenant for any default under this Lease which occurs after the sale of the Building by Landlord, and Tenant agrees that its rights with respect to any such default, if asserted, shall be asserted against Landlord’s successor in interest, and not against Landlord.

XVII.	SUBORDINATION; AMENDMENT; ATTORNMENT

17.1. Subordination. This Lease, at Landlord’s option, shall be subordinate to any existing or future mortgage, deed of trust, ground lease or declaration of covenants (regarding maintenance and use of any areas contained in any portion of the Building), declaration of planned unit development, including, without limitation, the Declaration of Covenants, Conditions and Restrictions of the Woodlands Business Park, any and all advances made under any mortgage or deed of trust and all renewals, modifications, amendments, consolidations, replacements and extensions thereof. Tenant agrees that with respect to any of the foregoing documents, no documentation, other than this Lease, shall be required to evidence such subordination. If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of its mortgage or deed of trust and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust or to the date of recording thereof. Tenant agrees to execute such documents which may be required by Landlord to confirm such subordination or priority within ten (10) days of request therefor from Landlord, and should Tenant fail to do so within such time period, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to do so, and such power of attorney shall be deemed to be coupled with an interest. Notwithstanding anything to the contrary contained in this Section 17.1., so long as Tenant fulfills all its obligations under this Lease, Tenant’s rights under this Lease shall not be disturbed or impaired by any holder of a mortgage or a deed of trust, or by any person claiming through or under Landlord. Tenant shall not subordinate its interests hereunder or in the Premises to any lien or encumbrance other than those encumbrances described in this Section 17.1. without the prior written consent of Landlord. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever.

17.2. Amendment. Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not materially and adversely affect Tenant’s economic interests hereunder, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender which is considering making or which has made a loan secured by the Property or the Building.

17.3. Attornment. Any sale, assignment or transfer of Landlord’s interest under this Lease or in the Premises, including any such disposition resulting from Landlord’s default under a debt obligation, shall be subject to this Lease and Tenant shall attorn to Landlord’s successors and assigns and shall recognize such successors or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

XVIII.	DEFAULT; REMEDIES; ABANDONMENT; PAST SUMS DUE; PENALTY

18.1. Default by Tenant. Upon the occurrence of any of the following events. Landlord shall have the remedies set forth in Section 18.2.:

(a) Tenant fails to pay any installment of Basic Monthly Rent or Additional Rent or any other sum due hereunder21 same shall be due.

(b) Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within thirty (30) days after written notice of such default shall have been given to Tenant by Landlord or if cure would reasonably require more than thirty (30) days to complete if Tenant fails to commence performance within the thirty (30) day period or fails to diligently pursue such cure to completion.

(c) Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into an arrangement; or suffers this Lease to be taken under a writ of execution.

(d) If an abandonment of the Premises by Tenant has occurred, as defined in Section 78-36-12.3 of the Utah Code Ann. (or similar replacement provision).

18.2. Remedies. Upon the occurrence of the events set forth in Section 18.1., Landlord shall have the option to take any or all of the following actions, without further notice or demand of any kind to Tenant or any other person:

(a) Immediately reenter and remove all persons and property from the Premises, storing said property in a public place, warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of or liable in trespass. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant. No such action by Landlord shall be considered or construed to be a forcible entry.

(b) Collect by suit or otherwise each installment of rent or other sum as it becomes due hereunder, or enforce, by suit or otherwise, any other term or provision hereof on the part of Tenant required to be kept or performed.

(c) Terminate this Lease by ten (10) days written notice to Tenant. In the event of such termination, Tenant agrees to immediately surrender possession of the Premises. Should Landlord terminate this Lease, it may recover from Tenant all damages it may incur by reason of Tenant’s breach, including the cost of recovering the Premises, reasonable attorney’s fees, and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder subsequent to default, the rent for each year of the unexpired term shall be (i) the Basic Rent as set forth herein if stated or, if adjusted by the Consumer Price index, using an adjustment of 6% annually; plus (ii) all additional rent to be due thereafter measured by that which was payable over the year prior to termination and increased 6% per annum.

(d) Should Landlord reenter, as provided above, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, and whether or not it terminates this Lease, Landlord may relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease), and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting, all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness, other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and costs of any alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rents as the same may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during such month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry and reletting of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention shall be given to Tenant pursuant to subsection (c) above, or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

The remedies given to Landlord in this Section 18.1 shall be in addition and supplemental to all other rights or remedies which Landlord may be accorded at law or in equity.

18.3. Past Due Sums; Penalty. Except as otherwise expressly provided in Section 9.2. and Article X hereof, if Tenant fails to pay,21 same is due and payable, any sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a fluctuating rate equal to five percent (5%) per annum above the prime rate of interest announced from time to time by First Security Bank of Utah, Salt Lake City, Utah. In addition thereto, Landlord may charge a sum of five percent (5%) of such unpaid amounts as a service fee. Notwithstanding the foregoing, Landlord’s right concerning such interest and service fee shall be limited by the maximum amount which properly may be charged by Landlord for such purposes under applicable law.

XIX.	SECURITY AGREEMENT

As additional security for performance of Tenant’s obligations under this Lease, Tenant hereby grants to Landlord a security interest in and to all of the personal property and fixtures, including, without limitation, all goods, documents, instruments, general intangibles, chattel paper and accounts of Tenant situated on or attached to the Premises, as security for the payment of all sums due hereunder. Tenant shall execute such documents as Landlord may require to evidence such security interest, including, without limitation, Form UCC-1’s to be filed in the Office of the Recorder of the County in which the Building is located and with the Utah Department of Corporations and Commercial Code. If Tenant is in default under this Lease, the property in which Landlord has a security interest shall not be removed from the Premises (except to the extent such property is replaced with an item of equal or greater value) without the consent of Landlord. It is intended by the parties hereto that this Lease shall have the effect of a security agreement with respect to such property, and, upon the occurrence of an event of default, as set forth in Section 18.1. hereof, Landlord may exercise the rights of a secured party now or hereafter existing under the Uniform Commercial Code of the State of Utah.

NOTES TO LEASE – page 7.

21.	within 10 days after the

XX.	PROVISIONS APPLICABLE AT TERMINATION OF LEASE

20.1. Surrender of Premises. Upon the expiration of this Lease, Tenant shall peaceably surrender the Premises to Landlord “broom clean,” in good order and condition, ordinary wear and tear and loss by fire (unless caused by Tenant, its agents, servants, employees or invitees) excepted, and shall deliver all keys to Landlord. Subject to Section 9.3. hereof, before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such property and the removal thereof shall in no way damage the Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. All movable personal property of Tenant not removed from the premises upon the abandonment thereof (as defined at Title 78, Chapter 36 of the Utah Code Ann. or similar replacement provisions) or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without any obligation to account therefor. Tenant shall pay Landlord all expenses incurred in connection with the disposition or such property in excess of any amount received by Landlord in connection therewith. No surrender of the Premises shall be effected by Landlord’s acceptance of the keys or of the rent or by any other means whatsoever without Landlord’s written acknowledgement of such acceptance as a surrender. Tenant shall not be released from obligation in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release.

20.2. Repair of Damage. Tenant agrees to repair any damage to the Building or the improvements caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partition or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction, all at Tenant’s sole cost and expense. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation thereto, any claims made by any succeeding tenant founded on such delay.

20.3. Holding Over. Because of unauthorized holding over after the expiration of the term hereof or of any renewal term will cause substantial damage to Landlord which cannot be estimated at the time of execution of the Lease, any such holding over shall be construed to be a tenancy from month-to-month at22 times the Basic Monthly Rent and at all other sums, rents and charges herein specified (pro rated on a monthly basis) and shall, so far as possible, otherwise be on the terms specified herein.

XXI.	ESTOPPEL CERTIFICATE

21.1. Landlord’s Right to Estoppel Certificate. Tenant shall, within five (5) days after Landlord’s request therefor, execute and deliver to Landlord an Estoppel Certificate in recordable form setting forth the following: (a) a ratification of this Lease; (b) the Actual Commencement Date and termination date hereof; (c) a certification that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied; (e) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or, in the alternative, those claimed by Tenant; (f) the amount of advance rent, if any, (or none if such is the case) paid by Tenant; (g) the date to which rent has been paid; (h) the amount of security deposited with Landlord; and (i) such other information as Landlord (or its mortgagees or potential purchasers of the Premises) may reasonably request, in the event that Tenant fails within five (5) days after Landlord has delivered to Tenant an Estoppel Certificate pursuant to this Section 21.1 to property execute and deliver the same to Landlord, Tenant shall be deemed to have consented to such Estoppel Certificate as written. Landlord’s mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

21.2. Effect of Failure to Provide Estoppel Certificate. Tenant’s failure to furnish any Estoppel Certificate pursuant to Section 21.1. hereof within fifteen (15) days after request is made by Landlord therefor shall be deemed a default hereunder and, moreover, it shall be conclusively presumed that (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) there are no breaches or defaults on the part of Landlord; and (c) no more than one month’s rent has been paid in advance.

XXII.	COMMON AREAS

22.1. Definition of Common Areas. “Common Areas” means all areas, space, equipment and special services provided for the joint or common use and benefit of the tenants or occupants of the Building and Property or portions thereof, and their employees, agents, licensees and other invitees (collectively referred to herein as “Occupants’”), including without limitation, the following: parking ramp and parking areas; access roads; driveways; plaza; retaining walls; landscaped areas; serviceways; loading docks; pedestrian walks; courts; stairs, ramps and sidewalks; common corridors, monuments, water features, lobby elevators, rooms and restrooms; air conditioning, fan, janitorial, electrical and telephone rooms or closets; and all other areas within the Building which are not specified for exclusive use or occupancy by Landlord or any Tenant (whether or not they are leased or occupied).

22.2. License to Use Common Areas. The Common Areas shall be available for the common use of all Occupants and shall be used and occupied under a revocable license and, to the extent such access to the Common Areas has been or shall be granted, also shall be used by the general public. If any such license shall be revoked, or if the amount of such areas shall be changed or diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall revocation or diminution of such areas be deemed constructive or actual eviction. All Common Areas shall be subject to the exclusive control and management of Landlord. Landlord shall have the right to (a) construct, maintain and operate lighting and other facilities on the Common Areas; (b) police the same; (c) change the area, level, location and arrangement of parking areas and other facilities located thereon; (d) restrict parking by tenants, their officers, agents and employees; (e) close all or any portion of the Common Areas to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and (f) close temporarily all or any portion of the parking areas or facilities to discourage non-occupant parking. Landlord shall operate and maintain the Common Areas in such manner as Landlord in its discretion shall determine, shall have full right and authority to employ and discharge all personnel with respect thereto, and shall have the right, through reasonable rules, regulations and/or restrictive covenants promulgated by it from time to time, to control use and operation of the Common Areas in order that the same may occur in a proper and orderly fashion.

22.3. Parking. Automobiles of Tenant and all Occupants associated with Tenant shall be parked only within parking areas not otherwise reserved by Landlord or specifically designated for use by any other tenant and/or Occupants associated with any other tenant. Landlord or its agents shall, without any liability to Tenant or its Occupants, have the right (but not the obligation) to cause to be removed any automobile that may be wrongfully parked in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims asserted or arising with respect to or in connection with any such removal of an automobile. Tenant shall from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of all automobiles owned by Tenant or its day-to-day Occupants. Tenant shall not allow its employees or agents to park in uncovered parking spaces overnight during the winter months. 23

XXIII.	SIGNS, AWNINGS AND CANOPIES

Tenant shall not place or suffer to be placed or maintained on any exterior door, wall or window of the Premises, or elsewhere in the Building, any sign, awning, marquee, decoration, lettering, attachment, canopy, advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. Tenant shall maintain such sign, awning, canopy, decoration, lettering, advertising matter or other things as may be approved in good condition and repair at all times. Landlord may, at Tenant’s cost, and without liability to Tenant, enter the Premises and remove any item erected in violation of this Article XXIII. Landlord may establish rules and regulations governing the size, type and design of all signs, decorations, etc., and Tenant agrees to abide thereby.

XXIV.	LANDLORD’S RESERVED RIGHTS

Without liability to Tenant (except for damages caused by the reckless or willful misconduct of Landlord or its agent), Landlord shall have the right at any time or from time to time to (a) upon at least twenty (20) days’ prior notice to Tenant, change the name or street address of the Building; (b) without notice, install and maintain signs on the exterior of the Building; (c) upon notice to Tenant, enter the Premises and perform any obligation of Tenant hereunder which Tenant has failed to perform satisfactorily; (d) without notice, make changes, alterations and additions to the Building or the Property; (e) exhibit the Premises to prospective tenants, mortgagees and purchasers upon reasonable notice; and (f) without notice, enter into the Premises to take such measures as Landlord may deem advisable for the safety, security and welfare of the Building and its occupants and, for such purposes, to bring into and through the Premises or any part of the Building, all required tools, equipment and materials and to temporarily suspend the use of doors, corridors or other facilities of the Building.

NOTES TO LEASE – page 8.

22.	one and one-quarter (1.25)

23.	Tenant shall be entitled to (a) the non-exclusive use of a number of uncovered parking spaces calculated by multiplying .0035 times the number of rentable square feet in the Premises; and (b) the exclusive use of a number of covered parking spaces calculated by multiplying .0015 times the number of rentable square feet in the Premises.

XXV.	RULES AND REGULATIONS

The rules and regulations set forth on Exhibit D are hereby made a part of this Lease. Landlord may from time to time amend, modify, delete or add rules and regulations for the use and care of the Building and the Property. Such amendment, modification, deletion or addition shall be effective upon notice thereof to Tenant from Landlord. Tenant will cause its employees, agents or any other persons permitted by Tenant to occupy or enter the Premises to at all times abide by all of such rules and regulations. In the event of any breach of any of such rules or regulations, Landlord may exercise any or all of the remedies in this Lease which are provided for in the event of default by Tenant and may, in addition, exercise any remedies available at law or in equity including the right to enjoin any breach of such rules and regulations. No act performed by Landlord or its agents during the term of the Lease to enforce such rules and regulations shall constitute an eviction of Tenant by Landlord, nor shall it be deemed an acceptance or surrender of the Premises. Landlord shall not be responsible to Tenant for the failure by any other tenant or person to observe any such rules and regulations.

XXVI.	MISCELLANEOUS PROVISIONS

26.1. No Partnership. Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of its business or otherwise.

26.2. Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord’s control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or service or acts of God.

26.3. Notices. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid and shall be addressed as set forth on the first page of this Lease provided that, with respect to notices to Landlord, a copy shall also be sent to Johnson Wax Development Corporation, 4041 N. Main St., Racine, WI, 53402; Attn: Roger Christianson; and provided further that the address for notices set forth at the outset of this Lease shall be the effective location of notice. Either party may designate such other address as shall be given by written notice.

26.4. Captions; Attachments.

(a) The captions to the Articles and Sections of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.

(b) Exhibits referred to in this Lease and any addendums, riders and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though a part hereof.

26.5. Recording. Tenant shall not record this Lease or a memorandum hereof without the written consent of Landlord. Landlord, at its option and at any time, may file this Lease or a memorandum hereof for record with the Recorder of the County in which the Property is located.

26.6. Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

26.7. Broker’s Commissions. Except as agreed upon in writing by Landlord, Tenant represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with this Lease and agrees to indemnify Landlord against and hold it harmless from all liabilities arising from such claim, including any attorneys’ fees connected therewith.

26.8. Tenant Defined; Use of Pronouns. The word “Tenant” shall be deemed and taken to mean each and every person or party executing this document as a Tenant hereunder. If there is more than one person or organization set forth on the signature line as Tenant, their liability hereunder shall be joint and several. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one Tenant, and shall have the same force and effect as if given by or to all Tenants. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, corporation or a group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

26.9. Provisions Binding, etc. Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representative, heirs, successors and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions. In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Premises or this Lease, Landlord shall, from and after the Actual Commencement Date (irrespective of when such sale or assignment occurs), be entirely relieved of all of its obligations hereunder and such obligations shall, as of the time of such sale or assignment or on the Actual Commencement Data, whichever is later, automatically pass to Landlord’s successor in interest.

26.10. Entire Agreement, etc. This Lease and the Exhibits, Riders and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties. Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. It is hereby agreed that this Lease contains no restrictive covenants or exclusions in favor of Tenant.

26.11. Recourse by Tenant. Anything in this Lease to the contrary notwithstanding. Tenant agrees that it shall look solely to the equity of Landlord in the Building in which the Premises is located and the Parcel upon which the Building is situated, subject to prior rights of any mortgagee (including mortgagees advancing monies after the data of this Lease), for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

26.12. Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State of Utah.

26.13. Time of Essence. Time is of the essence of this Lease.

26.14. Waiver. No failure by Landlord to insist upon the strict performance of any covenant, duty agreement or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, agreement, term or condition. Landlord may, by notice delivered in the manner provided in this Lease, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation or covenant of Tenant. No waiver shall affect or alter the remainder of this Lease but each and every other covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other than existing or subsequently occurring breach.

26.15. Rights and Remedies. The rights and remedies of Landlord shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provisions. Tenant confirms that damages at law may be an inadequate remedy for a breach or threatened breach by Tenant of any of the provisions hereof. Landlord’s rights and Tenant’s obligations hereunder shall be enforceable by specific performance, injunction or any other equitable remedy, but nothing herein contained is intended or shall limit or affect any rights at law or by statute or otherwise of Landlord against Tenant for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the parties hereto and the rights of Landlord and obligations of Tenant hereunder shall be enforceable in equity as well as at law or otherwise.

28.16. Authorization. Each individual executing this Lease does thereby represent and warrant to each other so signing (and each other entity for which another person may be signing) that he has been duly authorized to deliver this Lease in the capacity and for the entity set forth where he signs.

26.17. Attorneys’ Fees. In the event that at any time during the term of this Lease either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the unsuccessful party in such action or proceeding shall reimburse the successful party for the reasonable expenses of such action including reasonable attorneys’ fees incurred therein by the successful party.

26.18. Successors. Landlord shall not be liable to Tenant for any default or breach under this Lease which occurs after the sale of the Building or Premises by Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day first set forth above.

LANDLORD:
VALLEY NORTH ASSOCIATES, an Arizona joint venture

By:	JDVN Limited Partnership

	By:	Johnson Wax Development Corp.

By:

			Its:	VP

By:	MHP — Valley North Limited Partnership

	By:	MHD Properties, Inc.

By:

			Its:	VP

TENANT:

CHS, INC., a Delaware corporation

		By:	Thomas F. Harrison

			Its:	Exec V.P.

Executed by authority of the CHS, Inc. Board of Directors

Corporate Secretary

EXHIBIT D

Rules and Regulations

The rules and regulations set forth in this Exhibit D shall be and hereby are made a part of the Lease (the “Lease”) to which they are attached. Whenever the term “Tenant” is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Article XXV of the Lease.

1. Obstruction. The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant.

2. Ordinary Business Hours. Whenever used in these regulations, the ordinary business hours of the Building shall be from1 to 6:00 p.m., Monday through Friday and Saturday from 8:00 a.m. to3, excluding legal holidays, irrespective of Landlord’s obligation to provide heat and air conditioning pursuant to subsection 8.1.(c) of the Lease. All persons entering or leaving the Building between the hours of 6:00 p.m. and2, Monday through Friday, before 8:00 a.m. or after3 on Saturday, or at any time on Sundays or Holidays, may be required to do so under such regulations as Landlord may impose.

3. Deliveries. Tenant shall insure that all deliveries of supplies to the Premises shall be made only through such access as may be designated by Landlord for deliveries and only during the ordinary business hours of the Building. If any person delivering supplies to Tenant damages any part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

4. Moving. Furniture and equipment shall be moved in or out of the Building only through such access as may be designated by Landlord for deliveries and then only during such hours and in such manner as may be prescribed by Landlord. If Tenant’s movers damage any part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

5. Heavy Articles. No safe or article, the weight of which may, in the opinion of Landlord, constitute a hazard of damage to the Building or its equipment, shall be moved into the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord in its sole and absolute discretion and Landlord shall have the right to designate the location of such articles.

6. Nuisance. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the County and City in which the Building is located.

7. Building Security. Landlord may require identification of persons entering and leaving the Building during the period outside of the ordinary business hours of the Building and, for this purpose, may issue building passes to tenants of the Building.

8. Pass Key. The janitor of the Building may at all times keep a pass key to the Premises, and he and other agents of Landlord shall at all times be allowed admittance to the Premises.

9. Locks and Keys for Premises. No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate key made. At the termination of this tenancy Tenant shall promptly return to Landlord all keys for any locks, sales, cabinets and vaults remaining in the Premises.

10. Use of Water Fixtures. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from use on the part of Tenant shall be paid for by Tenant. No persons shall waste water by tying back or wedging the faucets or in any other manner. Upon leaving the Premises, Tenant shall shut off all water faucets and major electrical apparatus located within the Premises.

11. No Animals; Excessive Noise. No animals shall be allowed in the offices, halls or corridors in the Building. No persons shall disturb the occupants of this Building or adjoining buildings or space by the use of any phonograph, radio, tape player or musical instrument or by the making of loud or improper noises.

12. Bicycles. Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

13. Trash. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Landlord for the Building or Tenant for the Premises.

14. Windows. No window shades, blinds, screens or draperies will be attached or detached by Tenant and no awnings shall be placed over the windows without Landlord’s prior written consent.

15. Hazardous Operations and Items. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s absolute discretion. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

16. Hours for Repairs, Maintenance and Alteration. Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the weekday ordinary business hours of the Building unless Landlord shall have first consented in writing to such work being done outside of such times. If Tenant desires to have such work done by Landlord’s employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost for such labor.

17. No Defacing of Premises. Except as permitted by Landlord by prior written consent, Tenant shall not mark upon, paint signs upon, cut, into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury directly or indirectly caused by Tenant shall be paid for by Tenant. Pictures or diplomas shall be hung on tacks or small nails; Tenant shall not use adhesive hooks for such purposes.

19. Solicitation; Food and Beverages. Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises without the prior written approval of Landlord and only in compliance with arrangements prescribed by Landlord. Only persons approved by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building, or to use the public areas of the Building for that purpose.

20. Captions. The caption for each of these rules and regulations is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules and regulations.

NOTES TO EXHIBIT “D”

1.	7:00

2.	7:00

3.	1:00 p.m.

EXHIBIT “E”

JANITORIAL SERVICE SPECIFICATIONS

I.	DEFINITIONS

A.	Outside Corridors: corridor areas outside of tenant-enclosed areas and providing access to elevator lobbies.

B.	Elevator Lobbies: the floor area immediately adjacent to elevator entrances and providing access to outside corridors.

C.	Elevators: entrances, door frames, doors, door tracts, sill, cabs, and all fixtures, saddles, and floors.

D.	Resilient Flooring: vinyl, vinyl asbestos, and asphalt tile floors.

E.	Floor Maintenance: scrubbing, waxing, and buffing of floors.

F.	High Dusting: dusting of all horizontal and vertical surfaces not cleaned during regular nightly cleaning; this term shall exclude ceilings but shall include all air diffusers and the backs of fixture lenses.

G.	As required: requirements of the management.

H.	Contractor: the cleaning contractor, its employees or subcontractors.

I.	Owner:

J.	Owner’s Representatives: the Building Manager or such other persons designated by him or by the Owner.

K.	Building Manager: the person designated by the Owner for general management of the Building.

II.	DETAILED SPECIFICATIONS – NIGHTLY CLEANING

A.	Entire Complex:

1.	Sweep all hard-surface floors, including tenant spaces, entrance foyers and vestibules, and all public areas, including building corridors; sweep all stone, ceramic tile, marble, terrazzo, asphalt tile, linoleum, rubber, vinyl, and other types of flooring, to insure dust-free floors, with special attention given to hard-to-reach areas.

2.	Wash ceramic tile, marble terrazzo, or all hard-surface flooring in the entrance foyers of the Building.

3.	Vacuum all carpeted areas and rugs, moving light furniture other than desks, file cabinets, etc. (as needed).

4.	Sweep private stairways and wash as necessary; vacuum carpeted stairways; and dust hand rails, balustrades and stringers as necessary.

5.	If carpeted, vacuum carpets of all public corridors nightly.

6.	If resilient tiled, clean and spray buff waxed floors of all public corridors so as to maintain a highly polished surface.

7.	Mop up and wash floors for spills, smears and foot tracks throughout, including tenants’ space, as needed, and wash floors in general as required.

8.	Scour and wash clean all water fountains and coolers, emptying waste water as needed.

9.	Empty and clean all wastepaper baskets and disposal receptacles, and wash ashtrays, sanitary cans, paper towel waste cans, and any other receptacles (damp dusting as necessary); install liners as necessary.

10.	Clean all cigarette urns and replace sand or water in ashtrays as necessary; materials to be furnished by Contractor.

11.	Collect and remove wastepaper, cardboard boxes (which Contractor will flatten) and waste materials to a designated area in the premises. Waste and/or rubbish bags shall be furnished by Contractor. Owner shall have the right to approve trash removal containers and janitorial carts.

12.	Remove all wastepaper and waste materials from buildings at Owner’s expense.

13.	Dust and wipe clean all furniture, fixtures shelving, cabinets and clean all glass tables and desk tops with impregnated cloths as needed.

14.	Wash and remove all finger marks, smudges, scuff marks, and stains, gum and foreign matter from glass tops, glass entrances, private entrance to offices and elevator doors, glass directory boards, metal partitions, and other marks on walls, window sills, and other similar surfaces, and glass table cabinets, as required or as judged possible without damage to said item.

15.	Wipe clean and polish, as needed, all brass, stainless steel and other bright work, using a non-acid polish.

16.	Wipe clean all metal doorknobs, kick plates, directory signs, door saddle, and all metals.

B.	Lavatories and Rest Rooms:

1.	Sweep, rinse, scrub and/or wash all flooring with approved germicidal detergent solution to remove all spills, smears, scuff marks and foot tracks.

2.	Wash and polish all mirrors, powder shelves, bright work and enamel surfaces, including flushometers, piping, toilet set hinges, and all metal. Contractor shall use only non-abrasive material to avoid damage and deterioration to chrome fixtures.

3.	Scour, wash and disinfect all basins, bowls and urinals with approved germicidal detergent solution, including tile walls near urinals. Remove stains as necessary and clean underside of rims of urinals and bowls.

4.	Wash both sides of all toilet seats with approved germicidal detergent solution.

5.	Disinfect, dampwipe and wash all partitions, enamel surfaces, tile walls, dispensers, doors and receptacles. Spot wash nightly as required.

6.	Scour, wash and disinfect all private basins in all tenant premises throughout the Building.

7.	Empty and clean paper towel and sanitary napkin disposal receptacles.

8.	Remove wastepaper and refuse, including soiled sanitary napkins, to designated area in the Building, and dispose of same at Owner’s expense. All wastepaper receptacles to be thoroughly cleaned and washed as needed.

9.	Fill and maintain mechanical operation of all toilet tissue holders, soap dispensers, towel dispensers, and sanitary napkin vending dispensers; materials to be furnished by Owner. The filling of such receptacles to be in such quantity as to last the entire business day wherever possible.

C.	Office Floors, Entrances Lobbies, Elevator Lobbies, and Outdoor Corridors:

1.	It is the intent of this Contract and Contractor will, and Contractor agrees to keep entranceways, lobbies, and outside corridors properly maintained and clean and presentable at, all times, in keeping with the standards of a first-class office building.

2.	Sweep and wash flooring and vacuum carpeting, if applicable.

3.	Clean all cigarette urns and replace sand or water as necessary; materials to be furnished by Contractor.

4.	Pick up and put out rain mats when necessary, making sure that they are clean at all times.

5.	Clean mail depository and lobby directories, including glass, if applicable.

6.	Dust walls and keep free from finger marks, smudges, etc. as needed and as applicable.

7.	Dust and polish all surfaces, using methods that will retain and protect original finishes.

8.	Clean and polish all elevator lobbies, car thresholds and saddles to remove all stains, dirt, paperclips, cigarettes or other similar debris.

D.	Elevators:

1.	Dust and rub down elevator doors, walls, metal work and saddles in elevator cabs; vacuum elevator door tracts and saddles.

2.	Dust bulbs, fixtures, and diffusers as required.

3.	Maintain metal work throughout, including elevator cabs, by cleaning and polishing as necessary.

4.	Treat and polish all wood and synthetic paneling in the elevator cabs as necessary.

5.	Maintain floors in elevator cabs as needed and clean thoroughly. If carpeted, remove soluble spots which safely respond to standard spot removal procedure without risk of injury to color or fabric. Cabs to be vacuumed nightly. Remove all chewing gum on floors, walls and rails.

E.	Entrance Lobbies and Public Areas:

It is the intent of this Contract that Contractor will, and Contractor agrees to, keep the entrances, lobbies, public areas and the various floors properly maintained and clean and presentable at all times and in keeping with the standards of a first-class office building.

1.	Sweep and wash floors and vacuum carpeting, if applicable.

2.	Sweep, vacuum and spot clean all rubber mats, shampooing as needed if applicable.

3.	Clean all cigarette urns and replace sand or water as necessary; materials such as sand to be supplied by Contractor.

4.	Pick up and put out foul weather mats as necessary, making sure that they are kept clean at all times during storage. Area for storage to be designated by Owner.

5.	Clean all entrance door glass, including building directory glass, inside and outside, excluding commercial areas.

6.	Clean all public telephone areas thoroughly.

III.	DETAILED SPECIFICATIONS – PERIODIC (AS REQUIRED) CLEANING

A.	Entire Complex

1.	Wash and/or spray buff weekly all floors as required and apply appropriate approved coating or sealant to maintain luster.

2.	Strip and wax floors as needed – not more than once in eighteen (18) months unless needed.

3.	Clean lights, globes, diffusers and fixtures as required, but not less than twice per year.

4.	Dust down and dampwipe lobby and exit stairway walls, as required, but not less than once per month, if applicable.

5.	Rub down metal and other high-level bright work, as required.

6.	High dusting – see Article VI.

7.	Floor maintenance – see Article VI.

B.	Lavatories and Rest Rooms:

1.	Scrub, wash and polish all partitions, tile walls and enamel surfaces from ceiling to floor, as required, but not less than once each month using proper disinfectant.

2.	Wash all lighting fixtures as required. Do all high dusting quarterly.

3.	Dampwipe all wall surfacing, as required, but not less than once every two (2) months, if applicable.

4.	Clean and disinfect all equipment drains. No acids permitted unless instructed by Owner.

5.	Clean urinals and bowls with scale-solvent, as required, but not less than once per week.

6.	Machine scrub flooring, as required, with approved germicidal detergent solution.

C.	Entrance Lobbies and Public Areas:

1.	Wash all floors on a weekly basis and strip and wax, if required, but not more than once in eighteen (18) months, unless needed.

2.	Clean light fixtures (including globes), diffusers and other fixtures, as required to maintain a first-class appearance, but not less than once per month.

3.	Remove hand marks from lobby and stairway walls, as required, but not less than once per month, if applicable.

4.	Rub down metal and other miscellaneous high-level bright work, as required.

IV.	MISCELLANEOUS PERIODIC CLEANING

(To be performed as required unless otherwise specified, but not less than once each week or as hereinafter provided.)

A.	Office Areas and Corridors:

1.	Sweep all building stairways and dust rails and fire equipment. Mop as required.

2.	Wipe clean and polish all aluminum, chrome, stainless steel, brass and other metal work, including trim and hardware, as required, using non-acid polish.

3.	Check elevators, stairways, office and utility doors on all floors for general cleanliness, as required, removing fingerprints, smudges, and other marks. Clean exterior of all elevator doors of the Building as required.

4.	If carpeted, remove spots and thoroughly clean all carpets in public corridors, as required.

5.	Clean and sweep all vacant areas at least once per month.

6.	Clean glass entrance doors, as required.

7.	Once per week, dust and wash all door louvers and other ventilating louvers within reach.

8.	Wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, and all vertical surfaces (floors, walls, windowsills), including elevator doors and other surfaces, as required and as judged possible without damage to surface needing cleaning.

9.	All granite and/or travertine walls, elevator, stairway, office and utility doors to be washed, as required, using water or approved cleanser.

10.	Dust and clean electric fixtures, all baseboards, and any other fixtures or fittings in public corridors, as required, but not less than once each week.

V.	HIGH DUSTING

A.	Office Areas:

Do all high dusting quarterly unless otherwise specified, including the following:

1.	Vacuum and dust all pictures, frames, charts, graphs, and similar wall hangings not reached in nightly cleaning. Damp dust, as required.

2.	Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvers, grilles, high moldings, and other surfaces not reached in nightly cleaning.

3.	Dust all overhead pipes, sprinklers, ventilating and air conditioning louvers, dusts, high moldings and other high areas not reached in nightly cleaning if applicable.

4.	Dust all venetian blinds and window frames.

5.	Dust exteriors of lighting fixtures.

VI.	FLOOR MAINTENANCE – TENANT AREAS

A.	Wax all tenant resilient tile flooring not less than every three (3) months so as to maintain a highly polished surface, and strip wax build-up and buff, as needed, not less than once every eighteen (18) months. Spray; buff lobbies, corridors and hallways in tenant areas nightly. If needed, remove all ground-in heel marks and similar type scuffs and stains. Use a low alkaline, non-injurious detergent for floor waxing operations.

B.	Tenant hallways are considered the traffic lanes in a tenant’s office space which function as circulation aisles and also include all entrance and exit ways.

C.	A non-staining polymer floor finish that provides a high degree of slip prevention shall be used in all floor maintenance operations.

D.	Wash and wipe clean all baseboards during floor maintenance operations.

VII.	RUBBISH REMOVAL

A.	Contractor agrees to place all rubbish in Owner-provided compactor. Contractor to inform property manager immediately of any malfunction of the compactor and/or when compactor becomes too full.

VIII.	BUILDING METAL AND MASONRY

A.	Interior and exterior metal work, granite, masonry, store fronts (if required to be maintained by Owner), and building foyer entrances (including floor), if applicable, will be kept in clean condition around or near building entrances. Such poultice cleaning of masonry as is needed will be performed by Contractor.

B.	Clean all exterior metal required to be maintained by Owner, whether store or otherwise.

IX.	DAY SERVICES – PORTERS AND MATRONS

Contractor agrees to furnish sufficient day porters and day matrons to perform the following duties:

A.	Duties of Day Porters (There will be an extra charge for Day Porters unless stated otherwise in Contract.)

1.	Police entire lobby areas and plaza.

2.	Police and maintain escalators and elevator cabs, including floors, as required. If carpeted, floors in elevators, cabs to be vacuumed and spots to be removed, as required.

3.	Police men’s lavatories on all floors, to be checked a minimum of twice a day, morning and afternoon.

4.	Check and fill, as necessary, toilet tissue and soap dispensers and towel dispensers; materials (paper products) to be furnished by Owner.

5.	Clean basement (including all levels), corridors, and utility areas.

6.	Set out rain mats on rainy days; keep in clean condition.

7.	Clean roof set-backs, as necessary, if applicable.

8.	Keep entrance door glass and frames in clean condition.

9.	Clean and polish standpipes and sprinkler connections, as necessary.

10.	Properly maintain exterior to the Building from ground level, including canopy trim and underside of canopies, store fronts, and other applicable areas; police all garden areas.

11.	As directed by Owner, equipment rooms, fan rooms and other utility rooms shall be swept regularly, but not less than once per month.

12.	Clean basement corridors and utility areas, including floors, walls, ceilings, fixtures, and other areas. All such areas shall be kept in clean conditions to the satisfaction of the Owner.

B.	Duties of Day Matrons (Extra charge, unless otherwise stated) Sufficient day matrons shall be assigned to perform the following duties:

1.	Police ladies’ restrooms and lavatories on all floors, keeping them in clean condition, as required, but not less than three (3) times each day.

2.	Bonneville Tower/Machan Hampshire Properties, Ltd. to furnish standard supplies and matrons to fill toilet tissue, and towel dispensers in ladies’ lavatories on all floors. Soap to be supplied by Bonneville Tower/Machan Hampshire Properties, Ltd.. Sanitary napkin’s to be supplied by Bonneville Tower/Machan Hampshire Properties, Ltd. and matrons to fill dispensers in ladies’ lavatories on all floors.

X.	PERSONNEL

A.	Contractor’s personnel shall be carefully interviewed, screened, and reference-checked.

B.	Contractor agrees to pay all wages, payroll, taxes, health insurance or other items that may be levied against payrolls by any municipal, state or federal agency.

C.	Contractor shall insure that all of his employees and/or agents shall abide by all safety rules and regulations which may be promulgated from time to time by either party as they pertain to the Contractor’s operations. Contractor shall also comply with statutory safety regulations as cited in the general specifications.

D.	Contractor shall insure that all of his employees and/or agents shall abide by all safety rules and regulations which may be promulgated from time to time by either party as they pertain to the Contractor’s operations. Contractor shall also comply with statutory safety regulations as cited in the general specifications.

E.	Contractor’s personnel shall not disturb papers on desks, tables or cabinets.

F.	Contractor shall make reasonable and prompt restitution, by cash, replacement or repair, subject to the approval of the Owner, for any damage for which Contractor is liable and has been determined to be liable.

XI.	EQUIPMENT FURNISHED BY CONTRACTOR

A.	Contractor agrees to purchase all equipment for the operation of the Building unless highly specialized equipment.

B.	Contractor shall furnish the necessary appropriately tested and approved implements, machinery and cleaning supplies for the satisfactory performance of all services required under this Contract. Owner shall approve all of the aforementioned items.

GLOSSARY

For mutual understanding we are defining terms used in our cleaning program. Only Routine Procedures (i.e., not requiring unusual chemicals, equipment, expertise or effort) and Appropriate Solutions (i.e., recommended by the manufacturer) will be used in these tasks. The client and contractor will decide whether unusual procedures and/or solutions are necessary and negotiate the additional cost.

1. Sanitize	Wipe exposed surfaces with disinfectant and rub dry to eliminate streaks.

2. Dust	Wipe accessible surfaces with a damp or treated cloth.

3. Spot Clean	Remove mark and spillages from exposed surfaces so that it does not detract from its appearance.

4. Damp/Wet Wipe	Remove soil from exposed surfaces so it does not detract from appearances.

5. Polish	To remove marks and restore gloss.

6. Dust Mop	Apply a dry or treated mop to floors. Remove debris, surface dirt and gum.

7. Sweep	Apply a broom to floors to remove normal debris, surface dirt and gum.

8. Spot Mop	Remove soil and spillages which cannot be removed by dust mopping and sweeping.

9. Damp Mop	Apply one time to remove soil.

10. Wet Mop	Apply solution, mop scrub and remove solution. Rinse, if necessary, to avoid streaking.

11. Buff	Damp mop, if necessary and machine-buff to restore gloss.

12. Spray-Buff	Damp mop or spray a finish and machine-buff to remove marks and restore gloss. Dust mop when completed, if necessary.

13. Rinse	Damp clean, wet mop or vacuum to remove solution residue.

14. Scrub	Lightly scrub and apply one coat of finish.

15. Refinish	Apply as many coats of finish as necessary to restore polished appearance.

16. Seal	Apply a base for finish on resilient tile or as the finish coat on concrete, marble, terrazo, or other hard floors.

17. Vacuum	Remove visible surface debris.

October 25, 1989

Mr. Therus Kolff, M.D., President

Mr. Thomas Harrison, Exec. V.P.

CHS, INC.

155 South 300 West

Salt Lake City, Utah

Re:	Lease between CHS, Inc. (“Tenant”) and Valley North Associates (“Landlord”) dated October 20, 1989

Dear Dr. Kolff and Mr. Harrison:

The purpose of this letter is to set forth various understandings between the Landlord and Tenant related to the above-referenced lease (the “Lease”) which covers premises located in The Woodlands Office Building, Phase II. All capitalized terms herein shall have the meaning ascribed to them in the Lease. The Landlord has agreed as follows with respect to such related provisions:

1. Early occupancy. Tenant will have the right to occupy the Premises as of January 1, 1990, two months prior to the Commencement Date; provided that Tenant complies with all provisions of the Lease except Basic Monthly Rent, which will be completely abated during the two month early occupancy period. In the event Landlord fails to substantially complete the Premises in time for Tenant’s occupancy as of January 1, 1989 for casues within Landlord’s control and due to no fault of Tenant, the early occupancy date and Commencement Date set forth in the Lease shall be adjusted to a date when substantial completion occurs and two (2) months thereafter, respectively. Further, in such event, Landlord shall pay Tenant, upon occupancy, a penalty equal to the number of days delayed multiplied by $500.00.

2. Exercise Room. The Landlord has agreed to make the necessary arrangements with the owner of the Woodlands Building, Phase 1 to expand the existing exercise facility to include (a) a women’s dressing room with at least three shower stalls, a dressing area and lockers; and (b) a separate men’s dressing room area with two shower stalls and lockers. This facility will be expanded to include approximately 1400 square feet in total, of which approximately 800 square feet will be open exercise area.

REAL ESTATE DEVELOPMENT, BROKERAGE AND CONSULTANTS

4001 South 700 East, Suite 100 • Salt Lake City, Utah 84107 • (801) 262-2000 • FAX (801) 262-8506

Mr. Therus Kolff, M.D., President

Mr. Thomas Harrison

October 17, 1989

3. Storage. During the Term of the Lease, the Landlord has agreed to set aside 800 square feet within the Building, which will be adjacent to the Premises for use as storage space. Tenant will not pay any rent whatsoever on said space. Further, the Landlord will provide minimum finish in the storage area (i.e. no floor covering, unpainted walls, minimum lighting and no ceiling tile). To the extent that expansion of the Premises consumes the storage area, alternate storage area will be provided for Tenant elsewhere in the building.

4. Parking. The non-exclusive covered parking spaces alloted under the Lease will, on average, have similar access to the Building as the non-exclusive parking spaces accorded other tenants of the Building.

If the foregoing reflects our understanding, please indicate by your signature below.

Very truly yours, Valley North Associates, an Arizona joint venture

By:	JDVN Limited Partnership

	By:	Johnson Wax Development Corp.

By:
			Its:	[ILLEGIBLE]

By:	MHP – Valley North Limited Partnership

	By:	MHD Properties, Inc.

By:
			Its:	V.P.

Mr. Therus Kolff, M.D., President

Mr. Thomas Harrison

October 17, 1989

AGREED AND ACCEPTED this 26 day of October, 1989.

CHS, INC. a Delaware corporation

By:
Thomas F. Harrison Exec. V.P.

ADDENDUM TO LEASE

BETWEEN CHS, INC. (“TENANT”) AND

VALLEY NORTH ASSOCIATES (“LANDLORD”)

1. Automatic Expansion of Premises. The Premises, as set forth in Section 1.3 of the Lease, shall be expanded by approximately 5,000 rentable square feet (the exact footage to be determined after space plans are completed) located on the second floor of the Building (the “Expansion Space”) in accordance with the following provisions:

a. Tenant shall give Landlord notice not later than 90 days prior to the effective date of expansion, of Tenant’s desire to take the Expansion Space and the date of desired occupancy. Notwithstanding the foregoing, whether or not Tenant gives the foregoing notice, the Landlord will prepare the Expansion Space for occupancy in accordance with plans agreed to between Landlord and Tenant for occupancy not later than January 1, 1991 and Tenant shall be obligated to lease said space on terms agreed below. Tenant shall cooperate with Landlord to arrive at final improvement plans on the Expansion Space within 30 days after notice of its election to expand, but in any event, not later than October 15, 1990. The allowance for such improvements and terms relating to excess costs are set forth in Paragraph 3 of this Addendum.

b. The “Term” of the Lease on the Expansion Space shall expire coterminous with the Term as provided herein. The Basic Monthly Rent shall be calculated based on $16.50 per rentable square foot per year. All other terms of the Lease on the Expansion Space shall be consistent and proportionate with the terms of this Lease except for free rent set forth below.

c. Tenant shall be granted free rent on the Expansion Space which will be calculated by multiplying the number of months from the effective date of the expansion through the balance of the term by 27.20%, and then rounding to the nearest half month. For example, if the effective expansion date were January 1, 1991, there would be 50 months in the term on the Expansion Space, yielding a free rent period of 13.60 months, rounded down to 13.5 months (i.e. free rent through February 14, 1992).

2. Optional Expansion. Subject to Paragraph 1 of this Addendum, Tenant shall have the option rights to expand into all or a portion of the remaining space on the second floor (the “Option Space”) in accordance with the following provisions:

a. Landlord will not be entitled to lease any portion of the Option Space to third parties until July 1, 1991.

b. Between the date hereof and July 1, 1991, Tenant shall have the option, exercised by written notice to Landlord, to lease all or any portion of the Option Space. The Lease on the portion of the Option Space to which the notice refers shall commence six months after the date of notice unless otherwise agreed by Landlord. Tenant shall cooperate with Landlord in arriving at plans and specifications for improvement of such space within 30 days after notice of exercise. The allowance for such improvements and term relating to excess costs are set forth in Paragraph 3 of this Addendum.

c. The Basic Monthly Rent for the portion of the Option Space to which the notice relates, shall be $16.50 per rentable square foot per year with the “Landlord’s Share” established using the per square foot Operating Expenses incurred in the 1990 calendar year. The “Term” for such exercised Option Space shall expire coterminous with the initial Lease Term in this Lease and the free period for Basic Monthly Rent shall be calculated using the formula established in Paragraph 1(c) of this Addendum. All other terms of such lease shall be consistent and proportionate with those in this Lease.

d. Should Tenant elect not to exercise its options in Paragraph 2(b) above on or before July 1, 1991 as to all or any portion of the Option Space, Landlord shall have the right and ability to lease any or all of the available Option Space to third parties, subject to Tenant’s rights as follows:

When Landlord receives, after July 1, 1991, any third party offers to lease any or all of the available option space, which are acceptable to Landlord, such offers shall be governed as follows:

(i) If such third party offer is received between July 1, 1991 and December 31, 1991, Tenant shall have the right to lease the space covered by such offer on the rates and terms as described in paragraph 2(c) above.

(ii) If such third party offer is received after December 31, 1991, Tenant shall have the right to lease such space at the same rates and terms as described in the third party offer.

(iii) Tenant shall have three business days to respond, if at all, to any applicable third party offer. If Tenant fails to respond within said three days or responds in the negative, Landlord shall be free to consummate a lease with such third party.

e. Subject to the following provisions of this subparagraph (e), at such time as the entire Option Space has been leased either to Tenant under the foregoing provisions or to third parties, Tenant shall be entitled to a first right of refusal on the west half of the fourth floor of the Building, which will continue through the Term. The terms of such first right shall be governed by the provisions of paragraphs 2(d)(ii) and 2(d)(iii) above, except for the date “December 31, 1991”, which is irrelevant.

Any lease of space by Landlord to third parties of all or any part of the space covered by this first right prior to Tenant’s entitlement to such first right, shall extinguish this first right entirely on such space leased. The first right shall further be subordinate to Landlord’s obligation to provide 5,000 square feet of expansion space to Landlord’s fifth floor Tenant of the Building.

3. Tenant Improvement Allowance. Landlord hereby grants to Tenant an improvement allowance of $16.00 per rentable square foot which Landlord will advance in order to complete the improvements set forth in Exhibit “C” and $16.00 per rentable square foot for any and all additional space that is taken under the foregoing expansion provisions. Prior to commencement of construction of improvements for each area, Landlord shall present to Tenant a Breakdown and estimate of the cost of improvement (the “Breakdown”) which will include, in addition to direct costs, a coordination fee and a contingency allowance. Landlord and Tenant shall sign off on the Breakdown prior to commencement of construction and the Breakdown shall be the basis for the overage repayment described below. To the extent that any of the improvement costs reflected by the agreed upon Breakdown exceed the $16.00 per square foot allowance, then any overage shall be amortized over the entire term applicable to such space, incorporating an interest factor of 10%. If additional costs are incurred because of changes requested by Tenant after the Breakdown is signed off, all of such costs shall be deemed an overage to be amortized on rent as aforesaid. If additional costs are incurred because of changes requested by Landlord after the Breakdown is signed off, all such costs shall be the sole responsibility of Landlord.

4. Moving allowance. Landlord will provide a moving allowance for Tenant equal to $23,000.00, which shall be used solely to pay for costs of moving furniture and materials used by Tenant in its existing space, to the Premises, as well as furniture systems disassembly and reassembly. Landlord shall pay for the costs as reflected by invoices delivered to it, up to the allowance amount, within 30 days after delivery of such invoices. It is specifically understood that the costs associated with disconnecting, reconnecting, and moving phone systems and computer systems will not be a part of the expense reimbursed under this moving allowance provision.

5. Option to Renew. Tenant shall have the option to renew the Lease with respect to all of the space occupied by Tenant at the time such renewal takes place, for one, 5-year term at an effective annual rate of $13.75 per rentable square foot, plus applicable operating passthroughs above the 1990 base year. Tenant shall exercise its right to renew, if at all, by delivery of a notice of intent thereof not later than six months prior to the expiration of the initial Term.

6. Signage. Landlord shall, at its cost and pursuant to specifications and design criteria established by Landlord, affix Tenant’s name on the Building monument sign and Project monument sign associated with the Woodlands project.

7. Miscellaneous. Any reference in the Lease to “useable” as it relates to square footage shall be deemed to be a reference to “rentable”.

EXHIBIT “B”

LEGAL DESCRIPTION

FOR

WOODLANDS TOWER II OFFICE BUILDING

Parcel 3 of the Woodlands Business Park, a commercial Planned Unit Development, according to the official plat thereof (as amended) in the office of the County Recorder of Salt Lake County, Utah.

SECOND ADDENDUM TO LEASE AGREEMENT FOR

WOODLANDS TOWER II

THIS SECOND ADDENDUM TO LEASE AGREEMENT FOR WOODLANDS TOWER II is made and entered into this 12th day of December, 1990, by and between VALLEY NORTH ASSOCIATES, an Arizona joint venture (“Landlord”) and CHS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are party to that certain Lease Agreement for the Woodlands Tower II, a copy of which is attached hereto as Exhibit “A” (the “Lease”). In connection with the execution of that Lease and Tenant’s subsequent occupancy, certain facts have been determined which require modifications to the Lease relating to the actual size of the Premises as well as tenant improvement costs related thereto.

B. Tenant has expanded the Premises under the terms of paragraph 1 of the Addendum to Lease in accordance with the provisions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in the Lease, as well as this Addendum, the parties hereby agree as follows:

1. Premises. Paragraph 1.3 of the Lease is hereby amended to provide that the Premises contain 28,102 rentable square feet, which was derived by actual measurement of the space occupied by Tenant plus a common area load and after the expansion contemplated by paragraph 1 of the Addendum to Lease was effectuated. The expansion space contemplated by paragraph 1 of the Addendum is, for all purposes hereunder, deemed to consist of 5,000 rentable square feet. It is understood that the expansion space, as set forth above occupied by Tenant at the same time as the balance of the Premises. The Premises are depicted generally on the floor plans attached hereto as Exhibit “B”.

2. Rent. Paragraph 1.6 of the Lease is hereby amended to provide that the Basic Monthly Rent payable under the Lease is as follows:

March 1, 1990 through July 31, 1991	$-0-
August 1, 1991 through February 28, 1995	$39,973.39/per month

The foregoing adjustment to Basic Monthly Rent is made as a result of (a) the expansion of the Tenant into Premises larger than originally contemplated under the Lease pursuant to its rights under paragraph 1 of the Addendum to Lease and an actual measurement of such space, plus (b) the amortization of excess tenant improvement costs as contemplated in paragraph 3 of the rights under paragraph 1 of the Addendum to Lease and an actual measurement of such space, plus (b) the amortization of excess tenant improvement costs as contemplated in paragraph 3 of the Addendum to the Lease and paragraph 3 below.

3. Tenant Improvement Costs Amortization. Tenant acknowledges that the total cost for improvement of the Premises was $528,099.62 and that Landlord was responsible for such costs only up to $472,102.55, which is comprised of $16.00 per square foot (see Paragraph 3 of Addendum to Lease) plus $13,440.55 of moving costs (see Paragraph 4 of Addendum to Lease) plus $9,030.00 for an HVAC credit agreed to by Landlord. As a result of the foregoing, Tenant is responsible for excess tenant improvement costs of $55,992.07, which is to be amortized pursuant to the provisions of paragraph 3 of the Addendum to Lease at the rate of $l,179.83/mo. The foregoing monthly amortization has been incorporated into the rent adjustment provisions of paragraph 2 above.

4. Ratification. Except as amended hereby, all provisions of the Lease, first Addendum and Second Addendum shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Addendum on the date first above written.

LANDLORD

VALLEY NORTH ASSOCIATES, as Arizona joint venture

By:	JDVN Limited Partnership

	By:	Johnson Wax Development Corp.

By:
			Its:	Vice President

By:	MHP-VALLEY NORTH LIMITED PARTNERSHIP

	By:	MHD Properties, Inc.

By:
			Its:	President

TENANT

CHS, INC., a Delaware corporation

By:
	Its:	Chief Financial Officer

THIRD ADDENDUM TO LEASE AGREEMENT FOR

WOODLANDS TOWER II

THIS THIRD ADDENDUM TO LEASE AGREEMENT FOR WOODLANDS TOWER II is made and entered into this 27th day of November, 1991, by and between BAY STREET NUMBER TWO INC., a Delaware corporation qualified to transact business in the State of Utah, as Landlord (the “Landlord”), and CHS, INC., a Delaware corporation qualified to transact business in the State of Utah, as Tenant (the “Tenant”).

RECITALS

A. The Landlord, as successor in interest to Valley North Associates, and the Tenant are parties to that certain Lease Agreement for the Woodlands Tower II, dated October 20, 1989, including as part thereof that certain Addendum to Lease attached thereto (collectively, the “Original Lease”), as amended and supplemented by that certain Second Addendum to Lease Agreement for Woodlands Tower II, dated January 23, 1991 (collectively, the Original Lease and such Second Addendum, as they may be amended or supplemented from time to time, are hereinafter referred to as the “Lease”).

B. Continental Medical Systems, Inc. (“CMS”) has acquired one hundred percent (100%) of the issued and outstanding stock of the Tenant. Such acquisition constitutes an assignment of the Lease pursuant to Section 11.1 thereof, which may be effected only with the Landlord’s prior written consent.

C. The Landlord has agreed to give its consent to the assignment of the Lease effected by the transfer of the stock of the Tenant to CMS and to amend the Lease as provided herein upon receiving the unconditional guaranty of CMS to the Tenant’s performance under the Lease (the “Guaranty”). CMS has agreed to execute and deliver the Guaranty concurrently with the execution and delivery of this Third Addendum to Lease Agreement for Woodlands Tower II (this “Third Addendum”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant do hereby modify and amend the Lease as follows:

1. Security Interest. (a) Article XIX of the Lease is hereby amended and restated in its entirety to read as follows:

XIX. SECURITY INTEREST

Landlord shall have no security interest in and to any of the personal property and fixtures of the Tenant granted pursuant to Chapter 9 of the Utah Uniform Commercial Code. Notwithstanding anything herein to the contrary, nothing herein limits or impairs any lien or security interest available to Landlord under any other provision of law.

(b) The Landlord shall execute and deliver to the Tenant such documents as the Tenant may reasonably require to evidence the release of any security interest that the Landlord may previously have had pursuant to Article XIX of the Original Lease, including, but not limited to, Form UCC-3 Termination Statements to be recorded in the office of the County Recorder of Salt Lake County, Utah, and filed with the Utah Division of Corporations and Commercial Code.

2. Continued Effect of Lease. Except as expressly modified and amended by this Third Addendum, the Lease shall remain in full force and effect in accordance with its terms.

3. Effective Date. This Third Addendum shall be effective immediately upon delivery to the Landlord of the Guaranty in the form attached hereto as Exhibit A.

4. Condition Subsequent. Notwithstanding anything herein to the contrary, this Third Addendum shall be void, and the Landlord shall have no duty or obligation hereunder, if the acquisition of the stock of the Tenant by CMS fails for any reason whatsoever.

IN WITNESS WHEREOF the parties hereto have executed this Third Addendum to Lease Agreement for Woodlands Tower II as of the date first written above.

LANDLORD:

BAY STREET NUMBER TWO INC., a Delaware corporation

By
	Its	President

TENANT:

CHS, INC., a Delaware corporation

By
	Its	Secretary

EXHIBIT A

[Attach form of Guaranty]

Chapman and Cutler

Draft of November 1, 1991

GUARANTY OF LEASE

This Guaranty of Lease (the “Guaranty”) is made as of this 27th day of November, 1991, by CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware corporation (the “Guarantor”), to and for the benefit of BAY STREET NUMBER TWO INC. (the “Landlord”).

RECITALS

A. The Landlord, as successor in interest to Valley North Associates, and CHS, Inc., a Delaware corporation qualified to transact business in the State of Utah (the “Tenant”), are parties to that certain Lease Agreement for the Woodlands Tower II, dated October 20, 1989, including as part thereof that certain Addendum to Lease attached thereto (collectively, the “Original Lease”), as amended and supplemented by that certain Second Addendum to Lease Agreement for Woodlands Tower II, dated January 23, 1991 (collectively, the Original Lease and such Second Addendum, as they may be amended or supplemented from time to time, are hereinafter referred” to as the “Lease”).

B. The Guarantor has acquired one hundred percent (100%) of the issued and outstanding stock of the Tenant. Such acquisition constitutes an assignment of the Lease pursuant to Section 11.1 thereof, which may be effected only with the Landlord’s prior written consent.

C. The Landlord has agreed to give its consent to the assignment of the Lease effected by the transfer of the stock of the Tenant to the Guarantor (the “Assignment”) and to amend the Lease as set forth in a certain Third Addendum to Lease Agreement for Woodlands Tower II, which is dated as of even date herewith (the “Third Addendum to Lease”), upon receiving the unconditional guaranty of the Guarantor to the Tenant’s performance under the Lease. The Landlord would not so amend the Lease and consent to the Assignment if the Guarantor did not execute and deliver to the Landlord this Guaranty.

D. The Guarantor will derive financial benefit from the Lease. The execution and delivery of this Guaranty by the Guarantor is a condition precedent to the performance by the Landlord of its obligations under the Third Addendum to Lease and the effectiveness of the Landlord’s consent to the Assignment.

AGREEMENTS

NOW, THEREFORE, Continental Medical Systems, Inc., in consideration of the matters described in the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1. The Guarantor absolutely, unconditionally and irrevocably guaranties to the Landlord:

(a) the full and prompt payment when due, and at all times thereafter, of all rentals and all other sums payable by the Tenant under the Lease;

(b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(c) the full, complete and punctual observance, performance, and satisfaction of all the obligations, duties and agreements of the Tenant under the Lease.

All amounts due, liabilities and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as “Rental.” All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as “Obligations.”

2. (a) In the event of any default by the Tenant in making payment of any of the Rental, the Guarantor agrees, on written demand therefor by the Landlord, to pay all such sums as are then or thereafter become due and owing under the terms of the Lease, regardless of any defense, right of set-off or claims that the Tenant or the Guarantor may have against the Landlord.

(b) If the Guarantor fails to pay any of the Rental after demand by the Landlord in accordance with this Paragraph 2, the Landlord shall have an immediate right to damages from the Guarantor in an amount equal to such unpaid Rental, and the Landlord may exercise all remedies available under the laws of the State of Utah for action on a matured contractual indebtedness.

3. (a) In the event of any default by the Tenant in performance of any of the Obligations, the Guarantor agrees to do the following:

(i) on written demand by the Landlord, to perform or cause the performance of such of the Obligations as the Landlord may demand; and

(ii) to indemnify and hold the Landlord free and harmless from and against any and all loss, damage, cost, expense, injury, or liability the Landlord may suffer or incur in connection with the exercise of its rights under this Guaranty or the performance of the Obligations.

(b) If the Guarantor fails to commence and pursue diligently the performance of such of the Obligations as the Landlord may demand within five (5) business days after written notice from the Landlord to the Guarantor demanding the performance of the Guarantor, then, either before or after pursuing any other remedy of the Landlord against the Guarantor or the Tenant, the Landlord shall have, in addition to any other rights and remedies available hereunder or at law or in equity or otherwise, the right but not the obligation to perform the Obligations by or through any agent, contractor or subcontractor of the Landlord’s selection. In the event the Landlord shall so elect to perform such Obligations, the Landlord shall have an immediate right to recover as damages from the Guarantor, the costs incurred by the Landlord to perform such Obligations in the manner specified above.

4. The Guarantor does hereby waive (i) notice of acceptance of this Guaranty by the Landlord and any and all notices, consents and demands of every kind that may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim that the Guarantor may have against the Tenant or that the Guarantor or the Tenant may have against the Landlord, (iii) presentment for payment, demand for payment (other than as provided for in Paragraphs 2 and 3 above), notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all other formalities that might otherwise be legally required to charge the Guarantor with liability and (iv) any failure by the Landlord to inform the Guarantor of any facts the Landlord may now or hereafter know about the Tenant, it being understood and agreed that the Landlord has no duty so to inform and that the Guarantor is fully responsible for being and remaining informed by the Tenant of all circumstances bearing on the existence, creation or risk of nonpayment of the Rental or the risk of nonperformance of the Obligations. The Landlord shall have no obligation to disclose or discuss with the Guarantor the Landlord’s assessment of the financial condition of the Tenant. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Landlord except as expressly set forth in a writing duly signed and delivered on behalf of the Landlord.

5. The Guarantor further agrees that the Guarantor’s liability as guarantor hereunder shall in nowise be impaired or affected by (i) any renewals or extensions that may be made from time to time, with or without the knowledge or consent of the Guarantor, of the term of the Lease, (ii) any forbearance or delay in collecting Rental, (iii) any waiver by the Landlord under the Lease, (iv) the Landlord’s failure or election not to pursue any other remedies it may have against the Tenant, (v) any change, amendment, extensions, renewals or modification in the Lease or (vi) the application of payments received from any source to the payment of any obligation other than the Rental, even though the Landlord might lawfully have elected to apply such payments to any part or all of the Rental. It is the intent of the parties hereto that the Guarantor shall remain liable as principal for payment of the Rental and performance of the Obligations until all Rental has been paid in full and the other terms, covenants and conditions of the Lease have been performed, notwithstanding any act or thing that might otherwise operate as a legal or equitable discharge of a surety. The Guarantor further understands and agrees that the Landlord may at any time enter into agreements with the Tenant to amend and modify the Lease, may waive or release any provision or provisions of the Lease and, with reference to the Lease, may make and enter into any agreement or agreements as the Landlord and the Tenant may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of the Landlord’s rights hereunder or any of the Guarantor’s obligations hereunder.

6. This is an absolute, present and continuing guaranty of payment and performance and not of collection. The Guarantor agrees that this Guaranty may be enforced by the Landlord without the necessity at any time of resorting to any other guaranties, and the Guarantor hereby waives the right to require the Landlord to join the Tenant in any action brought hereunder or to commence any action against or obtain any judgment against the Tenant or to require the marshalling of assets or to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein or otherwise shall prevent the Landlord from pursuing concurrently or successively all rights and remedies available to it at law or in equity or under the Lease, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of the Guarantor’s obligations hereunder, it being the purpose and intent of the Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. Neither the Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, discharged or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the Tenant or any person primarily or secondarily liable under the Lease or by reason of any discharge, moratorium or other relief granted any person, including but not limited to the Tenant, in any proceeding under federal or state law relating to bankruptcy, insolvency or the relief or rehabilitation of debtors or by reason of any consent by the Landlord to, or participation of the Landlord in the proceeds of, any assignment, trust or mortgage for the benefit of creditors or any composition or arrangement of debts. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Lease is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to the Landlord had not been made, regardless of whether the Landlord contested the order requiring the return of such payment.

7. Upon the occurrence of any of the following events, the Guarantor shall pay to the Landlord upon demand all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs and all other reasonable costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder:

(a) this Guaranty, is placed in the hands of an attorney for collection or is collected through any legal proceeding;

(b) an attorney is retained to represent the Landlord in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Guaranty;

(d) an attorney is retained to represent the Landlord in any other proceedings whatsoever in connection with this Guaranty.

8. The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force to the fullest extent possible and have them remain legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions, to the extent of such illegality, invalidity, unlawfulness, voidness or enforceability, were not contained therein and that the rights, obligations and interest of the Landlord under the remainder of this Guaranty shall continue in full force and effect.

9. Any notice, consent, request or other communication that any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given if hand-delivered or if mailed (effective upon mailing) by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Guarantor:

Continental Medical Systems, Inc.

600 Wilson Lane, P.O. Box 715

Mechanicsburg, PA 17055

Attention: Deborah Myers Welsh

                    Vice President/Legal Affairs

If to the Landlord:

Bay Street Number Two Inc.

115 South LaSalle Street, Floor 11 West

Chicago, Illinois 60603

with copy to:

Bay Street Number Two Inc.

c/o Bank of Montreal

Third Floor, Bank of Montreal Tower

55 Bloor Street West

Toronto, Ontario M4W 3N5 Canada

Attention: Real Estate Development Department

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

10. The obligations of the Tenant to execute and deliver estoppel certificates as provided in Article XXI of the Lease shall be deemed to also require the Guarantor to do so, to the extent that the Guarantor has actual knowledge thereof.

11. It is specifically agreed and understood that the Lease may be assigned by the Landlord or any assignee of the Landlord with notice to the Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of the Tenant’s obligations under the Lease as so assigned.

12. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of the Guarantor.

13. This Guaranty shall be construed and enforced under the laws of the State of Utah.

IN WITNESS WHEREOF, Continental Medical Systems, Inc. has delivered this Guaranty in the State of Utah as of the date first written above.

CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware corporation

By
	Its	Vice President

STATE OF PENNSYLVANIA	)
	)	ss
COUNTY OF CUMBERLAND	)

The foregoing instrument was acknowledged before me this 27th day of November, 1991, by Deborah Myers Welsh, the Vice President of CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware corporation.

(Signature of Person Taking Acknowledgment)

(Seal)

My Commission Expires:	Residing at:	600 Wilson Lane
November 23, 1992		Mechanicsburg, PA 17055

[ILLEGIBLE]

FOURTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS FOURTH ADDENDUM TO LEASE AGREEMENT FOR THE WOODLANDS TOWER II is made and entered into this 15th day of June, 1992, by and between BAY STREET NUMBER TWO INC., a Delaware corporation qualified to transact business in the State of Utah, as Landlord (the “Landlord”), and CHS, INC., a Delaware corporation qualified to transact business in the State of Utah, as Tenant (the “Tenant”).

RECITALS

A. The Landlord, as successor in interest to Valley North Associates, and the Tenant are parties to that certain Lease Agreement for the Woodlands Tower II, dated October 20, 1989, including as part thereof that certain Addendum to Lease attached thereto (collectively, the “Original Lease”), as amended and supplemented by that certain Second Addendum to Lease Agreement for Woodlands Tower II, dated January 23, 1991, and as further amended and supplemented by that certain Third Addendum to Lease Agreement for Woodlands Tower II (collectively, the Original Lease, such Second Addendum and such Third Addendum, as they may be amended or supplemented from time to time, are hereinafter referred to as the “Lease”).

B. Certain facts have been determined which require modifications relating to the size of the Premises, the Term of the Lease and the Basic Monthly Rent (as such terms are defined in the Lease).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant do hereby modify and amend the Lease as follows:

1. Premises. Paragraph 1.3 of the Lease is hereby amended to provide that the Premises contain 31,810 rentable square feet, which was derived by adding the space leased by Tenant prior to the effective date of this Fourth Addendum, i.e., 28,102 rentable square feet, plus an expansion of 3,708 rentable square feet. The Premises as expanded are depicted generally on the floor plans attached hereto as “Exhibit A”.

2. Term. Paragraph 1.4 of the Lease is hereby amended to provide that the Term of the Lease shall be seven (7) years.

3. Basic Monthly Rent. Paragraph 1.6 of the Lease is hereby amended to provide that the Basic Monthly Rent under the Lease shall be as follows:

Present through December 31, 1992	$39,973.39/per month
January 1, 1993 through February 28, 1995	$44,222.14/per month
March 1, 1995 through February 28, 1997	$36,448.96/per month

The foregoing adjustment to Basic Monthly Rent is made as a result of the expansion of the Tenant into Premises larger than originally contemplated under the Lease.

4. Continued Effect of Lease. Except as expressly modified and amended by this Fourth Addendum, the Lease shall remain in full force and effect in accordance with its terms.

5. Effective Date. This Fourth Addendum shall be effective immediately upon execution by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Addendum to Lease Agreement for the Woodlands Tower II as of the date first written above.

LANDLORD:

BAY STREET NUMBER TWO INC., a Delaware corporation

By
Its President

TENANT:

CHS, INC., a Delaware corporation

By
Its Vice President

APPROVED AND APPROVED:

CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware corporation

By
Its Senior Vice-President

EXHIBIT “A”

FIFTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS FIFTH ADDENDUM TO LEASE AGREEMENT FOR THE WOODLANDS TOWER II is made and entered into this 16th day of March, 1993, by and between BAY STREET NUMBER TWO INC., a Delaware corporation qualified to transact business in the State of Utah, as Landlord (the “Landlord”), and CHS, INC., a Delaware corporation qualified to transact business in the State of Utah, as Tenant (the “Tenant”).

RECITALS

A. The Landlord, as successor in interest to Valley North Associates, and the Tenant are parties to that certain “Lease Agreement for the Woodlands Tower II”, dated October 20, 1989, including as part thereof that certain “Addendum to Lease” attached thereto (collectively, the “Original Lease”), as amended and supplemented by that certain “Second Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, as further amended and supplemented by that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated November 27, 1992, and as further amended and supplemented by that certain “Fourth Addendum to Lease Agreement for the Woodlands Tower II” dated June 15, 1992 (collectively, the Original Lease, such Second Addendum, such Third Addendum, and such Fourth Addendum, as they may be amended or supplemented from time to time, are hereinafter referred to as the “Lease”).

B. Tenant desires to expand the Premises covered by the Lease and Landlord is willing to accommodate such expansion on the terms provided for herein.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant do hereby modify and amend the Lease as follows (with all capitalized terms herein having the meanings defined in the Lease):

1. Premises. Paragraph 1.3 of the Lease is hereby amended to provide that as of March 1, 1993 and continuing through April 30, 1993, the Premises contain 32,751 rentable square feet and as of May 1, 1993 through the balance of the Term, the Premises contain 38,550 rentable square feet, which figures were derived by adding the space leased by Tenant prior to execution of this Fifth Addendum (i.e., 31,810 rentable square feet), plus an expansion effective March 1, 1993 of 941 rentable square feet and a further expansion effective May 1, 1993 of 5,799 rentable square feet. The Premises as fully expanded are depicted generally on the floor plans attached hereto as “Exhibit A”.

1

2. Basic Monthly Rent. Paragraph 1.6 of the Lease is hereby amended to provide that the Basic Monthly Rent under the Lease shall be as follows:

Present through February 28, 1993	$44,222.14/month
March 1, 1993 through April 30, 1993	$45,319.97/month
May 1, 1993 through February 28, 1994	$52,085.47/month
March 1, 1994 through February 28, 1995	$52,366.31/month
March 1, 1995 through February 29, 1996	$44,733.55/month
March 1, 1996 through February 28, 1997	$44,873.96/month

The foregoing adjustment to Basic Monthly Rent is made as a result of the expansion of the Tenant into Premises larger than originally contemplated under the Lease.

3. Landlord’s Share. The Landlord’s Share, as defined in the Lease, shall be increased for the period from March 1, 1993 through April 30, 1993 by the amount of $4,234.00 (on an annualized basis), and further increased for the balance of the Term of the Lease commencing May 1, 1993 by the amount of $26,095.50 (on an annualized basis). The foregoing figures were calculated by multiplying the rentable square feet of the expansion areas effected under this Fifth Amendment by $4.50 per square foot.

4. Tenant’s Percentage of Operating Expenses. The Tenant’s Percentage of Operating Expenses, as defined in the Lease, shall be amended from the percentage in effect immediately prior to expansions hereunder in this Fifth Amendment (i.e. 31.8%) to 32.8% from March 1, 1993 through April 30, 1993 and to 38.6% from May 1, 1993 through the end of the Term of the Lease.

5. Tenant Finish Allowance. As to the expansion area added to the Premises effective March 1, 1993, Landlord shall make improvements thereto pursuant to plans and specifications agreed upon by Landlord and Tenant. Landlord shall be responsible for the cost of said improvements up to but not to exceed $15,056.00 (i.e. $16.00 per sq. ft.). Tenant shall be responsible for the cost of said improvements in excess of $15,056.00. As to the expansion area added to the Premises effective May 1, 1993, Tenant accepts the same in their present condition, and Landlord is not obligated to make or pay for any alterations thereof.

2

6. Parking. Landlord shall provide parking availability to Tenant as follows relative to the size of the Premises as and when increased hereunder: three (3) uncovered and unreserved stalls per 1,000 rentable square feet in the Premises, plus one (1) covered and reserved stall per 1,000 rentable square feet in the Premises, all at no additional cost to Tenant.

7. Condition. As to the expansion occurring effective March 1, 1993, this Fifth Addendum is unconditional. As to the expansion occurring effective May 1, 1993, the Landlord’s obligations hereunder with respect thereto are conditioned upon receipt of the necessary consents and waivers to allow the relocation of the existing tenant occupying said space, which consents and waivers shall be diligently pursued by Landlord.

8. Modification of Right of Renewal. With respect to the Tenant’s right to renew the Lease for an additional five (5) year period, Tenant continues to hold such right as provided in the Lease, except that the terms of lease during such renewal period shall be as provided in the Lease relative to the portion of the Premises occupied by Tenant prior to this Fifth Addendum and shall be at the then current market rates relative to the expansion area added under this Fifth Addendum.

9. Continued Effect of Lease. Except as expressly modified and amended by this Fifth Addendum, the Lease shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Addendum to Lease Agreement for the Woodlands Tower II as of the date first written above.

LANDLORD

BAY STREET NUMBER TWO, INC., a Delaware corporation

By:
Its:	President

TENANT

CHS, INC., a Delaware corporation

By:
Its:	CFO

3

REVIEWED, APPROVED AND ACCEPTED AS WITHIN GUARANTY OF LEASE:

CONTINENTAL MEDICAL SYSTEMS, INC.,
a Delaware corporation

By:
Its:	Senior Vice President

4

SIXTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS SIXTH ADDENDUM TO LEASE AGREEMENT FOR THE WOODLANDS TOWER II is made and entered into this 30th day of April, 1994, by and between Bedford Property Investors, Inc., a Maryland corporation qualified to transact business in the state of Utah, as Landlord (the “Landlord”), and CHS, INC., a Delaware corporation qualified to transact business in the state of Utah, as Tenant (the “Tenant”).

RECITALS

A. The Landlord, as successor in interest to Bay Street Number Two, Inc. and Valley North Associates, and the Tenant are parties to that certain “Lease Agreement for the Woodlands Tower II”, dated October 20, 1989, including as part thereof that certain “Addendum to Lease” attached supplemented by that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, as further amended and supplemented by that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated November 27, 1992, as further amended and supplemented by that certain “Fourth Addendum to Lease Agreement for Woodlands Tower II” dated June 15, 1992 and as further amended and supplemented by that certain “Fifth Addendum to Lease Agreement” for the Woodlands Tower II dated March 22, 1993 (collectively, the Original Lease, such Second Addendum, such Third Addendum, such Fourth Addendum and such Fifth Addendum, as they may be amended or supplemented from time to time, are hereinafter referred to as the “Lease”).

B. Tenant desires to expand the Premises covered by the Lease and Landlord is willing to accommodate such expansion on the terms provided for herein.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant do hereby modify and amend the Lease as follows (with all capitalized terms herein having the meanings defined in the Lease):

1. Premises. Paragraph 1.3 of the Lease is hereby amended to provide that as of July 1, 1994, the Premises will be further expanded by an additional 4,040 square feet on the fourth floor, the premises contain 32,751 rentable square feet and as of May 1, 1993 through the balance of the Term, the Premises contain 38,550 rentable square feet, which figures were derived by adding the space leased by Tenant prior to execution of this Fifth Addendum (i.e. 31,810 rentable square feet) and on July 1, 1994, the Premises will be further expanded by an additional 4,040 square feet on the fourth floor. The Premises as fully expanded are depicted generally on the floor plans attached hereto as “Exhibit A”.

2. Basic Monthly Rent. Paragraph 1.6 of the Lease is hereby amended to provide that the Basic Monthly Rent under the Lease shall be as follows:

March 1, 1994 through February 28, 1995	$57,752.98/month
March 1, 1995 through February 29, 1996	$50,120.22/month
March 1, 1996 through February 28, 1997	$50,260.63/month

The foregoing adjustment to Basic Monthly Rent is made as a result of the expansion of the Tenant into Premises larger than originally contemplated under the Lease.

3. Landlord’s Share. The Landlord’s Share, as defined in the Lease, shall be increased for the period from July 1994 through the balance of the Term of the Lease by the amount of $18,180 (on an annualized basis). The foregoing figure was calculated by multiplying the Landlord’s rentable square feet of the expansion space, after the expansion effected under this Sixth Amendment by $4.50 per square foot.

4. Tenant’s Percentage of Operating Expenses. The Tenant’s Percentage of Operating Expenses, as defined in the Lease, shall be amended from the percentage in effect immediately prior to expansions hereunder in this Sixth Addendum (i.e. 38.6%) to 42.6% from July 1, 1994 through the end of the Term of the Lease.

5. Tenant Finish Allowance. As to the expansion area added to the Premises effective July 1, 1994, Landlord shall make improvements thereto pursuant to plans and specifications agreed upon by Landlord and Tenant. Landlord shall be responsible for the cost of said improvements up to but not to exceed $40,400 (i.e. $10 per square foot). Tenant shall be responsible for the cost of said improvements in excess of $40,400. Tenant shall deliver a space plan and working drawings for the expansion space hereunder in this Sixth Addendum by April 28, 1994.

6. Parking. Landlord shall provide parking availability to Tenant as follows relative to the size of the Premises as and when increased hereunder: three (3) uncovered and unreserved stalls per 1,000 rentable square feet in the Premises, plus one (1) covered and reserved stall per 1,000 rentable square feet in the Premises, all at no additional cost to Tenant.

7. Modification of Right of Renewal. With respect to the Tenant’s Right to renew the Lease for an additional five (5) year period. Tenant continues to hold such right as provided in the Lease, except that the terms of lease during such renewal period shall be as provided in the Lease relative to the portion of the Premises occupied by Tenant prior to this Fifth Addendum and shall be at the then current market rates relative to the expansion area added under this Sixth Addendum.

8. Continued Effect of Lease. Except as expressly modified and amended by this Sixth Addendum, the Lease shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Addendum to Lease Agreement for the Woodlands Tower II as of the date first written above.

LANDLORD

Bedford Property Investors, Inc.

By:
	Its:	Vice President

TENANT

CHS, INC.

By:
	Its:	CFO

SEVENTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS SEVENTH ADDENDUM TO LEASE AGREEMENT FOR THE WOODLANDS TOWER II (“Seventh Addendum”) is made and entered into this 10th day of October, 1996, by and between BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (“Landlord”), successor in interest to Bay Street Number Two, lnc. (“Bay”) and Valley North Associates (“Valley”), and CompHealth, Inc., a Delaware corporation, formerly known as CHS, INC., a Delaware corporation (“Tenant”)

RECITALS

A. Landlord, as successor in interest to Bay and Valley, and Tenant entered into that certain “Lease Agreement for Woodlands Tower II” dated October 20, 1989, including as a part thereof that certain “Addendum to Lease” dated concurrently therewith (the “Original Lease”), as amended by that certain “Second Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated November 27, 1991, that certain “Fourth Addendum to Lease Agreement for the Woodlands Tower II” dated June 15, 1992, that certain “Fifth Addendum to Lease Agreement for the Woodlands Tower II” dated March 16, 1993, and that certain “Sixth Addendum to Lease Agreement for the Woodlands Tower II” dated April 30, 1994 (collectively, the “Lease.”)

B. Tenant desires to renew the term of the Lease, and to otherwise amend the terms and conditions thereof, and Landlord is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby modify and amend the Lease as follows:

AGREEMENT

1. Recitals. The foregoing recitals are tree and correct and are incorporated herein by this reference.

2. Definitions. Any capitalized terms not defined herein shall have the meanings as defined in the Lease.

3. Premises. Landlord and Tenant hereby stipulate and agree that for all purpose under this Lease the Premises consist of approximately Forty Two Thousand Five Hundred Ninety (42,590) rentable square feet, in the approximate location and configuration, as shown on Exhibit “A” attached hereto and incorporated herein by this reference. Tenant hereby agrees to accept the Premises in “as-is where-is” condition for the Extended Term (as defined below), and, except as specifically set forth herein, Landlord shall have no obligation to improve, remodel, repair or otherwise refurbish the Premises for Tenant. The Lease (including without limitation, Section 1.3 of the Original Lease) is hereby amended accordingly.

4. Term. The term of the Lease is hereby extended for an additional period of five (5) years (the “Extended Terms”), commencing upon March 1, 1997 and expiring at midnight on February 28, 2002. The Lease (including without limitation, Section 1.4 of the Original Lease) is hereby amended accordingly.

5. Option to Extend the Term. Notwithstanding anything to the contrary contained in the Lease, Tenant’s only right to extend the term of the Lease is set forth below, and Tenant hereby waives any right to extend the term of the Lease pursuant to any other provision of the Lease, including without limitation. Section 5 of the Addendum to Lease attached to the Original Lease and Section 8 of the Fifth Addendum to Lease Agreement for the Woodlands Tower II.

Tenant shall have the right to extend the Extended Term for one (1) additional and consecutive period of five (5) years (the “Renewal Term”), upon the same terms and conditions as stated herein, except for Basic Monthly Rent. Tenant must exercise its right, if at all, by written notification (the “Notice of Exercise”) to Landlord not less than One

Hundred Eighty (180) days prior to the expiration of the Extended Term, provided that Tenant has not been in default of any of the provisions of this Lease during the Extended Term. The option to extend granted herein is personal to the original Tenant executing this Seventh Addendum, and notwithstanding anything to the contrary contained in the Lease, the rights contained in this Seventh Addendum are not assignable or transferable by such original Tenant; provided, however, that notwithstanding the foregoing, the right to extend the term of the Lease granted herein may be exercised by any Permitted Assignee (as defined in Paragraph 13, below.)

If Tenant timely and property exercises the right to extend the term beyond the expiration of the Extended Term, then the Basic Monthly Rent shall be adjusted to equal the Fair Market Rental for the Premises as of the date of the commencement of the Renewal Term, pursuant to the procedures hereinafter set forth. The term “Fair Market Rental” means the Basic Monthly Rent chargeable for the Premises based upon the following factors applicable to the Premises of any comparable premises:

(a) rental rates being charged for comparable premises in the same geographical location.

(b) The relative locations of comparable premises.

(c) Improvements, or allowances provided for improvements, or to be provided.

(d) Rental adjustments, if any, or rental concessions.

(e) Services and utilities provided or to be provided.

(f) Use limitations or restrictions.

(g) Any other relevant Lease terms or conditions.

In no event, however, shall the Fair Market Rental be less than the Basic Monthly Rent in effect immediately prior to the commencement date of the Renewal Term. The Fair Market Rental evaluation may include provision for further rent adjustment during the Renewal Term if such adjustments are commonly required in the market place for similar types of leases.

Upon exercise of the right to extend the term, and included within the Notice of Exercise, Tenant shall notify Landlord of its opinion of Fair Market Rental as above defined for the Renewal Term. If the parties are unable to agree upon a Basic Monthly Rent for the Renewal Term within thirty (30) days following Landlord’s receipts of the Notice of Exercise, within ten (10) days thereafter either party may, at its sole cost and expense and by giving notice to the other party in writing, appoint a real estate appraiser who is a member of the Appraisal Institute, or the Society of Real Estate Appraisers, or an equivalent professional organization, with at least five (5) years’ experience appraising properties devoted to the same general type of use (e.g., office) as the Premises in the county in which the Premises are located (“Qualified Appraiser”), to set the Fair Market Rental for the Renewal Term. If a party does not appoint a Qualified Appraiser within ten (10) days after the first party has given notice of the name of its Qualified Appraiser, the single Qualified Appraiser appointed shall be the sole appraiser and shall set the Fair Market Rental for the Renewal Term. If two Qualified Appraisers are appointed by the parties, they shall meet promptly, on five (5) days notice to the parties, to take such evidence and other information as the parties may deem reasonable to submit to the Qualified Appraisers. Within thirty (30) days after the selection of the last of the two Qualified Appraisers to be appointed by the parties, the Qualified Appraisers shall render their opinions of the Fair Market Rental of the Premises as above qualified. If the two valuations are within ten percent (10%) of each other, they shall be averaged and the average of the two shall be the Basic Monthly Rental for Renewal Term. If only one appraisal is timely submitted that appraisal shall constitute the Basic Monthly Rent for the Renewal Term. If the two valuations are separated by more than ten percent (10%), then the two Qualified Appraisers shall, within ten (10) days following the last date for submission of the two appraisals of Fair Market Rental, appoint a third Qualified Appraiser, who shall decide the Fair Market Rental for the Renewal Term as specified below. If the two Qualified Appraisers are unable to agree upon a third Qualified Appraiser within such ten (10) day period, they shall notify the parties hereto in writing of their inability to appoint a third Qualified Appraiser, and within ten (10) days following receipt of such notice either of the parties to this Lease, by giving five (5) days’ notice to the other party, may demand Arbitration as specified below. If neither party applies for Arbitration within the ten (10)

day period herein specified, the two appraisals of Fair Market Rental shall be averaged as stated above, and such average shall be the Basic Monthly Rent for the Renewal Term.

In the event the parties are unable to mutually agree upon a Basic Monthly Rent for the Renewal Term, and in such event proceed to Appraisal or Arbitration proceedings as specified below, both parties shall be bound to submit the matter for such determination. The procedure specified below for appointment of Qualified Appraisers, delivery of appraisals, appointment of an Arbitrator, and determination of Fair Market Rental thereby, is herein collectively referred to as “Arbitration.” The Arbitration shall be conducted and determined in the County where the Premises are situated. If the Arbitration is not concluded before the commencement of the Renewal Term, Tenant shall pay Basic Monthly Rent to Landlord in an amount equal to the Fair Market Rental set forth in the appraisal by Landlord’s Qualified Appraiser until the Fair Market Rental is determined in accordance with the arbitration provisions hereof. If the Fair Market Rental as determined by Arbitration differs from that stated by Landlord’s Qualified Appraiser, then any adjustment shall be made by payment by the appropriate party within thirty (30) days after the determination of Fair Market Rental by Arbitration has been concluded, as provided herein. Tenant shall be obligated to make payment of during the entire Renewal Term of the Basic Monthly Rent determined in accordance with the Arbitration procedure hereunder.

A party demanding Arbitration hereunder shall make its demand in writing (“Demand Notice”) within ten (10) days after receipt of notice from the Qualified Appraisers that they have failed to appoint a third Qualified Appraiser as specified above. A copy of the Demand Notice shall be sent to the President of the Real Estate Board for the county in which the Premises are located. If there is no Real Estate Board, or Board President, in said county then a copy of the Demand Notice shall be sent to the Presiding Judge of the highest trial court in such county for the state in which the Premises are located. The Board President or Presiding Judge, whichever is applicable, is hereinafter referred to as the “Appointer.” The Appointer, acting in his personal, private capacity, shall appoint within ten (10) days thereafter a third Qualified Appraiser to be the “Arbitrator.” The Arbitrator shall be qualified to serve as an expert witness, over objection, to give opinion testimony addressed to the issue in a court of competent jurisdiction.

As used herein, the term “Arbitrator” refers to a third Qualified Appraiser, selected by any of the methods heretofore set forth. The Arbitrator shall, within sixty (60) days after his appointment, state in writing his determination as to whether the Fair Market Rental stated by Landlord’s Qualified Appraiser or the Fair Market Rental stated by Tenant’s Qualified Appraiser most closely approximates his own. The Arbitrator shall have the right to consult experts and competent authorities with factual information or evidence pertaining to the determination of Fair Market Rental, but any such consultation shall be made in the presence of both parties with full right to cross examine. The Arbitrator shall not state his own opinion of Fair Market Rental, but shall be strictly limited to the selection of one of the two appraisals submitted by the other two Qualified Appraisers. The Arbitrator shall have no right to propose a middle ground or any modification of either of the proposed valuations, and shall have no power to modify the Lease. The valuation so chosen as most closely approximating that of the Arbitrator shall constitute his decision, shall be deemed the Basic Monthly Rent for the Renewal Term and shall be final and binding upon the parties absent fraud or gross error. The Arbitrator shall render a decision and award in writing, with counterpart copies to each party. Judgement may be entered thereon in any court of competent jurisdiction. In the event of failure, refusal, or inability of the Arbitrator to act in a timely manner, a successor shall be appointed in the same manner as such Arbitrator was first chosen hereunder. The fees and expenses of the Arbitrator and for the administrative hearing fee, if any, shall be divided equally between the parties. Each party shall bear its own attorney’s fees and other expenses, including fees of witnesses in presenting evidence, and the fees and cost of its Qualified Appraiser.

6. Basic Monthly Rent. Landlord and Tenant agree that the Basic Monthly Rent for the Extended Term shall be as follows :

March 1, 1997 - March 31, 1997: None ($0.00)

April 1,1997 - February 28, 1998: Fifty Five Thousand Eight Hundred Sixty Three and 88/100 Dollars ($55,863.88) per month

March 1, 1998 - February 28, 1999: Fifty Seven Thousand Six Hundred Thirty Eight and 47/100 Dollars ($57,638.47) per month

March 1, 1999 - February 29, 2000: Fifty Nine Thousand Four Hundred Thirteen and 05/100 Dollars ($59,413.05) per month

March 1, 2000 - February 28, 2001: Sixty One Thousand One Hundred Eighty Seven and 63/100 Dollars ($61,187.63) per month

March 1, 2001 - February 28, 2002: Sixty Two Thousand Nine Hundred Sixty Two and 22/100 Dollars ($62,962.22) per month

The Lease (including without limitation, Section 1.6 of the Original Lease) is hereby amended accordingly.

7. Landlord’s Share of Operating Expenses. Landlord and Tenant hereby stipulate and agree that for all purposes under this Lease Landlord’s Share (as specified in Section 1.7 of the Original Lease) for the Extended Term shall be equal to the actual Operating Expenses incurred by Landlord in Calendar year 1997. The Lease (including without limitation, Section 1.7 of the Original Lease) is hereby amended accordingly.

8. Tenant’s Percentage of Operating Expenses. Landlord and Tenant hereby stipulate and agree that for all purposes under this Lease the Tenant’s Percentage of Operating Expenses for the Extended Term shall be Forty Percent (40.00%). Landlord and Tenant hereby stipulate and agree that for all purposes under this Lease the square footage of the Premises shall be Forty Two Thousand Five Hundred Ninety (42,590) rentable square feet, and the square footage of the Building shall be One Hundred Six Thousand Three Hundred Eighty Five (106,385) rentable square feet. The Lease (including without limitation, Section 1.8 of the Original Lease) is hereby amended accordingly.

9. Exclusions from Operating Expenses. Notwithstanding anything to the contrary contained in the Lease, including without limitation Section 5.1(b) of the Original Lease, from and after the date of full execution of this Seventh Addendum, Operating Expenses shall not include the following: (i) depreciation of the Building or the Premises, (ii) expenditures incurred in the alteration, renovation, redecoration or finish of any other space in the Building performed in connection with the occupancy of such space by a new lessee of the building, or in connection with a lease renewal by and existing Tenant of the Building, (iii) brokerage commissions or fees paid in connection with any leasing of the Building, (iv) costs incurred in financing or refinancing the Building, as well as any mortgage interest payments or lease payments under any ground lease, (v) salaries for officers and executives of Landlord not directly responsible for the operation of the Building or the Premises, and (vi) attorney’s fees and costs incurred in leasing space in the Building or in enforcing the obligations of other lessees of the Building. The Lease (including without limitation, Section 5.1(b) of the Original Lease) is hereby amended accordingly.

10. Right to Audit. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have the right, at its own cost and expense and no more often than once such calendar year, to audit Landlord’s books and records with respect to the Operating Expenses incurred by Landlord in the operation and maintenance of the Property for the preceding calendar year only, in accordance with the following procedure. In the event that Tenant desires to so audit Landlord’s books and records for the preceding calendar year, Tenant shall provide Landlord with not less than ten (10) days prior written notice of its intent to so audit Landlord’s books and records. Any such audit shall be performed at Landlord’s principal place of business (or such other place as Landlord’s books and records are kept), and shall be performed by a certified public accountant. The results of such audit shall be presented to Landlord, along with the work papers of the certified public accountant performing the audit. Landlord shall have not less than ten (10) business days thereafter to review the results of the audit and to inform Tenant in writing of whether or not Landlord accepts the results of such audit. In the event that Landlord provides Tenant with written notice that it accepts the results of such audit within such ten (10) business day period, it shall be deemed that Landlord and Tenant agree to the results of such audit, and within ten (10) business days thereafter, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, as applicable, any overpayment or underpayment of the Tenant’s Share of Operating Expenses for the preceding calendar year as revealed by the audit. In the event that Landlord either (i) fails to provide Tenant with such notice within such ten (10) business day period, or (ii) provides Tenant with notice that Landlord disputes the results of such audit within such ten (10) business day period, Landlord and Tenant shall met as soon as practicable thereafter to review Landlord’s specific objections to the validity of such audit and to negotiate a mutually acceptable agreement with respect to the results of audit. Within ten (10) business days following such agreement between Landlord and Tenant as to the results of the audit, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, as applicable, any overpayment or underpayment of the Tenant’s Share of Operating Expenses for the preceding calendar year as mutually agreed to by Landlord and Tenant. The Lease is hereby amended accordingly.

11. Compliance. Notwithstanding anything to the contrary contained in the Lease, including without limitation Article VII of the Original Lease, Landlord, as party of Operating Expenses, shall comply with any and all governmental regulations, including without limitation the 1992 Americans with Disabilities Act, (the “Government Regulations”) affecting the Common Areas of the Property; provided, however, that Tenant shall comply with any and all Government Regulations affecting the Premises and Tenant’s use and occupancy thereof, and any and all Government Regulations affecting the Common Areas of the Property that are caused by, or arise out of, Tenant’s use and occupancy of the Premises, all at Tenant’s sole cost and expense. The Lease is hereby amended accordingly.

12. Liens. Notwithstanding anything to the contrary contained in the Lease, including without limitation Article X of the Original Lease, Tenant shall have the right to contest and discharge any liens on the Premises, the Building and/or the Property arising out of any work performed by or for the benefit of Tenant in and about the Premises and/or the Building, provided that Tenant, within ten (10) days following notice from Landlord of the existence of a lien against Premises, the Building and/or the Property arising out of any work performed by or for the benefit of Tenant, shall (i) post a bond or other security reasonably satisfactory to Landlord and otherwise in accordance with applicable state law, forestalling the foreclosure of such lien while Tenant protests or discharges the same, and (ii) indemnify and hold Landlord harmless from and against any loss, cost, liability, fee (including attorney’s fees and costs) or expense incurred in connection with or arising out of such lien. In the event that Tenant shall fail to provide the aforesaid bond and indemnity within the time periods specified herein, Landlord may exercise all of its rights and remedies as otherwise provided in the Lease. The Lease is hereby amended accordingly.

13. Right to Sublease and Assign. Notwithstanding anything to the contrary contained in the Lease, including without limitation Article XI of the Original Lease, Tenant shall have the right, without the consent of Landlord but in conformance with the terms and conditions set forth herein, to assign this Lease or sublease all or a portion of the Premises to any person or entity that controls, is controlled by, or is merged with Tenant (collectively, the “Permitted Assignee”), provided that (i) Tenant gives Landlord not less than ten (10) days prior written notice of its intent to assign this Lease or sublease all or a portion of the Premises to the Permitted Assignee, (ii) Tenant provides Landlord with an executed copy of the document(s) which evidence the assignment or sublease with the Permitted Assignee, and (iii) in the event of a merger or consolidation of Tenant with another entity, Tenant provides Landlord with evidence reasonably satisfactory to Landlord (such as a current balance sheet for the merged entity, certified as true and correct by an officer of the merged entity) showing that the Permitted Assignee, after merger or consolidation with Tenant, will have a tangible net worth at least equal to the tangible net worth of Tenant as of the date of execution hereof, as evidenced by a current balance sheet for Tenant, certified as true and correct by an officer of Tenant. No purported assignment of this Lease or sublease of all or a portion of the Premises to a Permitted Assignee shall be valid unless and until Tenant shall provide Landlord with the above specified information, and in the event that Tenant fails to so provide the above specified information in the time and manner required herein, Landlord shall have the right to exercise all of its rights and remedies under the Lease for a default by Tenant, including without limitation those specified in Section 11.2 of the Original Lease. No assignment of the Lease or sublease of all or a portion of the Premises to a Permitted Assignee, whether or not the consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the Basic Monthly Rent and all Additional Rent due under the Lease and to perform all other obligations to be performed by Tenant thereunder. The Lease is hereby amended accordingly.

14. Subleasing. Notwithstanding anything to the contrary contained in the Lease, including without limitation Article XI of the Original Lease, the consent of Landlord to a sublease of all or a portion of the Premises to any person or entity other than a Permitted Assignee (which shall be subject to the provisions of Section 12, above) may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons in electing to consent or to deny consent to a proposed sublease:

(i) A proposed subtenant whose occupancy will require a variation in the terms of this Lease (for example, a variation in the use clause); and

(ii) A proposed subtenant whose impact on the common facilities or the other occupants of the Building would be in excess of the impact currently caused by Tenant; and

(iii) A proposed subtenant whose occupation of the Premises would cause a diminution in, or cause harm to, the reputation of the Building or the other businesses located therein; and

(iv) A proposed subtenant whose use of the Premises involves the use of “Hazardous Materials” (as hereinafter defined) in excess of normal and customary office and cleaning supplies in normal and customary amounts.

If Landlord consents to a proposed sublease by Tenant, the following conditions shall apply:

(a) Each and every covenant, condition or obligation imposed upon Tenant by the Lease and each and every right, remedy or benefit afforded Landlord by the Lease shall not be impaired or diminished as a result of such sublease.

(b) On a monthly basis, after deduction by Tenant of the “Amortized Costs” (as hereinafter defined), any sums of money, or other economic consideration received by Tenant from the sublessee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like which exceed, in the aggregate, the total sums which Tenant pays Landlord under this Lease in such month, or the prorated portion thereof if the premises transferred is less than the entire Premises, shall be payable fifty percent (50%) to Landlord and fifty percent (50%) to Tenant, and Landlord’s share thereof shall be paid with Tenant’s payment of Basic Monthly Rent. As used herein, the term “Amortized Costs” shall mean all reasonable costs to Tenant of subleasing the Premises, including without limitation, all reasonable attorneys’ fees, any free rent or other economic inducements that are customarily given in the leasing market that includes the Premises, reasonable brokerage commissions, the cost of reasonable improvements made to the Premises for the benefit of such subtenant, and reasonable marketing costs, all as actually paid by Tenant in connection with the proposed sublease, which reasonable costs shall be amortized on a monthly straight line basis over the agreed upon term of the proposed sublease, and the monthly amortized amount of such reasonable costs shall constitute the “Amortized Costs” for purposes of determining the amount to be paid to Landlord under the Section.

(c) No such sublease approved by Landlord as specified herein shall relieve Tenant of its primary obligation to pay the Basic Monthly Rent and all Additional Rent due under the Lease and to perform all other obligations to be performed by Tenant thereunder. The acceptance of rent by Landlord form any other person or entity other than Tenant shall not be deemed to be a waiver by Landlord of any provision of the Lease or to be a consent to any purported sublease of the Premises.

(d) If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Extended Term of the Lease.

(e) No sublease shall be valid and no sublessee shall take possession of the Premises or any part thereof unless Landlord shall consent in writing to such sublease and, within ten (10) days after the execution of any sublease, Tenant shall deliver to Landlord a duly executed duplicate original of the sublease in form reasonably satisfactory to Landlord which provides that (i) the sublessee assumes Tenant’s obligations for the payment of Basic Monthly Rent and Additional Rent with respect to the portion of the Premises subleased and for the full and faithful observance and performance of all of the covenants, terms and conditions contained in the Lease, and (ii) such transferee will, or Landlord’s election, attorn directly to Landlord in the event Tenant’s Lease is terminated for any reason on the terms set forth in the sublease.

As used herein, the term “Hazardous Materials” shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk, to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto (collectively, the “Environmental Laws”) including, without limitation, any waste, material or substance which is:

(i) defined as a “hazardous substance” or “pollutant or contaminant” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.;

(ii) listed as an “extremely hazardous substance,” “hazardous chemical,” or “toxic chemical” pursuant to the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.;

(iii) listed as a “hazardous substance” in the United States Department of Transportation Table, 49 C.F.R. 172.101 and amendments thereto, or by the Environmental Protection Agency (or any successor agency) in 40 C.F.R. Part 302 and amendments thereto;

(iv) defined, listed or designated by regulations promulgated pursuant to any Environmental Law; or

(v) any of the following; a pesticide; a flammable explosive; petroleum, including crude oil or any fraction thereof; asbestos or an absestos-containing material; a polychlorinated biphenyl; a radioactive material; or urea formaldehyde.

The Lease is hereby amended accordingly,

15. Landlord’s Property Insurance. Notwithstanding anything to the contrary contained in the Lease, Landlord shall maintain in full force and effect on the Building a policy or policies of property insurance providing protection against any peril included within the classification “All Risk” to the extent of its replacement cost, with a deductible in a reasonable amount to be determined by Landlord. The premium cost for such insurance shall be deemed an “Operating Expense” of the Property. The Lease is hereby amended accordingly.

16. Non-Disturbance Agreement. Landlord hereby represents and warrants to Tenant that, to the best of its knowledge, the Premises are currently encumbered by a mortgage lien in favor of the Prudential Insurance Company of America, which lien was created after execution of the Original Lease. Notwithstanding anything to the contrary contained in the Lease, including without limitation Article XVII of the Original Lease, in the event that, from and after the date hereof Landlord shall desire to encumber the Premises with a mortgage, deed of trust or ground lease (other than the currently existing encumbrance), Tenant shall have no obligation to subordinate its Lease to any such mortagage, deed of trust or ground lease, unless and until Tenant shall have received from such mortgagee, beneficiary under any such deed of trust, or the lessor under such ground lease, a commercially reasonable form of non-disturbance, subordination and attornment agreement, providing that so long as Tenant performs all of its obligations under the Lease, its quiet possession of the Premises will not be disturbed by any sale, transfer or foreclosure of any interest in the premises by any mortgagee, beneficiary under any deed of trust, or the lessor under any ground lease affecting the Premises. The Lease is hereby amended accordingly.

17. Default. Notwithstanding anything to the contrary contained in the Lease, including without limitation Article XVIII of the Original Lease, in the event that Tenant shall fail to pay Basic Monthly Rent or other additional rental sums due from Tenant to Landlord at the time and in the manner required under the terms of the Lease, Landlord shall provide Tenant with a three (3) day notice to pay such sums or surrender the Premises, as is required by applicable Utah State Law, prior to instituting any action to terminate the Lease or to dispossess Tenant from the Premises. The Lease is hereby amended accordingly.

18. Security Agreement. Notwithstanding anything to the contrary contained in the Lease, the provisions or Article XIX of the Original Lese are hereby deleted and are of no further force and effect. The Lease is hereby amended accordingly.

19. Right of First Offer. If at any time during the Extended Term, any space located on the fourth (4th) floor of the Building (hereinafter the “Offer Space”) is available or will become available for lease, Landlord shall give written notice to Tenant (the “Offer Notice”) that such Offer Space is or will become available for lease. Landlord’s Offer Notice shall specify the size of the Offer Space, when the Offer Space will be available for lease, the term of the lease of such Offer Space, any tenant improvement allowance or other economic inducements offered in connection with the Offer Space, and the Basic Monthly Rent for the Offer Space (the “Offer Terms.”) Tenant shall have ten (10) days following receipt of the Offer Notice to notify Landlord in writing of whether or not Tenant wishes to lease the Offer

Space on the Offer Terms. In the event that Tenant shall timely respond to the Offer Notice and agree to lease the Offer Space, it shall be deemed that Tenant has irrevocably committed to lease the Offer Space on the Offer Terms and Landlord and Tenant agree to execute an amendment to the Lease, including the Offer Space within the Premises on the Offer Terms. In the event that Tenant shall fail to respond to the Offer Notice in writing within such ten (10) day period, or shall respond in writing but propose different terms for the lease of the Offer Space than the Offer Terms, including without limitation a different size or rental rate, Landlord shall have no obligation to lease the Offer Space to Tenant and may thereafter lease the Offer Space to any other interested party on terms and conditions which are within five percent (5%) of the “net effective rental” (as defined below) offered to Tenant in the Offer Notice, and for a term not less than one year less than that specified in the Offer Notice (the “Third Party Terms.”) In the event that Landlord is unable to lease the Offer Space on the Third Party Terms, prior to leasing the Offer Space on terms different than the Third Party Terms, Landlord shall again provide the Landlord’s Notice containing such different terms. Tenants shall again have the right to lease the Offer Space on such revised terms, and, provided that tenant does not agree to lease the Offer Space on such revised terms, Landlord shall have the right to lease the Offer Space on such revised Third Party Terms, in conformance with the provisions of this section. In no event may Landlord lease the Offer Space to any party other than Tenant on terms and conditions more favorable to Tenant than the Third party Terms, as the same may be revised from time to time in various Offer Notices. As used herein, the term “net effective rental” shall mean the Basic Monthly Rent to be charged by Landlord for the Offer Space, as increased or decreased by (i) the cost, or the lack thereof, of any tenant improvement allowance or other economic inducement offered by Landlord, (ii) the cost, or the lack thereof, of any brokerage or other commissions, and (iii) any other costs to Landlord which are unique to the proposed lessee of the Offer Space (hereinafter the “Costs”), which costs shall be amortized over the term of the Offer Space an either added to or subtracted from the Basic Monthly Rent, as applicable.

20. Hours of Operation. Normal Building operating hours shall be 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding all holidays, including without limitation, all federal and state mandated holidays. The Lease is hereby amended accordingly.

22. Additional Provisions. The following provisions are hereby added to the Original Lease as the following paragraphs:

27.1 After Hours Charges. The charges for heating, ventilating and air conditioning (“HVAC”) service and electrical usage, outside of normal Building operating hours shall initially be as follows: HVAC - Eighteen Dollars ($18.00) per hour, Electricity - six Dollars ($6.00) per hour. Landlord reserves the right to increase these charges from time to time to reflect increases in the cost to Landlord of providing such HVAC services and electricity.

27.2 Tenantability. In the event of any interruption of services to the Premises, including without limitation, any HVAC (as defined below), electrical, mechanical or plumbing services (hereinafter, the “Services”), which interruption is not caused by Force Majeure occurrences (as defined in Section 26.2 of the Original Lease), or by repairs or replacements in the Building that Landlord is required to perform under the terms and conditions of the Lease and other leases of the Property (hereinafter, the “Interruption”), and which Interruption continues for a period in excess of five (5) consecutive business days, all basic Monthly Rent and Additional Rent shall be abated form and after the fifth (5th) consecutive business day in proportion to the amount of the Premises rendered untenantable due to the interruption. In the event the Interruption continues for a period in excess of sixty (60) consecutive business days, Tenant may, upon written notice to Landlord, elect to terminate this Lease.

In the event that the heating, ventilating and air conditioning system serving the Building (the “HVAC”) should fail to operate for any reason within the reasonable control of Landlord, Tenant shall notify Landlord in writing of such failure to operate. Landlord shall have a reasonable period of time, which in no event shall exceed thirty (30) days, to cure such failure to operate (or to commence to cure such failure to operate, if curing such failure to operate will reasonably take more than thirty (30) days.) In the event that Landlord fails (i) to cure or commence to cure such failure to operate within a reasonable time following Landlord’s receipt of Tenant’s notice, or (ii) to complete such cure within a reasonable time following Landlord’s receipt of Tenant’s notice, then Tenant may, upon further written notice to Landlord, elect to cure such failure of the HVAC to operate, and may thereafter bill Landlord for the reasonable cost of such cure; provided, however, that if Landlord responds to Tenant’s notice and informs Tenant of the nature of the HVAC problem and the probable timetable for repair or cure, Tenant may not effect any repairs to the HVAC system or cure such failure to operate and bill Landlord therefor as provided above, unless and until Landlord fails to repair the HVAC system within the time period provided for in Landlord’s response to Tenant.

22. No Change. Except as set forth herein, all of the terms and conditions of the Lease remain unchanged and in full force and effect.

LANDLORD:		TENANT:

CompHealth, Inc.

BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation		a Delaware corporation

By:		By:
	James R. Moore, Jr.	Its:	President
Its:	Vice President

EXHIBIT “A”

FLOOR PLAN OF PREMISES

EXHIBIT “A”

APPROXIMATE SIZE AND LOCATION OF ADDITIONAL SPACE

Woodlands Tower II Office Building

Sixth Floor

BEDFORD PROPERTY INVESTORS

EIGHTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS EIGHTH ADDENDUM TO LEASE AGREEMENT FOR THE WOODLANDS TOWER II (“Eight Addendum”) is entered into this 9th day of July, 1997, by and between BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (“Landlord”), and COMPHEALTH, INC., a Delaware corporation (“Tenant”)

RECITALS

A. Landlord and Tenant entered into that certain “Lease Agreement for Woodlands Tower II” dated October 20, 1989, including as a part thereof that certain “Addendum to Lease” dated concurrently therewith (hereinafter the “Original Lease”), as amended by that certain “Second Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated November 27, 1991, that certain “Fourth Addendum to Lease Agreement for Woodlands Tower II” dated June 15, 1992, that certain “Fifth Addendum to Lease Agreement for Woodlands Tower II” dated March 16, 1993, that certain “Sixth Addendum to Lease Agreement for Woodland Tower II” dated April 30, 1994, and that certain “Seventh Addendum to Lease Agreement for Woodlands Tower II” dated October 10, 1996 (collectively with the Original Lease, the “Lease”) whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises located in Woodlands Tower II (the “Building”), as described in the Lease (the “Premises”).

B. The parties hereto wish to amend the Lease to expand the size of the Premises to include certain additional space (i) on the sixth floor of the Building (the “Additional Space”), and (ii) on the first (1st) floor of the Building (the “Expansion Space”), and to otherwise amend the terms of the Lease to include the Additional Space and the Expansion Space in the Premises.

1

NOW, THEREFORE, in consideration of the mutual terms, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Defined Terms. All capitalized terms used in the Eighth Addendum that are not defined herein shall have the meanings as defined in the Lease.

3. Lease of Additional Space. Tenant acknowledges that is currently subleasing the Additional Space, which Additional Space consists of approximately Two Thousand Four Hundred Sixty One (2,461) rentable square feet located on the sixth floor of the Building in the approximate location and configuration as set forth on Exhibit A attached hereto and incorporated herein by this reference. As of March 1, 1998 (the “Additional Space Effective Date”), Landlord leases to Tenant, and Tenant hires from Landlord, the Additional Space, upon the terms and conditions hereinafter set forth. As of the Additional Space Effective Date, the size of the Premises shall be Forty Nine Thousand Six Hundred Ninety Eight (49,698) rentable square feet, if the Expansion Space Effective Date has occurred by such date, and Forty Five Thousand Fifty One (45,051) rentable square feet if the Expansion Space Effective Date has not occurred by 30 days of signing this agreement (as provided in Section 4, below.) The Lease is hereby amended accordingly. CompHealth has right of first offer on adjourning space.

4. Lease of Expansion Space. The lease of the Expansion Space shall become effective as of the date that Landlord delivers possession of the Expansion Space to Tenant (the “Expansion Space Effective Date”), estimated to be on or before 30 days of signing this agreement (the “Estimated Delivery Date.”) Tenant acknowledges and agrees that, prior to Landlord being able to deliver possession of the Expansion Space to Tenant, the current tenant of the Expansion Space, Informix Software, Inc. (“Informix”), must (a) enter into a lease amendment or lease termination agreement with Landlord relating to the Expansion Space, on terms and conditions acceptable to Landlord in its sole and absolute discretion, whereby Informix releases its rights with respect to the Expansion Space, and (b) vacate the Expansion Space, leaving it in the condition required by the terms of its lease. Landlord shall diligently attempt to induce Informix to enter into such a lease amendment or lease termination agreement with Landlord and vacate the Expansion Space on or before the Estimated Delivery Date; provided, however, that Landlord shall have no responsibility or liability to Tenant in the event that the Expansion Space is not delivered to Tenant on or before the Estimated Delivery Date because (i) Informix has not entered into such a lease amendment or lease termination agreement, or (ii) Informix has not vacated the Expansion Space on or prior to the Estimated Delivery Date, or (iii) Landlord must repair, restore or otherwise rehabilitate the Expansion Space as a result of Informix’s tenancy in the Expansion Space. In the event that the Expansion Space Effective Date has not occurred on or before 30 days of signing this agreement, the proposed lease of the Expansion Space between Landlord and Tenant shall become void and of no further force and effect, and Tenant shall only be obligated to lease from Landlord, and Landlord shall only be obligated to lease to Tenant, the Additional Space on the term and conditions set forth herein.

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5. Expansion Space. As of the Expansion Space Effective Date (provided such date occurs on or before 30 days of signing this agreement), Landlord leases to Tenant and Tenant hires from Landlord the Expansion Space consisting of approximately Four Thousand Six Hundred Forty Seven (4,647) rentable square feet of space on the first floor of the Building, in the approximate location and configuration as shown on Exhibit B attached hereto and incorporated herein by this reference. As of the Expansion Space Effective Date (provided such date occurs on or before 30 days of signing this agreement) the size of the Premises shall be Forty Seven Thousand Two Hundred Thirty Seven (47,237) rentable square feet. The lease is hereby amended accordingly.

6. Term. The term of the lease of the Expansion Space and/or the Additional Space by Tenant, as applicable, shall commence upon the Expansion Space Effective Date (provided that such date occurs on or before 30 days of signing this agreement) and/or the Additional Space Effective Date, as applicable, and shall expire co-terminously with the term of the Lease on February 28, 2002.

7. Basis Monthly Rent; Expansion Space. In the event that the Expansion Space Effective Date occurs on or before 30 days of signing this agreement, as of the Expansion Space Effective Date, Section 1.6 of the Original Lease is hereby amended by substituting the rental schedule set forth on Exhibit C attached hereto and incorporated herein by this reference for the provisions of Section 1.6. The Lease is hereby amended accordingly.

8. Basic Monthly Rent; Additional Space. In the event that the Expansion Space Effective Date occurs on or before 30 days of signing this agreement, as of the Additional Space Effective Date, Section 1.6 of the Original Lease is hereby amended by substituting the rental schedule set forth on Exhibit D attached hereto and incorporated herein by this reference for the provisions of Section 1.6. The Lease is hereby amended accordingly.

9. Basic Monthly Rent; No Expansion Space. In the event that the Expansion Space Effective Date does not occur on or before 30 days of signing this agreement, as of the Additional Space Effective Date, Section 1.6 of the Original Lease is hereby amended by substituting the rental schedule set forth on Exhibit E attached hereto and incorporated herein by this reference for the provisions of Section 1.6. The Lease is hereby amended accordingly.

10. Tenant’s Percentage Share of Operating Expenses; Expansion Space. In the event that the Expansion Space Effective Date occurs on or before 30 days of signing this agreement, as of the Expansion Space Effective Date Section 1.8 of the Original Lease is amended as follows:

Tenant’s Percentage Share of Operating Expenses: 44.40%

The Lease is hereby amended accordingly.

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11. Tenant’s Percentage Share of Operating Expenses; Additional Space. In the event that the Expansion Space Effective Date occurs on or before 30 days of signing this agreement, as of the Additional Space Effective Date Section 1.8 of the Original Lease is amended as follows:

Tenant’s Percentage Share of Operating Expenses: 46.72%

The Lease is hereby amended accordingly.

12. Tenant’s Percentage Share of Operating Expenses; No Expansion Space. In the event that the Expansion Space Effective Date does not occur on or before 30 days of signing this agreement, as of the Additional Space Effective Date Section 1.8 of the Original Lease is amended as follows:

Tenant’s Percentage Share of Operating Expenses: 42.35%

The Lease is hereby amended accordingly.

13. Square Footage of the Premises and Building. Notwithstanding anything to the contrary contained herein or in the Lease, including without limitation, the measured size of the Premises or the Building, Landlord and Tenant hereby agree that the size of the (i) Premises for all purposes under the Lease, including without limitation, for the purposes of determining rent or Tenant’s Percentage Share of Operating Expenses, shall be deemed to be the rentable square footage referenced above in Paragraphs 3 or 5, above, as applicable, and (ii) Building for all purposes under the Lease, including without limitation, for the purpose of determining Tenant’s Percentage Share of Operating Expenses, shall be deemed to be One Hundred Six Thousand Three Hundred Eighty Five (106,385) rentable square feet.

14. No Change. Except as set forth herein, all of the terms and conditions of the Lease remain unchanged and in full force and effect.

LANDLORD:		TENANT:

BEDFORD PROPERTY INVESTORS, INC., A MARYLAND CORPORATION		COMPHEALTH, INC., A DELAWARE CORPORATION

By:	James R. Moore	BY:	Myron Davies
TITLE:	Vice President, Management	TITLE:	Sr. Director of Sales and Marketing

DATE:	7/31/97	DATE:	July 18, 1997

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EXHIBIT “B”

APPROXIMATE SIZE AND LOCATION OF EXPANSION SPACE

Woodlands Tower II Office Building

First Floor

TRAINING ROOM
TRAIN STOR
BREAK RM
WAIT
BREAK OUT
OFFICE
OFFICE
COPY/FAX
TELECOM
STAIR
MEN
JAN
WOMEN
CONF
RECEPTION/ WAITING
CLIENT CONF RM
6.5'X8'
6.5'X8'
6.5'X8'
6.5'X8'
6.5'X8'
6.5'X8'
6.5'X8'

BEDFORD PROPERTY INVESTORS

CONSENT TO SUBLEASE

RE:	Building or Complex: WOODLANDS TOWER II

Lessor: BEDFORD PROPERTY INVESTORS, INC., A MARYLAND CORPORATION

Lessee: INNOVATIONS CONSULTING INTERNATIONAL, INC., A UTAH CORPORATION

Premises: 4021 SOUTH 700 EAST, SUITE 650, SALT LAKE CITY, UTAH

Sublet Premises: 4021 SOUTH 700 EAST, SUITE 605, SALT LAKE CITY, UTAH

Date of Master Lease: JANUARY 4, 1993

Proposed Sublessee: COMPHEALTH, INC., A DELAWARE CORPORATION

Dear Lessee:

Pursuant to the terms of your lease (“Master Lease”) covering the above-captioned Premises, as said Master Lease may have been amended to the date hereof, you have requested the Lessor’s consent to a sublease to the above-captioned Master Lease, a true, correct and complete copy of which Lessee and Sublessee warrant is attached hereto as Exhibit “A” (the “Sublease.”)

Lessor hereby grants its consent to the Sublease upon the following express terms and conditions:

1. The Sublease is subject and subordinate to the Master Lease and to all of its terms, covenants, provisions and agreements, and to all of the terms, and provisions of this Consent to Sublease (“Consent.”) Sublessee shall not do or permit anything to be done in or around the Sublet Premises which would violate any provisions of the Master Lease or this Consent. Sublessee and Lessee agree that this Consent is given solely for the purpose of allowing Lessee to sublease the Sublet Premises and to specify the terms and conditions under which Lessee may do so.

2. The Sublessee shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Master Lease, for the period covered by the Sublease and to the extent of the Sublet Premises. In the event that Sublessee shall fail to abide by the terms of the Master Lease, it shall be deemed a default by Lessee and Sublessee under the Master Lease entitling Lessor to exercise all of its rights and remedies under the Master Lease as against Lessee and Sublessee.

3. Neither the Sublease nor this Consent shall:

a.	release or discharge Lessee from any liability, whether past, present or future, under the Master Lease; or

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b.	operate to obligate Lessor to any of the terms, covenants or conditions of the Sublease as between Lessee and Sublessee and Lessor shall not be bound thereby; or

c.	be construed as a consent to or approval or ratification of any particular provision of the Sublease, it being agreed that Lessor has not and will not review or pass upon any of the provisions of the Sublease and that Lessor shall not be bound or estopped by any provision contained in the Sublease;

d.	operate to extend the term of the Master Lease beyond its present expiration date, notwithstanding the fact that the Sublease may purport to be for a longer term; or

e.	be construed to modify, waive or affect any of the terms, conditions, provisions or agreements of the Master Lease, or to waive any breach thereof, or any of Lessor’s rights thereunder, or to enlarge or increase Lessor’s obligations thereunder, or to diminish or decrease Lessee’s obligations thereunder; or

f.	allow Sublessee to utilize the Sublet Premises for any purpose other than the use allowed under the Master Lease; or

g.	be construed as a consent by us to any further subletting either by Lessee or by the Sublessee or to any assignment by Lessee of the Master Lease or assignment by the Sublessee of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both Lessee and the Sublessee agree that the Sublessee has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party.

4. In the event of Lessee’s default under the provisions of the Master Lease, the rent and any other charges due from the Sublessee under the Sublease (the “Sublease Payments”) shall be, at the option of Lessor, deemed assigned to Lessor and Lessor shall have the right, following such default, at any time at Lessor’s option, to give written notice of such assignment to the Sublessee. Upon Sublessee’s receipt of such notice Sublessee shall make all Sublease Payments due thereafter directly to Lessor, without liability to Lessee for making such payments to Lessor rather than to the Lessee. Lessor shall credit Lessee with any Sublease Payments received by Lessor under such assignment but the acceptance of any Sublease Payments from the Sublessee as the result of any such default shall in no manner whatsoever be deemed an attornment by the Sublessee to Lessor in the absence of a specific written agreement signed by Lessor and sublessee to such an effect, or serve to release Lessee from any liability under the terms, covenants, conditions, provisions or agreements of the Master Lease or this Consent. In the event that Lessor does not elect to have Sublessee attorn to it as specified above, Lessor shall have all rights and remedies as provided under the Master Lease as against Sublessee in the event of any default under the Master Lease, including without limitation the right to regain possession of the Sublet Premises.

5. Both Lessee and Sublessee shall be liable for the payment of all bills rendered by Lessor for charges incurred by the Sublessee for services and materials supplied to the Sublet Premises. In the event of any default by Lessee or Sublessee in the full performance and observance of their respective obligations under this Consent, such default may, at Lessor’s option, be deemed a default under the terms

2

of the Master Lease, entitling Lessor to exercise all rights and remedies contained in the Master Lease with respect to such default, as well as any other rights or remedies available to Lessor under this Consent, at law or in equity, by statute or otherwise, with respect to such default.

6. The term of the Sublease shall expire and come to an end on its expiration date or any premature termination date thereof, but in any event no later than concurrently with the expiration date of the Master Lease or any premature termination of the Master Lease (whether by consent or other right, now or hereafter agreed to by Lessor and Lessee, or by operation of law at Lessor’s option in the event of a default by Lessee.)

7. Lessee hereby warrants that all of the terms and provisions of the Master Lease are in full force and effect and that there are no defaults (or matters that with the passage of time or the giving of notice, or both, would constitute a default) by Lessor or Lessee under the Master Lease. In the event of a conflict between the provisions of the (i) Master Lease and the Sublease, the provisions of the Master Lease shall prevail, and (ii) this Consent and the Master Lease or Sublease, the provisions of this Consent shall prevail.

8. This Consent is not assignable, nor shall this Consent be a consent to any amendment or modification of the Sublease, without Lessor’s prior written consent.

9. Lessee and Sublessee covenant and agree that, under no circumstances shall Lessor be liable for any brokerage commission or other charge or expense is connection with the Sublease and Lessee and Sublessee both agree to indemnify, defend and hold Lessor harmless from and against same and against any cost or expense (including, but not limited to, attorneys’ fees) incurred by Lessor in resisting any claim for any such brokerage commission.

10. Lessee and Sublessee understand and acknowledge that Lessor’s consent hereto is not a consent to any improvement or alteration or work to be or being performed in the Premises, that Lessor’s consent must be separately sought if and to the extent provided in the Master Lease.

11. Lessee agrees to abide by the terms of the Master Lease as the same contemplates a sharing with Lessor of “bonus” or “key” rent received by Lessee in excess of the minimum rent due Lessor under the Master Lease.

12. Lessee and Sublessee agree that the terms and provisions of the Sublease shall not, without the prior written consent of Lessor, be amended or modified.

13. This Consent constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and shall not be operative or binding unless and until executed by all parties hereto. This Consent may not be modified, altered, amended or changed except by an agreement in writing signed by all parties hereto. This Consent for all purposes shall be construed in accordance with the laws of the State of California. The terms and provisions of this Consent shall be binding upon and inure to the benefit of the parties hereto and to the successors and assigns of Lessor and, to the extent approved in writing by Lessor, the successors and assigns of Lessee and Sublessee.

The execution of a copy of this Consent by Lessee and the Sublessee shall indicate the joint and several confirmation by Lessee and Sublessee of the foregoing conditions and of Lessee’s and Sublessee’s agreement to be bound thereby and shall constitute Sublessee’s acknowledgment it has received a copy of the Master Lease from Lessee.

3

Very truly yours,

BEDFORD PROPERTY INVESTORS, INC., A MARYLAND CORPORATION

BY:
James R. Moore
ITS:	Vice President, Management
DATE:	5/27/97

CONFIRMED AND AGREED:

LESSEE:		SUBLESSEE:

INNOVATIONS CONSULTING INTERNATIONAL, INC., A UTAH CORPORATION		COMPHEALTH, INC., A DELAWARE CORPORATION

BY:		BY:
ITS:	President/CEO	ITS:	Senior Director of Marketing Operation
DATE:	5/27/97	DATE:	5/27/97

4

EXHIBIT “A”

SUBLEASE

1. PARTIES. This Sublease (“Sublease”) is entered into as of the 9th day of MAY 1997, by and between INNOVATIONS CONSULTING INTERNATIONAL, INC., A UTAH CORPORATION, (“Sublessor”), and COMPHEALTH, INC., A DELAWARE CORPORATION (“Sublessee”), as a Sublease under the Lease dated JANUARY 4, 1993, (“Master Lease”) entered into by BAY STREET NUMBER TWO INC., A DELAWARE CORPORATION as Lessor, and subsequently assigned to BEDFORD PROPERTY INVESTORS, INC., A MARYLAND CORPORATION (“Master Lessor”). A copy of the Master Lease is attached hereto, marked Exhibit “C”, and incorporated herein by reference.

2. PROVISIONS CONSTITUTING SUBLEASE.

A. This Sublease is subject to all of the terms and conditions of the Master Lease attached as Exhibit “C”, except as specifically amended herein, and Sublessee shall assume and perform the obligations of Sublessor as lessee under the Master Lease to the extent such terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor’s interest as Lessee under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

B. All of the terms and conditions contained in the Master Lease are incorporated herein, as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee), and along with all of the following paragraphs set out in this Sublease shall be the complete terms and conditions of this Sublease.

3. PREMISES. Sublessor leases to Sublessee, and Sublessee hires from said Sublessor, approximately 2,461 rentable square feet, situated in the City of SALT LAKE CITY, County of Salt Lake, State of UTAH, and located at 4021 SOUTH 700 EAST, SUITE 605, SALT LAKE CITY, UTAH 84107, and further identified on Exhibit “B” attached hereto and incorporated herein by this reference (the “Subleased Premises”).

4. TERM.

4.1 TERM. The term of this Sublease shall commence MAY 15, 1997, and terminate on FEBRUARY 28, 1998.

4.2 DELAY IN COMMENCEMENT. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Subleased Premises to Sublessee on such date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Subleased Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Subleased Premises within ninety (90) days from such commencement date, Sublessee may, at Sublessee’s option, by notice in writing to Sublessor, cancel this Sublease. If this Sublease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

1

4.3 EARLY POSSESSION. In the event that Sublessor shall permit Sublessee to occupy the Subleased Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Sublease. Such early possession shall not advance the termination date of this Sublease.

5. RENT. Sublessee shall pay to Sublessor as rent for the Subleased Premises, in advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof the sum of THREE THOUSAND SEVENTY SIX AND 25/100 Dollars ($3,076.25) per month. Rent for any period during the term hereof which is for less than one month shall be a pro-rata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United State of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

6. OPERATING EXPENSES. If the Master Lease requires Sublessor to pay to Lessor all or a portion of the expenses of operating the building and/or Project of which the Premises are a part (“Operating Costs”), including but not limited to taxes, utilities, or insurance, then Sublessee shall pay to Sublessor as additional rent twenty-nine percent (29%) of the amounts payable by Sublessor for Operating Costs incurred during the Term. Any and all after hours charges incurred by Sublessee or their affiliate or clients in Suite 605, shall be the responsibility of Sublessee.

7. SECURITY DEPOSIT. Shall be waived.

8. USE. The Subleased Premises shall be used and occupied for general office purposes.

10. TENANT IMPROVEMENTS. Sublessee shall be responsible for the payment of their tenant improvements. All improvements shall be constructed consistent to the building standard and to all building codes. All other tenant improvements shall be mutually agreed upon by Lessor, Lessee and Sublessee.

11. CONDITION OF PREMISES. Sublessor and Sublessee agree that the Subleased Premises include existing interior improvements. Sublessee hereby accepts the Subleased Premises in their condition existing as of the date Sublessee occupies the Subleased Premises, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and relating to the use of the Subleased Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessee’s agent nor the Broker has made any representations or warranty as to the suitability of the Subleased Premises for the conduct of Sublessee’s business.

SUBLESSOR:		SUBLESSEE:

INNOVATIONS CONSULTING CORPORATION, INC., A UTAH CORPORATION		COMPHEALTH, INC., A DELAWARE CORPORATION

By:		By:
Title:	CEO	Title:
Date:	5/27/97	Date:	5/27/97

2

EXHIBIT “C”

MASTER LEASE

LEASE AGREEMENT

FOR WOODLANDS TOWER II

THIS LEASE AGREEMENT (this “Lease”) is made and entered into between BAY STREET NUMBER TWO INC., a Delaware corporation qualified to transact business in the State of Utah, as landlord (“Landlord”), with its address at 115 South LaSalle Street, Floor 11 West, Chicago, Illinois 60603, and the person or entity described below as “Tenant.”

ARTICLE I. OPERATIVE FACTS AND DEFINITIONS

This Lease is made with respect to the following facts and definitions:

Section 1.1. Date of Lease. The Date of this Lease is January 4, 1993.

Section 1.2. Tenant. The Tenant under this Lease is INNOVATIONS CONSULTING INTERNATIONAL, INC., a Utah corporation, with its business address and mailing address at 4021 South 700 East, Suite 650, Salt Lake City, Utah 84107.

Section 1.3. Premises. The premises leased hereunder (the “Premises”) shall consist of the following:

(a) Suite 650 of Woodlands Tower II, 4021 South 700 East, Salt Lake City, Utah (the “Building”) of The Woodlands Business Park, consisting of approximately 8,369 square feet of rentable area and approximately 7,114 square feet of net usable area, shown as the crosshatched area on Exhibit A attached hereto and made a part hereof (“Exhibit A”), located on the real property (the “Property”) described on Exhibit B attached hereto and made a part hereof (“Exhibit B”).

(b) The rentable area has been computed as the quotient of net usable area over a factor of 0.85.

Section 1.4. Term. The term of this Lease (the “Term”) shall consist of the Original Term and, upon the proper exercise of Tenant’s rights in Section 3.1(b), the Option Term. The “Original Term” and “Option Term” are defined in Section 3.1 below.

Section 1.5. Projected Commencement Date. “Projected Commencement Date” means March 1, 1993.

1

Section 1.6. Basic Monthly Rent. The “Basic Monthly Rent” means the amount payable calendar per month, according to the following Schedule:

Time Period	Amount Payable/ Month	Rate/Year
3/1/93 - 12/31/93	$4,184.50/mo.	$6.00/year
1/1/94 - 2/28/94	$9,763.83/mo.	$14.00/year
3/1/94 - 2/29/96	$10,286.90/mo.	$14.75/year
3/1/96 - 2/28/98	$10,461.25/mo.	$15.00/year

Section 1.7. Landlord’s Share. The “Landlord’s Share” is Thirty Seven Thousand Six Hundred Sixty and 50/100 Dollars ($37,660.50). The Landlord’s share is computed by multiplying the number of rentable square feet of the Premises by Four and 50/100 Dollars ($4.50) per square foot.

Section 1.8. Tenant’s Percentage of Operating Expenses. “Tenant’s Percentage of Operating Expenses” is eight and four tenths percent (8.4%).

Section 1.9. Security Deposit. “Security Deposit” means a certain Letter of Credit and replacements thereof (in form and substance acceptable to Landlord) , in the original principal amount of Seventy Five Thousand and no/100 Dollars ($75,000.00). The Security Deposit (i.e. Letter of Credit) shall be subject to reduction at Tenant’s election (and provided no prior default has occurred) by increments of $15, 000.00 each at the beginning of each Lease Year commencing with (but not before) the beginning of the third Lease Year and continuing thereafter. The Security Deposit shall remain in force throughout the Term, renewable not later than 30 days prior to the expiration date of each Letter of Credit. The Letter of credit and replacements shall provide for an unlimited draw thereon by the Landlord (subject to the notice provisions in Article 6 below) in the event of a failure of the Tenant to pay any monetary sums hereunder when due or within any grace periods (if any) or upon a failure of the Tenant to provide necessary replacement letters of credit in a timely fashion.

Section 1.10. Lease Year. “Lease Year” means a one-year period commencing on the Actual Commencement Date, if said date falls on the first day of a calendar month, or the first day of the calendar month following the Actual Commencement Date, if the same occurs on other than the first day of any month, or an anniversary thereof, to and including the date immediately prior to the next succeeding anniversary of said date.

ARTICLE II. PREMISES; CONSTRUCTION

Section 2.1. Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises in accordance with the provisions set forth herein.

2

EXHIBIT “B”

Expansion Premises

Woodlands Tower II Office Building

6th Floor

EXHIBIT C

Rental Schedule After Incorporation of Existing Space and Expansion Space into Premises

Date	Existing Space Rent	Expansion Space Rent	Total
7/1/97-7/31/97	$55,863.88	$6,598.74	$62,462.62
8/1/97-8/31/97	$55,863.88	$6,598.74	$62,462.62
9/1/97-9/30/97	$55,883.88	$6,598.74	$62,462.62
10/1/97-10/31/97	$55,863.88	$6,598.74	$62,462.62
11/1/97-11/30/97	$55,863.88	$6,598.74	$62,462.62
12/1/97-12/31/97	$55,863.98	$6,598.74	$62,462.62
			$—
1/1/98-1/31/98	$55,863.88	$6,784.62	$62,648.50
2/1/98-2/28/98	$55,863.88	$6,784.62	$62,648.50
3/1/98-3/31/98	$57,638.47	$6,784.62	$64,423.09
4/1/98-4/30/98	$57,638.47	$6,784.62	$64,423.09
5/1/98-5/31/98	$57,638.47	$6,784.62	$64,423.09
6/1/98-6/30/98	$57,638.47	$6,784.62	$64,423.09
7/1/98-7/31/98	$57,638.47	$6,784.62	$64,423.09
8/1/98-8/31/98	$57,638.47	$6,784.62	$64,423.09
9/1/98-9/30/98	$57,638.47	$6,784.62	$64,423.09
10/1/98-10/31/98	$57,638.47	$6,784.62	$64,423.09
11/1/98-11/30/98	$57,638.47	$6,784.62	$64,423.09
12/1/98-12/31/98	$57,638.47	$6,784.62	$64,423.09
			$—
1/1/99-1/31/99	$57,638.47	$6,970.50	$64,608.97
2/1/99-2/28/99	$57,638.47	$6,970.50	$64,608.97
3/1/99-3/31/99	$59,413.05	$6,970.50	$68,383.55
4/1/99-4/30/99	$59,413.05	$6,970.50	$68,383.55
5/1/99-5/31/99	$59,413.05	$6,970.50	$68,383.55
6/1/99-6/30/99	$59,413.05	$6,970.50	$68,383.55
7/1/99-7/31/99	$59,413.05	$6,970.50	$68,383.55
8/1/99-8/31/99	$59,413.05	$6,970.50	$68,383.55
9/1/99-9/30/99	$59,413.05	$6,970.00	$68,383.05
10/1/99-10/31/99	$59,413.05	$6,970.50	$68,383.55
11/1/99-11/30/99	$59,413.05	$6,970.50	$68,383.55
12/1/99-12/31/99	$59,413.05	$6,970.50	$68,383.55
			$—
1/1/00-1/31/00	$59,413.05	$7,156.38	$66,569.43
2/1/00-2/29/00	$59,413.05	$7,156.38	$66,569.43
3/1/00-3/31/00	$61,187.63	$7,156.38	$68,344.01
4/1/00-4/30/00	$61,187.63	$7,156.38	$68,344.01
5/1/00-5/31/00	$61,187.63	$7,156.38	$68,344.01
6/1/00-6/30/00	$61,187.63	$7,156.38	$68,344.01
7/1/00-7/31/00	$61,187.63	$7,156.38	$68,344.01
8/1/00-8/31/00	$61,187.63	$7,156.38	$68,344.01
9/1/00-9/30/00	$61,187.63	$7,156.38	$68,344.01
10/1/00-10/31/00	$61,187.63	$7,156.38	$68,344.01
11/1/00-11/30/00	$61,187.63	$7,156.38	$68,344.01
12/1/00-12/31/00	$61,187.63	$7,156.38	$68,344.01
			$—
1/1/01-1/31/01	$61,187.63	$7,342.26	$68,529.89
2/1/01-2/28/01	$61,187.63	$7,342.26	$68,529.89
3/1/01-3/31/01	$62,962.22	$7,342.26	$70,304.48
4/1/01-4/30/01	$62,962.22	$7,342.26	$70,304.48
5/1/01-5/31/01	$62,962.22	$7,342.26	$70,304.48
6/1/01-6/30/01	$62,962.22	$7,342.26	$70,304.48
7/1/01-7/31/01	$62,962.22	$7,342.26	$70,304.48
8/1/01/-8/31/01	$62,962.22	$7,342.26	$70,304.48
9/1/01-9/30/01	$62,962.22	$7,342.26	$70,304.48
10/1/01-10/31/01	$62,962.22	$7,342.26	$70,304.48
11/1/01-11/30/01	$62,962.22	$7,342.26	$70,304.48
12/1/01-12/30/01	$62,962.22	$7,342.26	$70,304.48
			$—
1/1/02-1/31/02	$62,962.22	$7,342.26	$70,304.48
2/1/02-2/28/02	$62,962.22	$7,342.26	$70,304.48

TOTAL	$3,341,327.48	$393,321.58	$3,734,649.06

BEDFORD PROPERTY INVESTORS

NINTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS NINTH ADDENDUM TO LEASE AGREEMENT FOR THE WOODLANDS TOWER II (“Ninth Addendum”) is entered into this 13TH DAY OF APRIL, 1998, by and between BEDFORD PROPERTY INVESTORS, INC., A MARYLAND CORPORATION (“Landlord”), and COMPHEALTH, INC., A DELAWARE CORPORATION (“Tenant”)

RECITALS

A. Landlord and Tenant entered into that certain “Lease Agreement for Woodlands Tower II” dated October 20, 1989, including as a part thereof that certain “Addendum to Lease” dated concurrently therewith (hereinafter the “Original Lease”), as amended by that certain “Second Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated November 27, 1991, that certain “Fourth Addendum to Lease Agreement for Woodlands Tower II” dated June 15, 1992, that certain “Fifth Addendum to Lease Agreement for Woodlands Tower II” dated March 16, 1993, that certain “Sixth Addendum to Lease Agreement for Woodland Tower II” dated April 30, 1994, that certain “Seventh Addendum to Lease Agreement for Woodlands Tower II” dated October 10, 1996, and that certain “Eight Addendum to Lease Agreement for Woodlands Tower II, dated July 9, 1997 (collectively with the Original Lease, the “Lease”) whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises located in Woodlands Tower II (the “Building”), as described in the Lease (this “Premises”).

B. The parties hereto wish to amend the Lease to expand the size of the Premises to include certain additional space on the fourth floor of the Building (the “Offer Space”), and to otherwise amend the terms of the Lease to include the Offer Space in the Premises.

NOW, THEREFORE, in consideration of the mutual terms, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Defined Terms. All capitalized terms used in the Ninth Addendum that are not defined herein shall have the meanings as defined in the Lease.

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3. Lease of Offer Space. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Offer Space, which consists of approximately Four Thousand Eight Hundred Two (4,802) rentable square feet located on the fourth floor of the Building in the approximate location and configuration as set forth on Exhibit A attached hereto and incorporated herein by this reference. The lease of the Offer Space shall become effective as of the date Landlord delivers possession of the Offer Space to Tenant (the “Offer Space Effective Date”), estimated to be on or before May 11, 1998 (the “Estimated Delivery Date.”) As of the Offer Space Effective Date, the size of the Premises shall be increased by the inclusion of the Offer Space to Fifty Four Thousand Five Hundred (54,500) rentable square feet. The Lease is hereby amended accordingly.

4. Term. The term of the lease of the Offer Space by Tenant; shall commence upon the Offer Space Effective Date and shall expire co-terminously with the term of the Lease on February 28, 2002.

5. Basic Monthly Rent. As of the Offer Space Effective Date, Section 1.6 of the Lease is hereby amended to include, in addition to the Basic Monthly Rent previously due under the terms of the Lease, the Basic Monthly Rent for the Offer Space as set forth below. The Basic Monthly Rent previously due under the Lease and the Basic Monthly Rent for the Offer Space are, from and after the Offer Space Effective Date, collectively referred to in the Lease as the “Basic Monthly Rent.” The Lease is hereby amended accordingly.

Offer Space Effective Date - February 28, 1999: $6,802.83 per month

March 1, 1999 - February 29, 2000: $7,002.92 per month

March 1, 2000 - February 28, 2001: $7,203.00 per month

March 1, 2001 - February 28, 2002: $7,403.08 per month

6. Tenant’s Percentage Share of Operating Expense. As of the Offer Space Effective Date Section 1.8 of the Original Lease is amended as follows:

Tenant’s Percentage Share of Operating Expenses: 51.23%

The Lease is hereby amended accordingly.

~~7. Right of First Offer. As of the Offer Space Effective Date, Tenant’s Right of First Offer contained in the Seventh Addendum to Lease Agreement for the Woodlands Tower II shall be deemed exercised & of no further force and effect.~~

8. Tenant Improvements. Landlord shall provide Tenant with an improvement allowance of up to Nine Thousand Six Hundred Four Dollars ($9,604.00) (the “Allowance”), for Tenant to make certain improvements to the Offer Space (the “Tenant Improvements.”) All Tenant Improvements proposed to be performed by Tenant shall be performed in accordance with Section 9.3 of the Original Lease, and otherwise in accordance with all applicable laws and regulations pertaining thereto. No portion of the Allowance may be spent on personal property or fixtures which Tenant may remove upon expiration or termination of this Lease, it being understood and agreed that the Allowance shall only be spent on permanent changes or alterations to the Offer Space. Tenant shall provide Landlord with bills, invoices or

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other evidence reasonably satisfactory to Landlord of sums expended by Tenant on the Tenant Improvements, and Landlord shall reimburse Tenant within thirty (30) days following receipt of such bills, invoices or such other evidence. In no event shall Landlord be required to reimburse Tenant for any amounts in excess of the Allowance. Any part of the Allowance not spent by Tenant on the Tenant Improvements shall be the sole property of Landlord and Tenant shall have no right thereto.

9. No Change. Except as set forth herein, all of the terms and conditions of the Lease remain unchanged and in full force and effect.

LANDLORD: BEDFORD PROPERTY INVESTORS, INC., A MARYLAND CORPORATION		TENANT: COMPHEALTH, INC., A DELAWARE CORPORATION

BY:		BY:
	JAMES R. MOORE	(PRINT):	SEAN DAILEY
TITLE:	EXECUTIVE VICE PRESIDENT/COO	TITLE:	CFO

DATE:	5/14/98	DATE:	5-11-98

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TENTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS TENTH ADDENDUM TO LEASE AGREEMENT FOR WOODLANDS TOWER II (“Tenth Addendum”) is entered into this 20th day of March 2000, by and between WOODLANDS III HOLDINGS, LLC, a Utah limited liability company (“Landlord”) successor in interest to Bedford Property Investors, Inc. (“Bedford”), successor in interest to Bay Street Number Two, Inc., (“Bay”) and Valley North Associates (“Valley”), and COMPHEALTH, Inc., a Delaware corporation (“Tenant”) formerly known as CHS, Inc., a Delaware corporation.

R E C I T A L S:

A. Landlord, a successor in interest to Bedford, Bay and Valley, and Tenant entered into that certain “Lease Agreement for Woodlands Tower II” dated October 20, 1989, including as a part thereof that Certain “Addendum to Lease” dated concurrently therewith (hereinafter the “Original Lease”), as amended by that certain “Second Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, that certain “Third Addendum to Lease Agreement for WoodLands Tower II” dated November 27, 1991, that certain “Fourth Addendum to Lease Agreement for Woodlands Tower II” dated June 15, 1992, that certain “Fifth Addendum to Lease Agreement for Woodlands Tower II” dated March 16, 1993, that certain “Sixth Addendum to Lease Agreement for Woodlands Tower II” dated April 30, 1994, that certain “Seventh Addendum to Lease Agreement for Woodlands Tower II” dated October 10, 1996, that certain “Eighth Addendum to Lease Agreement for Woodlands Tower II” dated July 9, 1997 and that certain “Ninth Addendum to Lease Agreement for Woodlands Tower II” (collectively the “Lease”).

B. Landlord and Tenant desire to amend the Lease to expand the Premises to include Suite 400 consisting of approximately 5,625 rentable square feet (“Expansion Area I”).

NOW, THEREFORE, in consideration of the mutual terms, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby modify and amend the Lease as follows:

A G R E E M E N T

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Defined Terms. Any capitalized terms not defined herein shall have the meanings as defined in the Lease.

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3. Expansion Area I. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Expansion Area I, which consists of approximately Five Thousand Six Hundred Twenty-five (5,625) rentable square feet located on the fourth floor of the Building as identified on the drawing attached hereto as “Exhibit A” and incorporated herein by this reference. The lease of the Expansion Area I shall become effective March 21, 2000 (the “Expansion Area I Effective Date”). As of the Expansion Area I Effective Date, the size of the Premises shall be increased by the inclusion of the Expansion Area I to Sixty Thousand One Hundred Twenty-five (60,125) rentable square feet. The Lease is hereby amended accordingly.

4. Term. The term of the lease of the Expansion Area I by Tenant shall commence upon the Expansion Area I Effective Date and shall expire coterminously with the term of the Lease on February 28, 2002.

5. Basic Monthly Rent. As of the Expansion Area I Effective Date, Section 1.6 of the Lease is hereby amended to include, in addition to the Basic Monthly Rent previously due under the terms of the Lease, the Basic Monthly Rent for the Expansion Area I as set forth below. The Basic Monthly Rent previously due under the Lease and the Basic Monthly Rent for the Expansion Area I are, from and after the Expansion Area I Effective Date, collectively referred to in the Lease as the “Basic Monthly Rent.” The Lease is hereby amended accordingly.

03/21/00 - 03/31/00	Three Thousand Seventeen and 14/100 Dollars	($3,017.14)
04/01/00 - 02/28/01	Eight Thousand Five Hundred Three and 13/100 Dollars	($8,503.13)
03/01/01 - 02/28/02	Eight Thousand Seven Hundred Thirty-seven and 50/100 Dollars	($8,737.50)

6. Tenant’s Percentage Share of Operating Expenses. As of the Expansion Area I Effective Date, Section 1.8 of the Original Lease is amended as follows:

Tenant’s Percentage Share of Operating Expenses: 56.68%

~~7. Parking. Specifically referencing Expansion Area I, Landlord and Tenant hereby stipulate and agree that Section 27(e) of the Original Lease shall be modified to provide three (3) uncovered and unreserved stalls per 1,000 rentable square feet at no cost to Tenant and one (1) covered and reserved stalls per 1,000 rentable feet. The Lease is hereby amended accordingly.~~

8. Tenant Improvements. Tenant accepts Expansion Area I in an “as is, where is” condition provided that all plumbing, electrical, and HVAC equipment is operable upon occupancy.

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9. Affirmation. Other than as modified herein, the Lease is hereby ratified in its entirety.

IN WITNESS WHEREOF, the parties have executed this Tenth Addendum to Lease for Woodlands Tower II as of the date first above written.

LANDLORD:

WOODLANDS III HOLDINGS, LLC, a Utah limited liability company

By: Wasatch Property Management, Inc.,
Its: Manager

By:
	Its:	Dell Loy Hansen President

TENANT:

COMPHEALTH, INC., a Delaware corporation

By:
Its:	CFO

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EXHIBIT “A”

Expansion Area I

Suite 400

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ELEVENTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS ELEVENTH ADDENDUM TO LEASE AGREEMENT FOR WOODLANDS TOWER II (“Eleventh Addendum”) is entered into this 14th day of August 2000, by and between WOODLANDS III HOLDINGS, LLC, a Utah limited liability company (“Landlord”) successor in interest to Bedford Property Investors, Inc. (“Bedford”), successor in interest to Bay Street Number Two, Inc., (“Bay”) and Valley North Associates (“Valley”), and COMPHEALTH, Inc., a Delaware corporation (“Tenant”) formerly known as CHS, Inc., a Delaware corporation.

R E C I T A L S:

A. Landlord, a successor in interest to Bedford, Bay and Valley, and Tenant entered into that certain “Lease Agreement for Woodlands Tower II” dated October 20, 1989, including as a part thereof that Certain “Addendum to Lease” dated concurrently therewith (hereinafter the “Original Lease”), as amended by that certain “Second Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated November 27, 1991, that certain “Fourth Addendum to Lease Agreement for Woodlands Tower II” dated June 15, 1992, that certain “Fifth Addendum to Lease Agreement for Woodlands Tower II” dated March 16, 1993, that certain “Sixth Addendum to Lease Agreement for Woodlands Tower II” dated April 30, 1994, that certain “Seventh Addendum to Lease Agreement for Woodlands Tower II” dated October 10, 1996, that certain “Eighth Addendum to Lease Agreement for Woodlands Tower II” dated July 9, 1997, that certain “Ninth Addendum to Lease Agreement for Woodlands Tower II”, and that certain “Tenth Addendum to Lease Agreement for Woodlands Tower II” (collectively the “Lease”).

B. Landlord and Tenant desire to amend the Lease to expand the Premises to include Suite 120 consisting of approximately 1,294 rentable square feet (“Expansion Area II”).

NOW, THEREFORE, in consideration of the mutual terms, covenants and agreements herein, contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby modify and amend the Lease as follows:

A G R E E M E N T

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Defined Terms. Any capitalized terms not defined herein shall have the meanings as defined in the Lease.

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3. Expansion Area II. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Expansion Area II, which consists of approximately One Thousand Two Hundred Ninety-four (1,294) rentable square feet located on the first floor of the Building as identified on the drawing attached hereto as “Exhibit A” and incorporated herein by this reference. The lease of the Expansion Area II shall become effective August 15, 2000 (the “Expansion Area II Effective Date”). As of the Expansion Area II Effective Date, the size of the Premises shall be increased by the inclusion of the Expansion Area II to Sixty-one Thousand Four Hundred Nineteen (61,419) rentable square feet. The Lease is hereby amended accordingly.

4. Term. The term of the lease of the Expansion Area II by Tenant shall commence upon the Expansion Area II Effective Date and shall expire coterminously with the term of the Lease on February 28, 2002.

5. Basic Monthly Rent. As of the Expansion Area II Effective Date, Section 1.6 of the Lease is hereby amended to include, in addition to the Basic Monthly Rent previously due under the terms of the Lease, the Basic Monthly Rent for the Expansion Area II as set forth below. The Basic Monthly Rent previously due under the Lease and the Basic Monthly Rent for the Expansion Area II are, from and after the Expansion Area II Effective Date, collectively referred to in the Lease as the “Basic Monthly Rent.” The Lease is hereby amended accordingly.

08/15/00 - 08/31/00	One Thousand Seventy-two and 70/100 Dollars	($1,072.70)
09/01/00 - 02/28/01	One Thousand Nine Hundred Fifty-six and 10/100 Dollars	($1,956.10)
03/01/01 - 02/28/02	Two Thousand Ten and 01/100 Dollars	($2,010.01)

6. Tenant’s Percentage Share of Operating Expenses. As of the Expansion Area II Effective Date, Section 1.8 of the Original Lease is amended as follows:

Tenant’s Percentage Share of Operating Expenses: 57.90%

7. Parking. Landlord and Tenant hereby stipulate and agree that Section 22.3(23) of the Original Lease shall be modified to provide three (3) uncovered and unreserved stalls per 1,000 rentable square feet at no cost to Tenant and one (1) covered and reserved stalls per 1,000 rentable square feet at no cost to Tenant. The Lease is hereby amended accordingly.

8. Tenant Improvements. Tenant accepts Expansion Area II in an “as is, where is” condition provided that all plumbing, electrical, and HVAC equipment is operable upon occupancy.

9. Option. Landlord provides Tenant an option to exercise the terms and conditions of that certain Twelfth Addendum to Lease Agreement For The Woodlands Tower II, a copy of which is attached hereto as Exhibit B (the “Option”). This Option will expire at 5:00 p.m. Mountain Standard Time on November 20, 2000, if not fully exercised in writing, and shall be null and void for all times thereafter.

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10. Affirmation. Other than as modified herein, the Lease is hereby ratified in its entirety.

IN WITNESS WHEREOF, the parties have executed this Eleventh Addendum to Lease for Woodlands Tower II as of the date first above written.

LANDLORD:

WOODLANDS III HOLDINGS, LLC, a Utah limited liability company

By:	Wasatch Property Management, Inc.,
Its:	Manager

By:
Dell Loy Hansen
	Its:	President

TENANT:

COMPHEALTH, INC., a Delaware corporation

By:
Its:	CFO

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EXHIBIT “A”

Expansion Area II

Suite 120

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“EXHIBIT B”

TWELFTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS TWELFTH ADDENDUM TO LEASE AGREEMENT FOR WOODLANDS TOWER II (“Twelfth Addendum”) is entered into this 1st day of November 2000, by and between WOODLANDS III HOLDINGS, LLC, a Utah limited liability company (“Landlord”) successor in interest to Bedford Property Investors, Inc. (“Bedford”), successor in interest to Bay Street Number Two, Inc., (“Bay”) and Valley North Associates (“Valley”), and COMPHEALTH, Inc., a Delaware corporation (“Tenant”) formerly known as CHS, Inc., a Delaware corporation.

R E C I T A L S:

A. Landlord, a successor in interest to Bedford, Bay and Valley, and Tenant entered into that certain “Lease Agreement for Woodlands Tower II” dated October 20, 1989, including as a part thereof that Certain “Addendum to Lease” dated concurrently therewith (hereinafter the “Original Lease”), as amended by that certain “Second Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated November 27, 1991, that certain “Fourth Addendum to Lease Agreement for Woodlands Tower II” dated June 15, 1992, that certain “Fifth Addendum to Lease Agreement for Woodlands Tower II” dated March 16, 1993, that certain “Sixth Addendum to Lease Agreement for Woodlands Tower II” dated April 30, 1994, that certain “Seventh Addendum to Lease Agreement for Woodlands Tower II” dated October 10, 1996, that certain “Eighth Addendum to Lease Agreement for Woodlands Tower II” dated July 9, 1997, and that certain “Ninth Addendum to Lease Agreement for Woodlands Tower II”, that certain “Tenth Addendum to Lease Agreement for Woodlands Tower II” and that certain “Eleventh Addendum to Lease Agreement for Woodlands Tower II” (collectively the “Lease”).

B. Tenant desires to extend the term of the Lease, and to otherwise amend the terms and conditions thereof, and Landlord is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual terms, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby modify and amend the Lease as follows:

A G R E E M E N T

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Definitions. Any capitalized terms not defined herein shall have the meanings as defined in the Lease.

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3. Premises. Landlord and Tenant hereby agree that the Premises, as defined at Section 1.3 of the Original Lease, currently consists of 61,419 square feet. The Lease is hereby amended accordingly.

4. Term. The term of the Lease is hereby extended for an additional period of five (5) years (the “Extended Term”), commencing upon March 1, 2002 and expiring at midnight on February 28, 2007. The Lease (including without limitation, Section 1.4 of the Original Lease and Section 4 of the Seventh Addendum to Lease Agreement For The Woodlands Tower II) is hereby amended accordingly.

5. Basic Monthly Rent. Landlord and Tenant agree that the Basic Monthly Rent through the Extended Term shall be as follows:

11/01/00 - 02/28/01	Seventy-nine Thousand One Hundred Two and 65/100 Dollars	($89,562.03)
03/01/01 - 02/28/02	Ninety-two Thousand Ninety and 41/100 Dollars	($92,090.41)
03/01/02 - 02/28/03	Eighty-eight Thousand Four Hundred Thirty-seven and 00/100 Dollars	($88,437.00)
03/01/03 - 02/28/04	Ninety-Thousand Eight Hundred Ninety-three and 58/100 Dollars	($90,893.58)
03/01/04 - 02/28/05	Ninety-three Thousand Three Hundred Fifty and 16/100 Dollars	($93,350.16)
03/01/05 - 02/28/06	Ninety-five Thousand Eight Hundred Six and 76/100 Dollars	($95,806.76)
03/01/06 - 02/28/07	Ninety-eight Thousand Two Hundred Sixty-three and 34/100 Dollars	($98,263.34)

The Lease (including without limitation, Section 1.6 of the Original Lease as amended) is hereby amended accordingly.

6. Tenant’s Percentage Share of Operating Expenses. Landlord and Tenant hereby stipulate and agree that for all purposes under this Lease, Tenant’s Percentage of Operating Expenses for the Extended Term shall be Fifty-seven Point Ninety Percent (57.90%). Landlord and Tenant hereby stipulate and agree for all purposes under this Lease, the square footage of the Premises shall be Sixty-one Thousand Four Hundred Nineteen (61,419) rentable square feet, and the square footage of the Building shall be One Hundred Six Thousand Eighty-four (106,084) rentable square feet.

Effective March 1, 2002, Suite 605 will be released from the Lease. Landlord and Tenant hereby stipulate and agree that for all purposes under this Lease, Tenant’s Percentage of Operating Expenses beginning March 1, 2002 shall be Fifty-five Point Fifty-eight Percent (55.58%). Landlord and Tenant hereby stipulate and agree for all purposes under this Lease, the square footage of the Premises on March 1, 2002 shall be Fifty-Eight Thousand Nine Hundred Fifty-eight (58,958) rentable square feet. The Lease (including without limitation, Section 1.3 and 1.8 of the Original Lease as amended) are hereby amended accordingly.

7. Operating Expenses. Effective March 1, 2002, Section 5.1(b) shall be modified to provide for a five percent (5%) cap on operating expenses reasonably controllable by Landlord. For purpose of this section operating expenses not controlled by Landlord include but are not limited to property tax increases, substantial and unforeseen utility expense increases and certain other major equipment failures.

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8. Parking. Landlord and Tenant hereby stipulate and agree that Section 22.3(23) of the Original Lease shall be modified to provide three (3) uncovered and unreserved stalls per 1,000 rentable square feet at no cost to Tenant and one (1) covered and reserved stalls per 1,000 rentable square feet at no cost to Tenant. The Lease is hereby amended accordingly.

9. Tenant Improvements. Landlord shall provide Tenant with a tenant improvement allowance (“Allowance”) not to exceed $6.00/sq. ft. on 58,958 rentable square feet ($353,748.00), the funds of which will be used exclusively for improvements within the Premises. Tenant improvements shall include normal and customary costs and expenses (including permit licenses and inspection fees) incurred in connection with tenant improvement renovation as is consistent with current market standards. The proposed tenant improvement renovation shall include, but not be limited to carpet or wallcovering replacement, painting, demolition of walls, installation of new walls, electrical and HVAC changes, etc. The Allowance shall be made available by Landlord for Tenant’s use as follows: i) an amount not to exceed $200,000.00 which will be made available for Tenant’s use as requested by Tenant through the year 2001, to include reimbursement to Tenant by Landlord from Allowance for expenses incurred by Tenant for Expansion Area I, and ii) beginning in the year 2002, the remaining Allowance, including the balance of the Allowance, if any, not use through the calendar year 2001, shall be made available as requested by Tenant through expiration of the Term. Tenant will provide Landlord a minimum of twenty (20) days advance written notice to obtain Landlord’s approval prior to incurring any expense, which approval will not be unreasonably withheld, the cost of which would exceed Five Thousand Dollars ($5,000). Landlord shall reimburse Tenant for approved expenses not later than thirty (30) days following Landlord’s receipt of the reimbursement request and verification of the work completed thereon. A separate tenant improvement ledger will be maintained by Landlord through the Term of the Lease to account for the expenditure of tenant improvement costs pursuant to this section. Any unused Allowance at the end of the Extended Term shall be forfeited by Tenant.

10. Building Improvements/Maintenance. It is understood that Landlord maintains an annual budget for repairs and maintenance, which includes the replacement of carpet, painting and or replacement of wallcovering and repairs or replacement of tile in all the common areas of the Building. Landlord will continue to provide in the budget any maintenance or other repairs necessary to keep the Building in “Class A” condition.

11. Signage. At Tenant’s sole cost and expense, Tenant shall be permitted to install a sign identifying its name on one side of the Building, near the top, provided that approval of design, content, materials, colors, sizes, details and location are obtained from the Landlord prior to installation. Notwithstanding the above, Landlord will pay up to $5,000 toward Tenant’s signage costs.

12. Suite 605. Effective March 1, 2002, it is hereby understood and agreed that Tenant will be released of any and all lease obligations for Suite 605 consisting of 2,461 rentable square feet. The monthly rental payments at Section 5, Basic Monthly Rent, of this Twelfth Addendum reflects the reduction of Suite 605.

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13. Right of First Offer. Subject to rights of existing tenants in the Building as of November 1, 2000, if at any time during the Extended Term, space comes available for lease in the Building (hereinafter the “Offer Space”) on any floor, Landlord shall give written notice to Tenant (the “Offer Notice”) that such Offer Space is or will become available for lease. Landlord’s Offer Notice shall specify the size of the Offer Space, when the Offer Space will be available for lease, the term of lease of such Offer Space, any tenant improvement allowance or other economic inducements offered in connection with the Offer Space, and the Basic Monthly Rent for the Offer Space (the “Offer Terms.”) Tenant shall have ten (10) days following receipt of the Offer Notice to notify Landlord in writing of whether or not Tenant wishes to lease the Offer Space on the Offer Terms. In the event that Tenant shall timely respond to the Offer Notice and agree to lease the Offer Space, it shall be deemed that Tenant has irrevocably committed to lease the Offer Space on the Offer Terms and Landlord and Tenant agree to execute an addendum to the Lease, including the Offer Space within the Premises on the Offer Terms. In the event that Tenant shall fail to respond to the Offer Notice in writing within such ten (10) day period, or shall respond in writing but proposes different terms for the lease of the Offer Space than the Offer Terms, including without limitation a different size or rental rate, Landlord shall have no obligation to lease the Offer Space to Tenant and may thereafter lease the Offer Space to any other interested party. Any and all other prior rights relating to a First Right to Offer under the Lease shall be null and void.

Notwithstanding the above, Tenant shall have a Right of First Offer, subject to rights of existing tenants in the Building as of November 1, 2000, to occupy Suite 420 should the space become available. The terms and condition of the tenancy shall be coterminous and at the same rate and terms as currently exist hereunder. Landlord shall provide an addendum to the Lease amending the appropriate sections of the Lease, including but not limited to the Premises Basic Monthly Rent, and Tenant Percentage Share of Operating Expenses.

14. Option to Renew. Tenant shall have the option to extend the term of this Extended Term for one (1) additional period of five (5) years (the “Extended Term 1”) provided that Tenant is leasing a minimum of fifty thousand (50,000) square feet during the option period. The option must be exercised by written notice to Landlord given at least six (6) months prior to the expiration of the initial Extended Term (not later than August 31, 2006). Should Tenant fail to timely respond, this option to renew shall expire and be null and void for all time thereafter. The Extended Term 1 shall be upon the same covenants, agreements, provisions and conditions that are contained in the Lease, except as expressly provided herein to the contrary. The Basic Monthly Rent shall be adjusted to equal the then Fair Market Rental (as defined and determined at Section 5 of the Seventh Addendum to Lease Agreement For Woodlands Tower II) for the Premises as exists upon commencement of Extended Term 1. Any and all other prior rights relating to an option to renew under the Lease shall be null and void.

15. Suite 420 Expansion. Tenant may request that the tenant in Suite 420 be relocated to accommodate Tenant’s expansion needs (the “Expansion Space”). Tenant shall notify Landlord in writing not less than six (6) months prior to Tenant’s need for Expansion Space to allow Landlord adequate time to relocate said tenant, provided, however, that Landlord reserves the right to extend the time necessary to deliver the Expansion Space to Tenant, including the time necessary to provide such tenant being relocated a reasonable time to complete the relocation. Landlord and Tenant shall evenly split all direct or indirect costs relating to said tenant’s relocation, including but not limited

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to, all cost and expenses necessary and required by such tenant to modify the relocation space in accordance with the terms of the tenant’s lease that is being relocated. Tenant shall be solely responsible for any and all tenant improvement and build-out costs of the Expansion Space, except Landlord will provide Tenant with an allowance of up to $1.00 per square foot of Expansion Space per year not to exceed $5.00 per square foot. Said allowance will be prorated based on time remaining under the Extended Term. Landlord reserves the right to approve any tenant improvement modifications to the Expansion Space. Tenant’s expansion right provided herein is specifically contingent on Landlord’s ability to secure relocation space for the displaced tenant in the Woodlands Business Park. At such time as Tenant elects to proceed hereunder, Landlord shall provide an addendum to the Lease amending the appropriate sections of the Lease, including, but not limited to the Premises, Basic Monthly Rent, and Tenant Percentage Share of Operating Expenses.

At any time, should Landlord notice any tenant, due to Tenant’s request to expand hereunder, and should said tenant agree to relocate, Tenant’s request will be irrevocable for all times thereafter and Tenant shall be deemed to have possession of the Expansion Space immediately upon such tenant(s)) vacating said space, unless otherwise agreed in writing by Landlord.

16. Affirmation. Other than as modified herein, the Lease is hereby ratified in its entirety.

Tenant’s acceptance of this Twelfth Addendum is subject to the mutually acceptable modification of this Twelfth Addendum to provide Tenant the option to reduce its lease commitment to no less than 40,000 square feet effective March 1, 2002. The option shall expire January 31, 2001. In the event the option is exercised and Tenant reduces its lease commitment to less than 50,000 square feet, the Basic Monthly Rent on the lease space remaining following the exercise of the option shall be increased annually by 50 cents per square foot. In the event the option is exercised, the provisions of Section 9., Tenant Improvements, shall not be modified.

IN WITNESS WHEREOF, the parties have executed this Twelfth Addendum to Lease for Woodlands Tower II as of the date first above written.

LANDLORD:			TENANT:

WOODLANDS III HOLDINGS, LLC, a Utah limited liability company			COMPHEALTH, INC., a Delaware corporation

By:	Wasatch Property Management, Inc.,		By:
Its:	Manager		Its:	CFO

By:
Dell Loy Hansen
	Its:	President

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THIRTEENTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS THIRTEENTH ADDENDUM TO LEASE AGREEMENT FOR WOODLANDS TOWER II (“Thirteenth Addendum”) is entered into this 1st day of April 2001, by and between WOODLANDS III HOLDINGS, LLC, a Utah limited liability company (“Landlord”) successor in interest to Bedford Property Investors, Inc. (“Bedford”), successor in interest to Bay Street Number Two, Inc., (“Bay”) and Valley North Associates (“Valley”), and COMPHEALTH, Inc., a Delaware corporation (“Tenant”) formerly known as CHS, Inc., a Delaware corporation.

R E C I T A L S:

A. Landlord, a successor in interest to Bedford, Bay and Valley, and Tenant entered into that certain “Lease Agreement for Woodlands Tower II” dated October 20, 1989, including as a part thereof that Certain “Addendum to Lease” dated concurrently therewith (hereinafter the “Original Lease”), as amended by that certain “Second Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated November 27, 1991, that certain “Fourth Addendum to Lease Agreement for Woodlands Tower II” dated June 15, 1992, that certain “Fifth Addendum to Lease Agreement for Woodlands Tower II” dated March 16, 1993, that certain “Sixth Addendum to Lease Agreement for Woodlands Tower II” dated April 30, 1994, that certain “Seventh Addendum to Lease Agreement for Woodlands Tower II” dated October 10, 1996, that certain “Eighth Addendum to Lease Agreement for Woodlands Tower II” dated July 9, 1997, and that certain “Ninth Addendum to Lease Agreement for Woodlands Tower II” dated April 13, 1998, that certain “Tenth Addendum to Lease Agreement for Woodlands Tower II” dated March 20, 2000, that certain “Eleventh Addendum to Lease Agreement for Woodlands Tower II” dated August 14, 2000, and that certain Twelfth Addendum to Lease Agreement for Woodlands Tower II dated November 1, 2000 (collectively the “Lease”).

B. Tenant desires to expand into Suite 160, and to otherwise amend the terms and conditions thereof, and Landlord is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual terms, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby modify and amend the Lease as follows:

A G R E E M E N T

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Definitions. Any capitalized terms not defined herein shall have the meanings as defined in the Lease.

3. Expansion Area III. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Expansion Area III, which consists of approximately Two Thousand Six Hundred

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Sixty-one (2,661) rentable square feet located on the first floor of the Building as identified on the drawing attached hereto as “Exhibit A” and incorporated herein by this reference. The lease of the Expansion Area III shall become effective April 1, 2001 (the “Expansion Area III Effective Date”). As of the Expansion Area III Effective Date, the size of the Premises shall be increased by the inclusion of the Expansion Area III to Sixty-four Thousand Eighty (64,080) rentable square feet. The Lease is hereby amended accordingly.

4. Term. The term of the lease of the Expansion Area III by Tenant shall commence upon the Expansion Area III Effective Date and shall expire coterminously with the term of the Lease on February 28, 2007.

5. Basic Monthly Rent. Landlord and Tenant agree that the Basic Monthly Rent through the Extended Term shall be as follows:

04/01/01 - 02/28/02	Ninety-six Thousand Eighty-one and 91/100 Dollars	($96,081.91)
03/01/02 - 02/28/03	Ninety-two Thousand Four Hundred Twenty-eight and 50/100 Dollars	($92,428.50)
03/01/03 - 02/28/04	Ninety-four Thousand Nine Hundred Ninety-five and 95/100 Dollars	($94,995.95)
03/01/04 - 02/28/05	Ninety-seven Thousand Five Hundred Sixty-three and 41/100 Dollars	($97,563.41)
03/01/05 - 02/28/06	One Hundred Thousand One Hundred Thirty and 89/100 Dollars	($100,130.89)
03/01/06 - 02/28/07	One Hundred Two Thousand Six Hundred Ninety-eight and 34/100 Dollars	($102,698.34)

The Lease (including without limitation, Section 1.6 of the Original Lease as amended) is hereby amended accordingly.

6. Tenant’s Percentage Share of Operating Expenses. As of the Expansion Area III Effective Date, Section 1.8 of the Original Lease is amended as follows:

Tenant’s Percentage Share of Operating Expenses: 60.41%

Effective March 1, 2002, Suite 605 will be released from the Lease. Landlord and Tenant hereby stipulate and agree that for all purposes under this Lease, Tenant’s Percentage of Operating Expenses beginning March 1, 2002 shall be Fifty-eight Point Zero Nine Percent (58.09%). Landlord and Tenant hereby stipulate and agree for all purposes under this Lease, the square footage of the Premises on March 1, 2002 shall be Sixty-one Thousand Six Hundred Nineteen (61,619) rentable square feet. The Lease (including without limitation, Section 1.3 and 1.8 of the Original Lease as amended) are hereby amended accordingly.

7. Parking. Landlord and Tenant hereby stipulate and agree that Section 22.3(23) of the Original Lease shall be modified to provide three (3) uncovered and unreserved stalls per 1,000 rentable square feet at no cost to Tenant and one (1) covered and reserved stalls per 1,000 rentable square feet at no cost to Tenant. The Lease is hereby amended accordingly.

8. Tenant Improvements. Landlord shall provide Tenant with a tenant improvement allowance (“Allowance”) not to exceed $7.50/sq. ft. on 2,661 rentable square feet ($19,958.00), the funds of which will be used exclusively for improvements within the Premises. Tenant improvements shall include normal and customary costs and expenses (including permit, licenses

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and inspection fees) incurred in connection with tenant improvement renovation as is consistent with current market standards. The proposed tenant improvement renovation shall include, but not be limited to carpet or wallcovering replacement, painting, demolition of walls, installation of new walls, electrical and HVAC changes, etc. The Allowance shall be made available as requested by Tenant. Tenant will provide Landlord a minimum of twenty (20) days advance written notice to obtain Landlord’s approval prior to incurring any expense, which approval will not be unreasonably withheld, the cost of which would exceed Five Thousand Dollars ($5,000). Landlord shall reimburse Tenant for approved expenses not later than thirty (30) days following Landlord’s receipt of the reimbursement request and verification of the work completed thereon. A separate tenant improvement ledger will be maintained by Landlord through the Term of the Lease to account for the expenditure of tenant improvement costs pursuant to this section. Any unused Allowance at the end of the Extended Term shall be forfeited by Tenant.

9. Suite 605. Effective March 1, 2002, it is hereby understood and agreed that Tenant will be released of any and all lease obligations for Suite 605 consisting of 2,461 rentable square feet. The monthly rental payments at Section 5, Basic Monthly Rent, of this Thirteenth Addendum reflects the reduction of Suite 605.

10. Affirmation. Other than as modified herein, the Lease is hereby ratified in its entirety.

IN WITNESS WHEREOF, the parties have executed this Thirteenth Addendum to Lease for Woodlands Tower II as of the date first above written.

LANDLORD:			TENANT:

WOODLANDS III HOLDINGS, LLC, a Utah limited liability company			COMPHEALTH, INC., a Delaware corporation

By:	Wasatch Property Management, Inc.,		By:
Its:	Manager		Its:	CFO

By:
Dell Loy Hansen
	Its:	President

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EXHIBIT “A”

Expansion Area III

Suite 160

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FOURTEENTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS FOURTEENTH ADDENDUM TO LEASE AGREEMENT FOR WOODLANDS TOWER II (“Fourteenth Addendum”) is entered into this 5th day of December 2002, by and between WOODLANDS III HOLDINGS, LLC, a Utah limited liability company (“Landlord”) successor in interest to Bedford Property Investors, Inc. (“Bedford”), successor in interest to Bay Street Number Two, Inc., (“Bay”) and Valley North Associates (“Valley”), and COMPHEALTH, Inc., a Delaware corporation (“Tenant”) formerly known as CHS, Inc., a Delaware corporation.

R E C I T A L S:

A. Landlord, a successor in interest to Bedford, Bay and Valley, and Tenant entered into that certain “Lease Agreement for Woodlands Tower II” dated October 20, 1989, including as a part thereof that Certain “Addendum to Lease” dated concurrently therewith (hereinafter the “Original Lease”), as amended by that certain “Second Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated November 27, 1991, that certain “Fourth Addendum to Lease Agreement for Woodlands Tower II” dated June 15, 1992, that certain “Fifth Addendum to Lease Agreement for Woodlands Tower II” dated March 16, 1993, that certain “Sixth Addendum to Lease Agreement for Woodlands Tower II” dated April 30, 1994, that certain “Seventh Addendum to Lease Agreement for Woodlands Tower II” dated October 10, 1996, that certain “Eighth Addendum to Lease Agreement for Woodlands Tower II” dated July 9, 1997, and that certain “Ninth Addendum to Lease Agreement for Woodlands Tower II” dated April 13, 1998, that certain “Tenth Addendum to Lease Agreement for Woodlands Tower II” dated March 20, 2000, that certain “Eleventh Addendum to Lease Agreement for Woodlands Tower II” dated August 14, 2000, that certain Twelfth Addendum to Lease Agreement for Woodlands Tower II dated November 1, 2000, and that certain Thirteenth Addendum to Lease Agreement for Woodlands Tower II dated April 1, 2001 (collectively the “Lease”).

B. Tenant desires to expand into Suite 420, and to otherwise amend the terms and conditions thereof, and Landlord is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual terms, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby modify and amend the Lease as follows:

A G R E E M E N T

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Definitions. Any capitalized terms not defined herein shall have the meanings as defined in the Lease.

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3. Expansion Area IV. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Expansion Area IV, which consists of approximately Four Thousand Eight Hundred Eight (4,808) rentable square feet located on the fourth floor of the Building as identified by the crosshatched section on the drawing attached hereto as “Exhibit A” and incorporated herein by this reference. The lease of the Expansion Area IV shall become effective February 1, 2003 (the “Expansion Area IV Effective Date”). As of the Expansion Area IV Effective Date, the size of the Premises shall be increased by the inclusion of the Expansion Area IV to Sixty-six Thousand Four Hundred Twenty-seven (66,427) rentable square feet. Upon execution of this Fourteenth Addendum, Tenant shall be allowed accesses to Expansion Area IV for purposes of construction and staging use. The Lease is hereby amended accordingly.

4. Term. The term of the lease of the Expansion Area IV by Tenant shall commence upon the Expansion Area IV Effective Date and shall expire coterminously with the term of the Lease on February 28, 2007.

5. Basic Monthly Rent. Landlord and Tenant agree that the Basic Monthly Rent shall be modified as follows:

02/01/03 – 02/28/03	Ninety-two Thousand Four Hundred Twenty-eight and 50/100 Dollars	($92,428.50)
03/01/03 – 07/31/03	Ninety-four Thousand Nine Hundred Ninety-five and 95/100 Dollars	($94,995.95)
08/01/03 – 02/28/04	One Hundred One Thousand Eight Hundred Seven and 28/100 Dollars	($101,807.28)
03/01/04 – 02/28/05	One Hundred Four Thousand Five Hundred Seventy-five and 08/100 Dollars	($104,575.08)
03/01/05 – 02/28/06	One Hundred Seven Thousand Three Hundred Forty-two and 89/100 Dollars	($107,342.89)
03/01/06 – 02/28/07	One Hundred Ten Thousand One Hundred Ten and 67/100 Dollars	($110,110.67)

The Lease (including without limitation, Section 1.6 of the Original Lease as amended) is hereby amended accordingly.

6. Tenant’s Percentage Share of Operating Expenses. As of the Expansion Area IV Effective Date, Section 1.8 of the Original Lease is amended as follows:

Tenant’s Percentage Share of Operating Expenses less Expansion Area IV:	58.09%
Tenant’s Percentage Share of Operating Expenses for Expansion Area IV:	4.53%

Landlord and Tenant hereby stipulate and agree for all purposes under this Lease, the square footage of the Premises on December 1, 2002 shall be Sixty-six Thousand Four Hundred Twenty-seven (66,427) rentable square feet. The Lease (including without limitation, Section 1.3 and 1.8 of the Original Lease as amended) are hereby amended accordingly.

7. Base Year. Effective on the Expansion Area IV Effective Date and for purposes of the Expansion Area IV only, Tenant shall have a 2003 Base Year.

8. Parking. Landlord and Tenant hereby stipulate and agree that Section 22.3 (23) of the Original Lease shall be modified to provide three (3) uncovered and unreserved stalls per 1,000 rentable square feet at no cost to Tenant and one (1) covered and reserved stalls per 1,000 rentable square feet at no cost to Tenant. The Lease is hereby amended accordingly.

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9. Tenant Improvements. Landlord shall provide Tenant with a tenant improvement allowance (“Allowance”) not to exceed $9.875/sq. ft. on 4,808 rentable square feet ($47,479.00), the funds of which will be used exclusively for improvements within the Premises. Tenant improvements shall include normal and customary costs and expenses (including permit, licenses and inspection fees) incurred in connection with tenant improvement renovation as is consistent with current market standards. The proposed tenant improvement renovation shall include, but not be limited to carpet or wallcovering replacement, painting, demolition of walls, installation of new walls, electrical and HVAC changes, etc. The Allowance shall be made available as requested by Tenant. Tenant will provide Landlord a minimum of twenty (20) days advance written notice to obtain Landlord’ s approval prior to incurring any expense, which approval will not be unreasonably withheld, the cost of which would exceed Five Thousand Dollars ($5,000). Landlord shall reimburse Tenant for approved expenses not later than thirty (30) days following Landlord’s receipt of the reimbursement request and verification of the work completed thereon. A separate tenant improvement ledger will be maintained by Landlord through the Term of the Lease to account for the expenditure of tenant improvement costs pursuant to this section. Any unused Allowance at the end of the Term shall be forfeited by Tenant.

10. Affirmation. Other than as modified herein, the Lease is hereby ratified in its entirety.

IN WITNESS WHEREOF, the parties have executed this Fourteenth Addendum to Lease for Woodlands Tower II as of the date first above written.

LANDLORD:			TENANT:

WOODLANDS III HOLDINGS, LLC, a Utah limited liability company			COMPHEALTH, INC., a Delaware corporation

By:	Wasatch Property Management, Inc.,		By:
Its:	Manager		Its:	CFO

By:
Dell Loy Hansen
	Its:	President

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EXHIBIT “A”

Expansion Area IV

Suite 420

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FIFTEENTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS FIFTEENTH ADDENDUM TO LEASE AGREEMENT FOR WOODLANDS TOWER II (“Fifteenth Addendum”) is entered into this 30th day of October 2003, by and between WOODLANDS III HOLDINGS, LLC, a Utah limited liability company (“Landlord”) successor in interest to Bedford Property Investors, Inc. (“Bedford”), successor in interest to Bay Street Number Two, Inc., (“Bay”) and Valley North Associates (“Valley”), and CHG Companies, Inc., a Delaware corporation (“Tenant”) formerly known as CompHealth, Inc., a Delaware corporation.

R E C I T A L S:

A. Landlord, a successor in interest to Bedford, Bay and Valley, and Tenant entered into that certain “Lease Agreement for Woodlands Tower II” dated October 20, 1989, including as a part thereof that Certain “Addendum to Lease” dated concurrently therewith (hereinafter the “Original Lease”), as amended by that certain “Second Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated November 27, 1991, that certain “Fourth Addendum to Lease Agreement for Woodlands Tower II” dated June 15, 1992, that certain “Fifth Addendum to Lease Agreement for Woodlands Tower II” dated March 16, 1993, that certain “Sixth Addendum to Lease Agreement for Woodlands Tower II” dated April 30, 1994, that certain “Seventh Addendum to Lease Agreement for Woodlands Tower II” dated October 10, 1996, that certain “Eighth Addendum to Lease Agreement for Woodlands Tower II” dated July 9, 1997, and that certain “Ninth Addendum to Lease Agreement for Woodlands Tower II” dated April 13, 1998, that certain “Tenth Addendum to Lease Agreement for Woodlands Tower II” dated March 20, 2000, that certain “Eleventh Addendum to Lease Agreement for Woodlands Tower II” dated August 14, 2000, that certain Twelfth Addendum to Lease Agreement for Woodlands Tower II dated November 1, 2000, that certain Thirteenth Addendum to Lease Agreement for Woodlands Tower II dated April 1, 2001 and that certain Fourteenth Addendum to Lease Agreement for Woodlands Tower II dated December 5, 2002 (collectively the “Lease”).

B. Tenant desires to expand into Suite 600, and to otherwise amend the terms and conditions thereof, and Landlord is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual terms, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby modify and amend the Lease as follows:

A G R E E M E N T

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Definitions. Any capitalized terms not defined herein shall have the meanings as defined in the Lease.

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3. Expansion Area V. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Expansion Area V, which consists of approximately Eight Thousand Twelve (8,012) rentable square feet located on the sixth floor of the Building as identified by the crosshatched section on the drawing attached hereto as “Exhibit A” and incorporated herein by this reference. The lease of the Expansion Area V shall become effective November 1, 2003 (the “Expansion Area V Effective Date”). As of the Expansion Area V Effective Date, the size of the Premises shall be increased by the inclusion of the Expansion Area V to Seventy-four Thousand Four Hundred Forty-nine (74,439) rentable square feet. Upon execution of this Fifteenth Addendum, Tenant shall be allowed accesses to Expansion Area V for purposes of construction and staging use. The Lease is hereby amended accordingly.

4. Term. The term of the lease of the Expansion Area V by Tenant shall commence upon the Expansion Area V Effective Date and shall expire coterminously with the term of the Lease on February 28, 2007.

5. Basic Monthly Rent. Landlord and Tenant agree that the Basic Monthly Rent shall be modified as follows:

11/01/03 – 02/29/04	One Hundred One Thousand Eight Hundred Seven and 28/100 Dollars	($101,807.28)
03/01/04 – 03/31/04	One Hundred Four Thousand Five Hundred Seventy-five and 08/100 Dollars	($104,575.08)
04/01/04 – 02/28/05	One Hundred Sixteen Thousand Six Hundred Twenty-six and 46/100 Dollars	($116,626.46)
03/01/05 – 02/28/06	One Hundred Nineteen Thousand Seven Hundred Twenty-eight and 11/100 Dollars	($119,728.11)
03/01/06 – 02/28/07	One Hundred Twenty-two Thousand Eight Hundred Twenty-nine and 72/100 Dollars	($122,829.72)

The Lease (including without limitation, Section 1.6 of the Original Lease as amended) is hereby amended accordingly.

6. Tenant’s Percentage Share of Operating Expenses. As of the Expansion Area V Effective Date, Section 1.8 of the Original Lease is amended as follows:

Tenant’s Percentage Share of Operating Expenses less Expansion Area IV:	65.64%
Tenant’s Percentage Share of Operating Expenses for Expansion Area IV:	4.53%

Landlord and Tenant hereby stipulate and agree for all purposes under this Lease, the square footage of the Premises on November 1, 2003 shall be Seventy-four Thousand Four Hundred Thirty-nine (74,439) rentable square feet. The Lease (including without limitation, Section 1.3 and 1.8 of the Original Lease as amended) are hereby amended accordingly.

7. Parking. Landlord and Tenant hereby stipulate and agree that Section 22.3(23) of the Original Lease shall be modified to provide three (3) uncovered and unreserved stalls per 1,000 rentable square feet at no cost to Tenant and one (1) covered and reserved stalls per 1,000 rentable square feet at no cost to Tenant. The Lease is hereby amended accordingly.

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8. Tenant Improvements. Landlord shall provide Tenant with a tenant improvement allowance (“Allowance”) not to exceed $10.00/sq. ft. on 8,012 rentable square feet ($80,120.00), the funds of which will be used exclusively for improvements within the Premises. Tenant improvements shall include normal and customary costs and expenses (including permit, licenses and inspection fees) incurred in connection with tenant improvement renovation as is consistent with current market standards. The proposed tenant improvement renovation shall include, but not be limited to carpet or wallcovering replacement, painting, demolition of walls, installation of new walls, electrical and HVAC changes, etc. The Allowance shall be made available as requested by Tenant. Tenant will provide Landlord a minimum of twenty (20) days advance written notice to obtain Landlord’s approval prior to incurring any expense, which approval will not be unreasonably withheld, the cost of which would exceed Five Thousand Dollars ($5,000). Landlord shall reimburse Tenant for approved expenses not later than thirty (30) days following Landlord’s receipt of the reimbursement request and verification of the work completed thereon. A separate tenant improvement ledger will be maintained by Landlord through the Term of the Lease to account for the expenditure of tenant improvement costs pursuant to this section. Any unused Allowance at the end of the Term shall be forfeited by Tenant.

9. Affirmation. Other than as modified herein, the Lease is hereby ratified in its entirety.

IN WITNESS WHEREOF, the parties have executed this Fifteenth Addendum to Lease for Woodlands Tower II as of the date first above written.

LANDLORD: WOODLANDS III HOLDINGS, LLC, a Utah limited liability company			TENANT: CHG COMPANIES, INC., a Delaware corporation

By:	Wasatch Property Management, Inc.,		By:
Its:	Manager		Its:	CFO

By:
Dell Loy Hansen
	Its:	President

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EXHIBIT “A”

Expansion Area V

Suite 600

4 of 4

SIXTEENTH ADDENDUM TO LEASE AGREEMENT FOR

THE WOODLANDS TOWER II

THIS SIXTEENTH ADDENDUM TO LEASE AGREEMENT FOR WOODLANDS TOWER II (“Sixteenth Addendum”) is entered into this 1st day of June 2004, by and between WOODLANDS III HOLDINGS, LLC, a Utah limited liability company (“Landlord”) successor in interest to Bedford Property Investors, Inc. (“Bedford”), successor in interest to Bay Street Number Two, Inc., (“Bay”) and Valley North Associates (“Valley”), and CHG Companies, Inc., a Delaware corporation (“Tenant”) formerly known as CompHealth, Inc., a Delaware corporation.

R E C I T A L S:

A. Landlord, a successor in interest to Bedford, Bay and Valley, and Tenant entered into that certain “Lease Agreement for Woodlands Tower II” dated October 20, 1989, including as a part thereof that Certain “Addendum to Lease” dated concurrently therewith (hereinafter the “Original Lease”), as amended by that certain “Second Addendum to Lease Agreement for Woodlands Tower II” dated January 23, 1991, that certain “Third Addendum to Lease Agreement for Woodlands Tower II” dated November 27, 1991, that certain “Fourth Addendum to Lease Agreement for Woodlands Tower II” dated June 15, 1992, that certain “Fifth Addendum to Lease Agreement for Woodlands Tower II” dated March 16, 1993, that certain “Sixth Addendum to Lease Agreement for Woodlands Tower II” dated April 30, 1994, that certain “Seventh Addendum to Lease Agreement for Woodlands Tower II” dated October 10, 1996, that certain “Eighth Addendum to Lease Agreement for Woodlands Tower II” dated July 9, 1997, and that certain “Ninth Addendum to Lease Agreement for Woodlands Tower II” dated April 13, 1998, that certain “Tenth Addendum to Lease Agreement for Woodlands Tower II” dated March 20, 2000, that certain “Eleventh Addendum to Lease Agreement for Woodlands Tower II” dated August 14, 2000, that certain Twelfth Addendum to Lease Agreement for Woodlands Tower II dated November 1, 2000, that certain Thirteenth Addendum to Lease Agreement for Woodlands Tower II dated April 1, 2001, that certain Fourteenth Addendum to Lease Agreement for Woodlands Tower II dated December 5, 2002 and that certain Fifteenth Addendum to Lease Agreement for Woodlands Tower II dated October 30, 2003 (collectively the “Lease”).

B. Tenant desires to expand into Suite 170, (defined hereinafter as Expansion Area VI) and to pay rent for Expansion Area VI as set forth in this Sixteenth Addendum, on a month-to-month basis, and to otherwise amend the terms and conditions thereof, and Landlord is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual terms, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby modify and amend the Lease as follows:

A G R E E M E N T

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

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2. Definitions. Any capitalized terms not defined herein shall have the meanings as defined in the Lease.

3. Expansion Area VI. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Expansion Area VI, which consists of approximately One Thousand Three Hundred Eighty (1,380) rentable square feet located on the first floor of the Building as identified by the crosshatched section on the drawing attached hereto as “Exhibit A” and incorporated herein by this reference. The lease of the Expansion Area VI shall become effective June 1, 2004 (the “Expansion Area VI Effective Date”). As of the Expansion Area VI Effective Date, the size of the Premises shall be increased by the inclusion of the Expansion Area VI to Seventy-five Thousand Eight Hundred Nineteen (75,819) rentable square feet for all purposes as set forth in the Lease.

4. Term. Landlord and Tenant acknowledge and agree that the term of the lease of the Expansion Area VI shall commence June 1, 2004 and that such space shall be provided during the Term of the Lease on a “Month-to-Month Lease.”

5. Basic Monthly Rent. Effective June 1, 2004, the Lease is hereby amended to include, in addition to the Basic Monthly Rent previously due under the terms of the Lease, the Basic Monthly Rent for the Expansion Area VI as set forth below, and the Basic Monthly Rent previously due under the Lease and the Basic Monthly Rent for the Expansion Area VI shall be collectively referred to in the Lease as the “Basic Monthly Rent.”

06/01/04 - 02/28/05	Two Thousand One Hundred Twenty-seven and 50/100 Dollars/Month	($2,127.50)
03/01/05- 02/28/06	Two Thousand One Hundred Ninety-one and 33/100 Dollars/Month	($2,191.33)
03/01/06- 02/28/07	Two Thousand Two Hundred Fifty-seven and 06/100 Dollars/Month	($2,257.06)

The Lease (including without limitation, Section 1.6 of the Original Lease as amended) is hereby amended accordingly.

6. Base Year. Effective June 1, 2004 and for purposes of Expansion Area VI only, the base year shall be 2004.

7. Tenant’s Percentage Share of Operating Expenses. Effective June 1, 2004 and for purposes of Expansion Area VI only, Section 1.8 of the Original Lease is amended as follows:

Tenant’s Percentage Share of Operating Expenses for Expansion Area VI:	1.30%

Landlord and Tenant hereby stipulate and agree for all purposes under this Lease, the square footage of the Premises on June 1, 2004 shall be Seventy-five Thousand Eight Hundred Nineteen (75,819) rentable square feet. The Lease (including without limitation, Section 1.3 and 1.8 of the Original Lease as amended) are hereby amended accordingly.

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8. Parking. Landlord and Tenant hereby stipulate and agree that Section 22.3(23) of the Original Lease shall be modified to provide three (3) uncovered and unreserved stalls per 1,000 rentable square feet at no cost to Tenant and one (1) covered and reserved stalls per 1,000 rentable square feet at no cost to Tenant. The Lease is hereby amended accordingly.

9. Tenant Improvements. Prior to entering into this Sixteenth Addendum, Tenant has made a full and complete inspection of Expansion Area VI. Tenant agrees that Tenant is leasing Expansion Area VI, and Tenant accepts the same, “AS IS, WHERE IS”, including any and all defects, patent, latent or otherwise, with no representation or warranty by Landlord as to the fitness, suitability, habitability, or usability of Expansion Area VI, as to compliance of Expansion Area VI with any laws, regulations, or ordinances, or as to the presence or absence of any Hazardous Materials on, about or adjacent to Expansion Area VI. In addition, Expansion Area VI is leased subject to current taxes and assessments, reservations in patents and all rights-of-way, easements, covenants, conditions, restrictions, obligations, liens, encumbrances, and liabilities of record as of the date of this Sixteenth Addendum, and to all zoning and building code requirements and other governmental laws, rules, and regulations.

10. Binding Effect. The terms and conditions of this Sixteenth Addendum shall be binding upon and inure to the benefit of Tenant and Landlord and their respective successors, transferees and assigns.

11. Lease Terms Apply; Addendum Controls. Except specifically provided herein, the terms and conditions of the Lease shall remain in full force and effect. If any provision of the Lease is in conflict with any provisions of this Sixteenth Addendum, the terms of this Sixteenth Addendum shall control.

IN WITNESS WHEREOF, the parties have executed this Sixteenth Addendum to Lease for Woodlands Tower II as of the date first above written.

LANDLORD:			TENANT:

WOODLANDS III HOLDINGS, LLC, a Utah limited liability company			CHG COMPANIES, INC., a Delaware corporation

By:	Wasatch Property Management, Inc.,		By:
Its:	Manager		Its:	VP- Finance

By:
Dell Loy Hansen
	Its:	President

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EXHIBIT “A”

Month-to-Month Expansion

Expansion Area VI

Suite 170

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